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                                                                    EXHIBIT 10.1


                              Dated 22 October 2000
                              ---------------------
                                (CONFORMED COPY)








                     THE LAIRD GROUP PUBLIC LIMITED COMPANY

                                     - and -

                                  GENCORP INC.





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                                    AGREEMENT
                 FOR THE SALE AND PURCHASE OF ALL OF THE ISSUED
                   SHARES OF VARIOUS COMPANIES COMPRISING THE
                  DRAFTEX INTERNATIONAL CAR BODY SEALS DIVISION

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                              ASHURST MORRIS CRISP
                                 Broadwalk House
                                 5 Appold Street
                                 London EC2A 2HA

                               Tel: 020-7638 1111
                               Fax: 020-7972 7990

                                 RSG/L162.00018



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                                    CONTENTS

CLAUSE                                                                   PAGE

1.     INTERPRETATION......................................................1
2.     SALE AND PURCHASE AND ADJUSTMENTS...................................9
3.     CONDITIONS.........................................................11
4.     PERIOD TO COMPLETION...............................................12
5.     COMPLETION.........................................................17
6.     CAPITAL EMPLOYED AND COMPLETION ACCOUNTS...........................22
7.     RELEASE............................................................25
8.     WARRANTIES.........................................................25
9.     PROTECTION OF GOODWILL.............................................26
10.    CONFIDENTIAL INFORMATION...........................................28
11.    PENSIONS...........................................................29
12.    ANNOUNCEMENTS......................................................29
13.    COSTS..............................................................30
14.    EFFECT OF COMPLETION...............................................30
15.    FURTHER ASSURANCES.................................................30
16.    INDEMNITIES........................................................31
17.    ENTIRE AGREEMENT...................................................33
18.    VARIATIONS.........................................................34
19.    WAIVER.............................................................34
20.    INVALIDITY.........................................................34
21.    NOTICES............................................................34
22.    COUNTERPARTS.......................................................35
23.    GOVERNING LAW AND JURISDICTION.....................................35
24.    THIRD PARTY RIGHTS.................................................36
25.    ASSIGNMENT.........................................................36

SCHEDULE 1................................................................38
Target Group Companies....................................................38
SCHEDULE 2................................................................39
Particulars relating to Target Group Companies............................39
SCHEDULE 3................................................................54
The Warranties............................................................54
SCHEDULE 4................................................................79
Vendor Protection Clauses.................................................79
SCHEDULE 5................................................................85
Part 1
The Properties............................................................85
SCHEDULE 5................................................................87
Part 2
The Excluded Properties...................................................87
SCHEDULE 6................................................................88
SCHEDULE 7................................................................89
Pro forma Completion Accounts.............................................89
SCHEDULE 8................................................................92
Accounting Policies and Procedures for The Completion Accounts............92
APPENDIX A................................................................97
Draftex...................................................................97
SCHEDULE 9................................................................99
Allocation of Consideration...............................................99
SCHEDULE 10..............................................................100
SCHEDULE 11..............................................................101

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Senior Executives........................................................101







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THIS AGREEMENT is made on 22 October 2000

BETWEEN:-

(1) GENCORP INC. whose principal place of business is at PO Box 537012, Sacramento, CA 95853-7012 U.S.A. (the "BUYER"); and

(2) THE LAIRD GROUP PUBLIC LIMITED COMPANY (No. 55513) whose registered office is at 3 St James's Square London SW1Y 4JU (the "SELLER").

THE PARTIES AGREE AS FOLLOWS:-

1.        INTERPRETATION

1.1 In this agreement the following words and expressions and abbreviations have the following meanings, unless the context otherwise requires:-

          "ACCOUNTS" means the statutory consolidation schedules in the agreed terms of the Target Group including the balance sheet of each member of the Target Group and the profit and loss account, as at and for the financial period ended on the Accounts Date and including the adjustments set out in the Vendor Due Diligence Assistance Reports and described in the Disclosure Letter;

          "ACCOUNTS DATE" means 31 December 1999;

          "ACCOUNTING POLICIES" means the bases, practices, policies and procedures set out or referred to in schedule 8 (in each case applied on bases consistent with the application of the bases, practices, policies and procedures in the Accounts);

          "ACQUISITION SHARES" means the entire issued share capital of Draftex Inc., Draftex Beteiligungsgeschellschaft mbH, Draftex International (Pribor) SRO, Draftex International Iberica SA, Slic Corvol SA, Slic Gruchet SA and Snappon SA;

          "AGREED CAPITAL EMPLOYED" means (Euro) 232,112,000, being the Capital Employed (but as at the Accounts Date) and being the sum of the relevant items set out in schedule 7;

          "AGREED RATE" means 2 per cent. above the base rate from time to time of National Westminster Bank plc;

          "ATOS SOFTWARE" bears the same meaning as in the IT Transitional Services Procurement Agreement;

          "BEIJING DRAFTEX SHARES" means the 60 per cent. equity interest held indirectly by the Seller or directly by a member of the Seller's Group in the PRC Company;

          "BUSINESS DAY" means a day (excluding Saturdays) on which banks generally are open in London, New York and San Francisco for the transaction of normal banking business;

          "BUSINESS IP" bears the same meaning as in the Intellectual Property Deed;

          "BUYER'S GROUP" means the Buyer, its holding companies and subsidiary companies and subsidiary companies from time to time of such holding companies, all of them and each of them as the context admits;

          "BUYER'S SOLICITORS" means Simmons & Simmons of 21 Wilson Street, London EC2M 2TX;

          "CAPITAL EMPLOYED" means all assets and liabilities of all of the Target Group Companies, excluding all Cash, Intra-Group Debt, Third Party Debt, Corporate Tax Assets and shareholders' equity calculated using the equivalent corresponding line items used to calculate the Agreed Capital Employed as at the close of business on the date of Completion;

          "CASH" means the aggregate cash and cash equivalents, as determined in accordance with the Accounting Policies, of the Target Group as at the close of business on the Completion Date;

          "COMPLETION" means the completion of the sale and purchase of the Acquisition Shares in accordance with clause 4.13;

          "COMPLETION DATE" means the date on which Completion occurs;

          "COMPLETION ACCOUNTS" means the aggregated pro forma balance sheet of the Target Group as at the Completion Date to be prepared in the format set out in schedule 7 in accordance with clause 6 and schedule 8;

          "CONDITIONS" means the conditions set out in clause 3.1;

          "CONFIDENTIAL INFORMATION" means all information relating to any Target Group Company's business, financial or other affairs (including Know-How, future plans and targets of any Target Group Company) which is not in the public domain;

          "CONSIDERATION" has the meaning ascribed to it in clause 2.4;

          "CORPORATE TAX ASSETS" means the taxation amounts in relation to the tax losses totalling (Euro) 12.071m as at the Accounts Date (comprising (Euro) 1.419m in respect of Slic Gruchet SA, (Euro) 9.277m in respect of Draftex Inc., (Euro) 0.11m in respect of Slic Corvol SA and (Euro) 1.265m in respect of Snappon SA (and totalling
          (Euro) 7.345m as at 30 June 2000));

          "CZECH COMPANY" means Draftex International (Pribor) SRO (proposed to be changed to Draftex International s.r.o.) a limited liability company with its registered office at Praha 1, Karoliny Svetle 25, Czech Republic, having the Identification Number, 26162148;

          "DATA ROOM INFORMATION" means the materials and information made available for inspection by the Buyer and its advisers at the offices of the Seller's Solicitors details of which are given in the Disclosure Letter;

          "DEFERRED AMOUNT" means an amount in Euro equal to the aggregate of the Set Off Amount(s), not exceeding (Euro) 20m, to be apportioned amongst the Vendors in accordance with schedule 9;

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          "DISCLOSURE LETTER" means a letter of today's date in the agreed terms together with the attachments thereto addressed by the Seller (on behalf of the Vendors) to the Buyer;

          "ENCUMBRANCE" means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, trust, right of set off or other third party right or interest (legal or equitable) including any right of pre-emption, assignment by way of security, reservation of title or any other security interest of any kind however created or arising or any other agreement or arrangement (including a sale and repurchase arrangement) having similar effect;

          "ENVIRONMENT" means all, or any, of the following media namely the air (including without limitation the air within buildings and the air within other natural man-made structures above or below ground), surface water, ground water and land (wherever occurring) and any living organisms or systems supported by those media;

          "ENVIRONMENTAL LAWS" means all applicable national or local laws or regulations arising through statutes, subordinate legislation and common law or equivalent in the appropriate jurisdiction and any relevant codes of practice or other similar guidance or advice to which a competent authority for Environmental Matters is required by law to have regard in so far as they relate to or apply to Environmental Matters and are in force at the Completion Date;

          "ENVIRONMENTAL ISSUES" means in relation to the activities of the Target Group and/or the Properties each and every of the environmental issues (whether known or unknown at or before Completion) set out below and all damages, losses, liabilities, costs and expenses (including without limitation fines, penalties, settlements, judgments, awards, statutory or other legally enforceable contributions), loss of profits and consequential losses associated therewith:

          (a) all matters governed by and liability (present, future or contingent) under Environmental Laws including without limitation any environmental prosecutions, regulatory proceedings and third party claims for personal injury or property damage arising in connection with Environmental Matters;

          (b) all actions required pursuant to and associated with Environmental Permits (whether current or future) or in order to obtain, renew, modify, withdraw, amend or comply with any Environmental Permit which may be required at or after Completion in relation to the current or future operations of any member of the Target Group;

          (c) all issues associated with the operations and/or the state and condition of plant, equipment and buildings which lead or are likely to lead to contamination or pollution of the Environment (including for the avoidance of doubt noise pollution) as may be required at any of the Properties or in relation to any of the activities of any member of the Target Group (whether under Environmental Laws or health and safety laws, as part of implementing ISO 14001 certification or as part of general corporate practice relating to improvement of environmental performance);

          (d) all issues associated with the historic building at the Property at Corvol including without limitation any requirement to rebuild or repair the building and any disturbance or other interference with the operations at the Property at Corvol;

          (e) all issues associated with on or off-site soil, water and groundwater contamination and the presence, escape, dispersal, release, storage or migration or emission of Hazardous Materials and Waste (including without limitation any remediation, abatement, treatment, investigation and monitoring associated with such issues and related professional and consultancy fees and any requirement under any planning or zoning consent or law concerning such matters); and

          (f) all issues referred to and matters and information in the Dames & Moore reports prepared for the Buyer and the Enviros Aspinwall reports (Ref AS0080001A) and the Disclosure Letter to the extent that they relate to Environmental Matters, and compliance with Environmental Laws and Environmental Permits, and for the purposes of this definition, all references to Environmental Laws shall include those in force at, prior to or brought into force after Completion and none of the above issues other than those referred to in (c) above shall include workers in the workplace and for the avoidance of doubt, Environmental Issues shall not include claims by workers in relation to exposure to Hazardous Materials, Waste or noise or radiation prior to Completion.

          "ENVIRONMENTAL MATTERS" means:-

          (a) the disposal, release, spillage, deposit, escape, discharge, leak or emission of Hazardous Materials or Waste;

          (b) the exposure of any person to harm or danger including by Hazardous Materials or Waste;

          (c) the creation of any noise, vibration, radiation, chemical exposure, common law or statutory nuisance or other adverse impact on the Environment save for impact on workers in the workplace; and

          (d) any other matters relating to the condition, protection, maintenance, restoration or replacement of the Environment or any part of it arising directly or indirectly out of the manufacturing, processing, treatment, keeping, handling, use (including as a building material), possession, supply, receipt, sale, purchase, import, export, transportation or presence of Hazardous Materials or Waste;

          "ENVIRONMENTAL PERMIT" means any licenses, approval, authorisation, permission, consent, waiver order or exemption issued or granted under Environmental Laws;

          "ESTIMATED CASH"  has the meaning ascribed to it in clause 2.5;

          "ESTIMATED CONSIDERATION" has the meaning ascribed to it in clause
          2.5;

          "ESTIMATED INTRA-GROUP DEBT" has the meaning ascribed to it in clause
          2.5 (and which for the avoidance of doubt shall be reduced by the Set Off Amount(s) (if any));

          "ESTIMATED THIRD PARTY DEBT" has the meaning ascribed to it in clause 2.5;

          "EXCLUDED PROPERTY" means the properties set out in part 2 of schedule 5 or any part or part thereof and "EXCLUDED PROPERTY" shall mean any one of them;

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          "FORMER PROPERTIES" means in relation to any member of the Target
          Group any properties formerly owned, used or occupied for the purpose of its business activities prior to Completion and not owned, used or occupied at Completion;

          "FRENCH TARGET GROUP" means Slic Corvol SA, Slic Gruchet SA and Snappon SA and "FRENCH TARGET GROUP COMPANY" means any one of them;

          "HAZARDOUS MATERIALS" means pollutants, contaminants and dangerous, toxic or radioactive substances and any substance designated or classified as such under any Environmental Laws, whether in fluid, liquid, solid, gaseous or other form;

          "INDEMNITIES" means all and any indemnities given by the Seller or any member of the Seller's Group to the Buyer or any member of the Buyer's Group under this agreement;

          "INFORMATION MEMORANDUM" means the information memorandum on the Target Group prepared by Lazard Brothers & Co., Limited dated June 2000;

          "INTELLECTUAL PROPERTY ASSIGNMENTS" means the documents in agreed terms governing the assignment of certain patents, registered designs and trademarks;

          "INTELLECTUAL PROPERTY" means patents, trade marks, design rights, trade names, copyrights data base rights (whether registered or not and any applications to register or rights to apply for registration of any of the foregoing), rights in inventions, Know-How, trade secrets and other confidential information, and all other intellectual property rights of a similar or corresponding character in any part of the world;

          "INTELLECTUAL PROPERTY DEED" means the document in the agreed terms governing the sale of the Business IP and the licensing of Intellectual Property;

          "INTRA-GROUP DEBT" means, as at the close of business on the Completion Date, the aggregate of all debts owed by the Target Group Companies, on the one hand, to any members of the Seller's Group, on the other, less the aggregate of all debts owed by members of the Seller's Group, on the one hand, to the Target Group Companies, on the other, but in all cases excluding any such debts arising in the ordinary course of trading;

          "IT TRANSITIONAL SERVICES PROCUREMENT AGREEMENT" means the agreement in the agreed terms between Draftex SA and the Buyer pursuant to which Draftex SA agrees to provide or procure the provision of various facilities services to certain members of the Target Group;

          "KNOW-HOW" means confidential or proprietary industrial, technical or commercial information and techniques in any form (including paper, electronically stored data, magnetic media, files and microfilm) including, without limitation, drawings, data relating to inventions, formulae, test results, reports, research reports, project reports and testing procedures, shop practices, instruction and training manuals, market forecasts, specifications, quotations, lists and particulars of customers and suppliers, marketing methods and procedures, show-how and advertising copy;

          "LONDON STOCK EXCHANGE" means the London Stock Exchange PLC;

          "MANAGEMENT ACCOUNTS" means the aggregated management schedules of the Target Group for the period from 1 January 2000 to 30 September 2000 in the agreed terms;

          "OWNERSHIP INTEREST TRANSFER AGREEMENT" means the agreement of transfer of 100 per cent. of the ownership interests in the Czech Company;

          "PENSION SCHEMES" means the Draftex Inc. Retirement Savings Plan and any pension promises made by Target Group Companies in Germany;

          "PERMIT" means a permit, licence, consent, approval, certificate, qualification, specification, registration and other authorisation and a filing of a notification report or assessment necessary in any jurisdiction for the proper and efficient operation of the Target Group business, its ownership, possession, occupation or use of an asset or the execution and performance of this agreement;

          "PRC COMPANY" means Beijing Wanyuan - Draftex Sealing Products Company Limited, a Target Group Company details of which are included in schedule 1 and schedule 2;

          "PROPERTIES" means the properties described in part 1 schedule 5 or any part or parts thereof (excluding the Excluded Properties) and "PROPERTY" shall mean any one of them;

          "PURCHASE PRICE" shall be (Euro) 243,000,000;

          "RELATED PERSON" means in relation to any party its holding companies and the subsidiary companies from time to time of such holding companies, all of them and each of them as the context admits;

          "RELEVANT MEMBER" has the meaning ascribed to in clause 2.1;

          "SELLER'S GROUP" means the Seller, its holding companies and its subsidiary companies excluding the Target Group;

          "SELLER'S SOLICITORS" means Ashurst Morris Crisp of Broadwalk House, 5 Appold Street, London EC2A 2HA;

          "SENIOR EXECUTIVE" means any one of the persons listed in schedule 11 and the employees of the Target Group Companies whose employment may be terminated on three months' notice or more;

          "SET OFF AGREEMENT(S)" means the Set Off Agreement(s) in the agreed terms reflecting the Set Off Amount(s);

          "SET OFF AMOUNT(S)" means the lesser of the outstanding receivables due from Draftex SA ("GROUP TRADE DEBTORS") to the French Target Group Companies or the outstanding balance of receivable intra-group debt due to Draftex SA ("DRAFTEX SA INTRA-GROUP DEBT") by the French Target Group Companies not later than 5 Business Days prior to Completion;

          "SUPPLY AGREEMENTS" means the agreements in the agreed terms relating to the supply of car sealing components between Soratech SA and Slic Gruchet SA; Soratech and Snappon

          SA; Vickers and Slic Gruchet SA, and the letter agreement between Kaucuk Ve Plastik Sanaya Ve Ticaret SA (Draftex International - Europlast, Turkey) and Slic Gruchet SA.

          "TARGET GROUP" means the companies comprising the Draftex International Car Body Seals Division which are listed in schedule 1 (particulars of which are set out in schedule 2) and "TARGET GROUP COMPANY" shall mean any one of them;

          "TAX" OR "TAX" all forms of taxation, duties, levies, imposts and other similar impositions of any jurisdiction, whether central, regional or local including (without limitation) taxes on profits, revenues, turnover, sales, purchases, consumption, gains and income, customs, import and export duties, stamp duty and other transaction or documentary taxes, social security, state pensions contributions, taxes arising through ownership or occupation of land or premises, taxes levied by reference to ownership, wealth or the use of any property or assets, payroll and employment taxes, taxes arising on the sale, lease, hire, gift or other disposal of any real or personal assets or property, on the change of the control of any company and on the death of any person, and any payment made to any person as the result of the operation of any enactment or other law relating to any taxes and all penalties, fines charges and interest relating to any of the foregoing or resulting from failure to comply with the provisions of any legislation, enactment or other law relating to any of the foregoing but does not include rates or water rates or the equivalent in any jurisdiction outside the UK;

          "TAXATION AUTHORITY" means any taxing or other authority (whether within or outside the United Kingdom) competent or authorised to impose any tax;

          "TAX DEED" means a deed of indemnity in the agreed terms;

          "THIRD PARTY DEBT" means, as at the close of business on the Completion Date, the aggregate bank borrowings of each Target Group Company plus all other indebtedness of the Target Group including, without limitation, any outstanding borrowing or indebtedness in the nature of borrowing (from any bank, credit institution or otherwise), any indebtedness for moneys borrowed or raised under any acceptance credit, bond, note, bill of exchange or commercial paper, trade bills (other than those on terms normally obtained), forward sale or purchase agreement or conditional sale agreement or other transaction having the commercial effect of a borrowing, any finance leases (including the finance lease of Slic Gruchet SA described in the Disclosure Letter) and hire purchase agreements but excluding for the avoidance of doubt any operating leases and operating hire purchase agreements;

          "THIRD PARTY SOFTWARE" bears the same meaning as in the IT Transitional Services Procurement Agreement;

          "TRANSACTION DOCUMENTS" means the documents so defined in clause
          17(a);

          "UK LISTING AUTHORITY" means the Financial Services Authority in its capacity as the competent authority for the purposes of Part IV of the Financial Services Act 1986;

          "VAT" means value added tax or other equivalent tax paid under EEC Directive 77/388 or any equivalent goods and services or sales tax in any jurisdiction;

          "VAT LEGISLATION" means all enactments relating to VAT in any jurisdiction and all regulations, orders, notices, provisions and conditions made under those enactments;

          "VENDOR" means the entity (if any) identified as the Vendor of the relevant Acquisition Shares as set out in schedule 1 and "VENDORS" means all of them;

          "WARRANTIES" means the warranties set out in schedule 3; and

          "WASTE" means any waste including anything which is abandoned, unwanted or surplus irrespective of whether it is capable of being recovered or has any value.

1.2       In this agreement unless otherwise specified, reference to:-

          (a) a "HOLDING COMPANY" means a company which in relation to another company (its "SUBSIDIARY COMPANY"):

               (i)   holds a majority of the voting rights in it; or

               (ii) is a member of it and has the right to appoint or remove a majority of its board of directors; or

               (iii) is a member of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it or is a subsidiary of a company which is itself a subsidiary of that other company;

          (b) a document in the "AGREED TERMS" is a reference to that document in the form approved and for the purposes of identification signed by or on behalf of each party;

          (c) "INCLUDES" and "INCLUDING" shall mean including without limitation;

          (d) a party means a party to this agreement and includes its assignees (if any) and/or the successors in title to substantially the whole of its undertaking and, in the case of an individual, to his or her estate and personal representatives;

          (e) a person includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

          (f) a statute or statutory instrument or accounting standard or any of their provisions is to be construed as a reference to that statute or statutory instrument or accounting standard or such provision as the same may have been amended or re-enacted before the date of this agreement;

          (g) "CLAUSES", "PARAGRAPHS" or "SCHEDULES" are to clauses and paragraphs of and schedules to this agreement;

          (h) "WRITING" includes any methods of representing words in a legible form (other than writing on an electronic or visual display screen) or other writing in non-transitory form;

          (i) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

          (j) any statute, statutory instrument, regulation, by-law or other requirement of English law and to any English legal or other term for any titles, action, remedy, method of judicial proceeding, legal document, consent, permission, permit, rent review, legal status, procedure, court, official or any legal concept or doctrine or other expression shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English term;

          (k)  the time of day is reference to time in London, England.

1.3 The schedules form part of the operative provisions of this agreement and references to this agreement shall, unless the context otherwise requires, include references to the schedules.

1.4 The index to and the headings and the descriptive notes in brackets relating to provisions of taxation statutes in this agreement are for information only and are to be ignored in construing the same.

2.        SALE AND PURCHASE AND ADJUSTMENTS

2.1 Upon the terms and subject to the conditions of this agreement, the Seller shall sell (or procure that the relevant Vendor shall sell) with full title guarantee and the Buyer (or any member or members of the Buyer's Group nominated by the Buyer (the "RELEVANT MEMBER")) shall purchase the Acquisition Shares (and the entire issued share capital of each of Draftex International European Technical Centre GmbH and Draftex Verwaltungsgesellschaft mbH) with effect from Completion free from any Encumbrance together with all benefits and rights now or hereafter attaching thereto save in respect of any dividends declared after the Accounts Date in respect of the those shares.

2.2 Neither the Seller nor the Buyer shall be obliged to complete the sale and purchase of the Acquisition Shares unless the sale and purchase of all the Acquisition Shares, (and the entire issued share capital of each of Draftex International European Technical Centre GmbH and Draftex Verwaltungsgesellschaft) is completed before the close of business on the Completion Date.

2.3 The Seller waives or agrees to procure the waiver of any rights or restrictions conferred upon it or any other person which may exist in relation to the Acquisition Shares under the articles of association or other constitutional documents of the Target Group Companies or otherwise.

2.4 The consideration for the sale of the Acquisition Shares by the Seller (on behalf of the Vendors) shall be the Purchase Price (as adjusted pursuant to the provisions of clauses 2 and 6) less an amount equal to the sum of Intra-Group Debt and Third Party Debt but plus an amount equal to the Cash (as determined following the operation of the provisions of clause 6 below), and which shall be subject to adjustment in accordance with the provisions of this clause 2 and apportioned between the Acquisition Shares in accordance with schedule 9, (the "CONSIDERATION").

2.5 Not later than 5 Business Days prior to the date anticipated for Completion, the Seller shall notify the Buyer in writing of its estimate (acting reasonably, together with such evidence as it may have in support of its calculation) of:-

          (a)  the Intra-Group Debt (the "ESTIMATED INTRA-GROUP DEBT");

          (b)  the Third Party Debt (the "ESTIMATED THIRD PARTY DEBT");

          (c)  the Cash (the "ESTIMATED CASH")

          and the Purchase Price less an amount equal to the sum of Estimated Intra-Group Debt and Estimated Third Party Debt but plus an amount equal to the Estimated Cash shall be the "ESTIMATED CONSIDERATION" for the purposes of this agreement.

2.6       In the event that the Consideration:-

          (a) is less than the Estimated Consideration then the Seller (on behalf of the Vendors) shall pay to the Buyer an amount equal to such shortfall;

          (b) exceeds the Estimated Consideration then the Buyer shall pay to the Seller (on behalf of the Vendors) an amount equal to such excess.

2.7 All and any adjustments to the Consideration for the Acquisition Shares which relate to any differences between the Estimated Intra-Group Debt and the Intra Group Debt shall be made as follows:

          (a) in the event that the Intra-Group Debt is less than the Estimated Intra-Group Debt, the Seller shall, as agent for the members of the Seller's Group pay or, as the case may be repay (or procure that the relevant member of the Seller's Group shall pay or, as the case may be, repay) an amount equal to the amount of such difference to the Buyer (on behalf of the Target Group Company); or

          (b) in the event that the Intra-Group Debt is greater than the Estimated Intra-Group Debt, the Buyer shall (on behalf of the relevant Target Group Company) pay or, as the case may be, repay an amount equal to the amount of such difference to the Seller (on behalf of the relevant member of the Seller's Group).

2.8 In the event that the Capital Employed (as determined pursuant to the provisions of clause 6):-

          (a) is less than the Agreed Capital Employed then the Seller (on behalf of the relevant Vendor(s)) shall pay to the Buyer an amount equal to such shortfall and the Purchase Price shall be thereby reduced by such amount;

          (b) exceeds the Agreed Capital Employed then the Buyer shall pay to the Seller (on behalf of the relevant Vendor(s)) an amount equal to such excess and the Purchase Price shall be thereby increased by such amount.

2.9 Following determination of the Capital Employed pursuant to the provisions of clause 6, the Buyer shall provide for the transfer by CHAPS of an amount in Euro equal to the Deferred Amount to the Seller (on behalf of the relevant Vendors) to the bank account of the Seller as detailed in clause 5.5(b).

2.10 Any and all sums payable pursuant to clauses 2.6, 2.7, 2.8 and 2.9 shall be paid (together with interest thereon calculated at the Agreed Rate and on a daily basis in respect of the period from Completion to the date of actual payment) by electronic transfer for receipt in Euro, free of all costs, deductions and charges, to such account as the Buyer or, as appropriate the Seller (on behalf of the relevant Vendor(s)) shall nominate for this purpose within 5 Business Days of the determination of the Intra-Group Debt, Third Party Debt , Cash and/or Capital Employed in each case in accordance with clause 6, the payment of such sums (before interest) to be treated as :-

          (a) reducing the Consideration for the Acquisition Shares in the case of payments by the Seller (on behalf of the relevant Vendor(s)) to the Buyer pursuant to clauses 2.6(a) and/or 2.8(a) only; and

          (b) increasing the Consideration for the Acquisition Shares in the case of payments by the Buyer to the Seller (on behalf of the relevant Vendor(s)) pursuant to clauses 2.6(b) and/or 2.8(b) only.

3.        CONDITIONS

3.1 Completion is conditional upon the fulfilment of each of the Conditions as follows:-

          (a) the Seller obtaining all necessary shareholder approvals for the sale of the Target Group;

          (b) all filings having been made and all or any applicable waiting and other time periods (including extensions thereto) under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) and the regulations thereunder having expired, lapsed or been terminated as appropriate in respect of the purchase of the Acquisition Shares by the Buyer;

          (c) the Buyer having received written confirmation from the German Cartel Office that the purchase of the Acquisition Shares does not constitute a concentration requiring to be notified to such office or that, requiring to be so notified, the German Cartel Office has decided not to oppose it.

3.2 The Buyer may by notice in writing to the Seller waive any of the Conditions contained in paragraphs (b) and (c) of clause 3.1 in whole or in part.

3.3 The Seller undertakes to, and will procure that each Vendor will (if applicable), use all reasonable endeavours to procure the fulfilment of the Conditions set out in paragraphs (a) and (b) of clause 3.1 and the Buyer undertakes to use all reasonable endeavours to procure the fulfilment of the Conditions set out in paragraphs (b) and (c) of clause 3.1;

3.4 If all of the Conditions (save for those compliance with which has been waived in accordance with the terms of this agreement) have not been fulfilled on or before the date three months from the date of this agreement, this agreement will terminate with effect from that date (the "LONG STOP DATE").

3.5 The Seller shall keep the Buyer advised of the progress towards the satisfaction of its obligations under clause 3.3 and disclose matters of which it becomes aware which will or may prevent any of the Conditions from being satisfied (and vice versa).

3.6 If this agreement terminates in accordance with clause 3.4 then the obligations of the parties shall automatically terminate save that the rights and liabilities of the parties which have accrued prior to termination shall continue to subsist including those under clauses 16, 17 and 21 to 27 (inclusive).

4.       PERIOD TO COMPLETION

4.1 The Seller shall, in addition to and without limiting its obligation under clause 4.2, procure that from the date of this agreement until
          Completion:

          (a) the business of the Target Group Companies is carried on in the usual and normal course;

          (b) the Target Group Companies take all reasonable steps to preserve the goodwill of their respective businesses and continue to deal with the same in the ordinary course of business and shall do nothing which will or would be likely to injure such goodwill; and

          (c) none of the Target Group Companies shall enter into any contract or commitment or do anything which, in any such case, is either out of the ordinary and usual course of its business or of a material nature in the context of the Target Group taken as a whole without the prior consent in writing of the Buyer. In particular, but without limiting the foregoing, the Seller shall procure that from the date of this agreement until Completion, save with the prior consent in writing of the Buyer (such consent not to be unreasonably withheld), none of the Target Group Companies shall:

              (i) make any alteration to its memorandum or articles of association or any other document or agreement establishing, evidencing or relating to its constitution; or

              (ii) alter the nature or scope of its business or operations in any material respect; or

              (iii) manage its business otherwise than in accordance with its business and trading policies and practice currently carried on, except as may be necessary to comply with any legislative changes; or

              (iv) enter into any agreement or arrangement or permit any action whereby another company becomes its subsidiary or subsidiary undertaking; or

              (v) enter into any transaction other than on arms' length terms and for full and proper consideration; or

              (vi) acquire (whether by one transaction or by a series of transactions) the whole or a substantial or material part of the business, undertaking or assets of any other person; or

              (vii) dispose of (whether by one transaction or by a series of transaction and whether or not in the ordinary course of business) the whole or any substantial or material part of its business, undertaking or (except in the ordinary course of business) any other of its assets (save as disclosed in the Disclosure Letter); or

              (viii) incur or agree to incur any capital expenditure in excess of (Euro) 100,000 (other than capital expenditure committed and/or forecast as set out in the Disclosure Letter); or

              (ix) other than in the ordinary course of business and/or pursuant to existing funding arrangements take any loans, borrowings or other form of funding or financial facility or assistance, or enter into any foreign exchange contracts, interest rate swaps, collars, guarantees or agreements or other interest rate instruments or any contracts or arrangements relating to derivatives or differences, or in respect of which the financial outcome is to any extent dependent upon future movements in an index or rate of currency exchange or interest, or in the price of any securities or commodities ; or

              (x) grant any loans or other financial facilities or assistance to or any guarantees or indemnities for the benefit of any person or create or allow to subsist any mortgage, charge or other Encumbrance over the whole or any part of its undertaking, property or assets (other than any disclosed in the Disclosure Letter or pursuant to an extension of the time period allowed for payment by creditors in respect of sums due in the normal course of business); or

              (xi) enter into any joint venture, partnership or agreement or arrangement for the sharing of profits or assets outside the ordinary course of business currently carried on; or

              (xii) enter into any new death, retirement, profit sharing, bonus, share option, share incentive or other scheme for the benefit of any of its officers or employees or make any variation (including, but without limitation, any increase in the rates of contribution) to any such existing scheme or effect any key man insurance (but allowing new members to be added to any existing schemes); or

              (xiii) commence, compromise or discontinue any legal or
                     arbitration proceedings having a value of more than
                     (Euro) 150,000 (other than routine debt collection and/or as set out in the Disclosure Letter); or

              (xiv) prematurely repay or prepay any loan, borrowings or other financial facilities or assistance made available to it having a value of more than (Euro) 200,000 (other than as set out in the Disclosure Letter); or

              (xv) terminate the employment or office of any of its directors, officers, consultants or Senior Executives or appoint any new director, officer or senior employee or consultant or materially alter the terms of employment or engagement of any director, senior employee or consultant with a salary of (Euro) 150,000 or more (other than as set out in the Disclosure Letter); or

              (xvi) declare, make or pay any dividend or distribution (whether of capital or of profits) other than as set out in the Disclosure Letter; or

              (xvii) make or permit any material amendment, variation, deletion, addition, renewal or extension to or of, or terminate or give any notice or intimation of termination of, any material contract or arrangement or breach or fail to comply with the terms of any contract or arrangement which is material in the context of the Target Group taken as a whole; or

              (xviii) (other than in the course of conducting the business as currently operated) pay any remuneration, fee or other sum to any Vendor, any person connected with or controlled by any of the Vendors (other than remuneration properly accrued due or reimbursement of business expenses properly incurred, in each case as disclosed in the Disclosure Letter or of a value of (Euro) 150,000 or less, or as disclosed in the Disclosure Letter); or

              (xix) enter into any agreement relating to or create any encumbrance or third party rights over any of the Properties or any rights appurtenant to any of them; or

              (xx)    grant any right, title or interest in or to the Business
                      IP; or

              (xxi) maintain and pay all renewal fees in respect of any registered business IP; or

              (xxii) enter into any agreement or obligation to do anything prohibited by clauses 4.1(c)(i) to 4.1(c)(xxi) inclusive.

4.2 From the date of this agreement the Buyer may nominate senior executives (identified by name and agreed by the Seller, such agreement not to be unreasonably withheld or delayed) to be permitted access, upon reasonable notice, to Senior Executives who will consider reasonable requests for access by the approved nominated senior executives to the personnel, premises, books and records of the Target Group (including, without prejudice to the generality of the foregoing, to Business IP and information technology information, books and records) and the Seller shall supply or procure the supply of information reasonably required by the Buyer relating to the Target Group provided that the Purchaser shall give reasonable notice of any such required access and information and shall provide such confidentiality undertakings as the Seller shall reasonably require.

4.3       For the avoidance of doubt none of the parties shall subject to clause
          4.4 have any right to rescind or terminate this agreement or any other Transaction Document for breach of contract (save in respect of any right to rescind in respect of fraudulent statements or fraudulent concealment made by, or carried out by, any of the parties or their Related Persons).

4.4 If the Seller is in material breach of any of the Warranties (or would be if they were to be repeated at Completion) or of any obligation in clause 4.1 and such a breach would have a material adverse effect on the value of the business of the Target Group taken as a whole, which in any such case is incapable of remedy or, if capable of remedy, is not remedied by the Seller by the Completion Date or (if earlier) within seven days after notice thereof from the Buyer requiring the same to be remedied then in any such case only the sole remedy of the Buyer shall be to elect by notice in writing to the Seller not to complete the purchase of the Acquisition Shares and this agreement shall automatically terminate save that the rights and liabilities of the parties under clauses 12, 13 and 17 to 23 (inclusive) only shall continue to subsist.

4.5 The Seller and the Buyer hereby undertake to use their respective best endeavours to comply with all applicable employee representative body consultation processes as are required by French law in relation to those Target Group Companies which are incorporated in France (the "FRENCH COMPANIES") and the Seller and the Buyer shall work together with a view to ensuring that all requisite information is provided to, and that all necessary meetings are held with, the Works Council of each of the French Companies (the "WORKS COUNCILS") to enable each of the Works Councils to express their opinions (the "WORKS COUNCILS OPINIONS") on this transaction insofar as it affects the French Companies as required by French law as soon as practicable after the date hereof.

4.6 The Seller shall procure that each of the Vendors as soon as reasonably practicable discloses in writing to the Buyer any matter or thing which becomes known to the each of the Vendors up to the date hereof and before Completion which is inconsistent with any of the Warranties in any material respect or which would make any of them inaccurate or misleading in any material respect if they were given at any and all times from the date hereof down to Completion.

4.7 The Buyer undertakes to co-operate with the reasonable requests of the Seller or any member of the Seller's Group in connection with the relevant employee consultation process required as a result of this agreement, including the provision of information to any relevant work council or employee representative body.

4.8

          (a) To the extent that the Excluded Properties are sold by the relevant Target Group Company between the date hereof and the Completion Date the net proceeds of any such sale (after allowing for deduction of all applicable taxes and costs incurred in connection with the sale(s)) will be paid to the Seller's Group to the bank account set out in clause 5.5(b) (on behalf of the relevant Vendor) and the Buyer hereby confirms it has no right to any such sale proceeds and that the Seller or any member of the Seller's Group may take such reasonable action as it wishes in respect of the sale of the Excluded Properties between the date hereof and Completion, so long as such action does not (other than by imposing an obligation to transfer the relevant Excluded Property) result in the relevant Target Group Company having any liability or obligations beyond this which exist as at the date hereof.

          (b) If the Excluded Properties have not been sold by the Completion Date then the Buyer hereby agrees to procure the appointment of the Seller (or any member of the Seller's Group chosen by the Seller) as the agent of the relevant Target Group Company to procure the sale of the Excluded Properties on such terms as the Seller (or any member of the Seller's Group) shall obtain, and on the basis that the net proceeds of any such sale(s) (after allowing for deduction of all applicable taxes and costs incurred in connection with the sale(s)) shall be paid to the Seller (on behalf of the relevant Vendor(s)) as an adjustment to the Consideration. The Buyer hereby agrees to procure that the Seller (or any member of the Seller's Group) is given reasonable access to the Excluded Properties and to the management of the Target Group Company in order to facilitate the sale(s) and to procure that the Target Group Company (and its members and/or directors and officers) will sign such documentation and take such action as is reasonably required by the Seller (or any member of the Seller's Group) in order to sell the Excluded Properties.

          (c) Subject to paragraphs 2(c), 2.2, 2.3 and 2.4 of schedule 4 the Seller hereby agrees to indemnify and hold harmless the Buyer and each relevant Target Group Company (and any member of the Buyer's Group) against any and all costs (including without limitation, legal costs, and registration or administration costs or fees) liabilities, losses, expenses, taxes, outgoings and claims of any nature incurred by it or its duly authorised agent which for the avoidance of doubt shall include any of the foregoing resulting from Environmental Matters arising out of the Excluded Properties and/or the Former Properties or relating to them or the sale or disposal save both in respect of any such costs, liabilities, losses and expenses which arise as a result of a negligent act or omission by the Buyer in its operation and/or occupation of the Excluded Properties following Completion or in respect of the costs incurred by the Buyer's Group in operating the Excluded Properties during the ordinary course of business following Completion, (it being agreed nonetheless for the avoidance of doubt, that neither the Buyer nor any relevant Target Group Company shall have any obligation to continue to occupy, operate from, manage or to do any other things in relation to any Excluded Property).

4.9 The Buyer acknowledges that the Purchase Price fully takes into account a price reduction in relation to any and all Environmental Issues and accordingly waives on behalf of itself and the Buyer's Group and any member of the Target Group any and all rights against the Seller and any member of the Seller's Group under this agreement (including for the avoidance of doubt under any of the Warranties) or otherwise in respect of Environmental Issues save that for the avoidance of doubt nothing shall hereby preclude the Buyer from claiming under clause 4.8(c).

4.10 The Seller agrees to use its best endeavours to procure that on or before the date five Business Days prior to Completion to the maximum extent possible members of the Seller's Group enter into the Set Off Agreements.

4.11 The Buyer hereby undertakes and warrants that each member of the French Target Group shall remain solvent for a period of at least eighteen (18) months following the Completion Date and the Buyer agrees to indemnify and keep indemnified the Seller and any member of the Seller's Group against any repayment of the Set Off Amount(s) (together with all and any costs incurred in connection with any repayment) which the Seller or any member of the Seller's Group may be required to make by operation of law upon the insolvency or liquidation of the relevant member of the French Target Group within eighteen months of the Completion Date.

4.12 Following Completion, in the event that the Buyer requests the Seller to claim under any relevant insurance policy of the Seller's Group which provided cover in respect of the matter forming the subject matter of such claim for the period up to Completion, then the Seller shall use all reasonable endeavours to pursue such claim in full against the relevant policy and upon receipt of any payment from its insurers to forthwith pay the amount of such payment (less all reasonable costs and expenses incurred in making such claim) to the Buyer.

4.13 The parties hereby acknowledge that the terms of the Set Off Agreements provide that Draftex SA is and will be the owner of the Snappon Receivables, Slic Corvol Receivables and Slic Gruchet Receivables as defined in the Set Off Agreements (the "French Target Group Receivables") up to a total amount equivalent to the Set Off Amounts.

          In the event that any of the French Target Group Receivables have not been received by Draftex SA by the due date for payment thereof in accordance with past practices (such amount being hereinafter referred to as the "Unpaid Receivable") then the Buyer shall or shall procure that on a weekly basis the relevant French Target Group Company shall forthwith purchase the Unpaid Receivable from Draftex SA and pay Draftex SA in cash the full amount of the Unpaid Receivable and if, following any such payment, Draftex SA shall subsequently receive payment of any Unpaid Receivable from any customer then the Seller shall procure Draftex SA to forthwith pay such amount to the relevant French Target Group Company.

5.        COMPLETION

5.1       Completion shall take place at the offices of the Buyer's Solicitors:

          (a)  on a date to be mutually agreed by the Seller and the Buyer; and

          (b) failing such agreement on the date of the Target Group's accounting period end date immediately following the date when the Works Councils Opinions (as defined in clause 4.5) have been expressed (or the parties have agreed (each acting reasonably) that all information reasonably necessary to allow the Works Councils to give the Works Councils Opinions has been provided and the Works Councils have been given all reasonable opportunity to give their opinions) and all of the Conditions shall have been fulfilled or waived (the "SATISFACTION DATE") (provided that there are at least three clear Business Days between the Satisfaction Date and the date of the Target Group's accounting period end date).

5.2 On Completion the Seller shall deliver to, or procure the delivery by the relevant Vendor, or, if the Buyer shall so agree, make available to the Buyer:-

          (a) transfers in common form relating to all the Acquisition Shares duly executed by the registered holders thereof in favour of the Buyer (or as it may direct) and

               (i) the written resolutions of the sole participants of the Czech Company authorising the transfer of 100% of the ownership interests therein to the Buyer duly executed before a Czech notary public;

              (ii) the Ownership Interest Transfer Agreement, duly executed before a Czech notary public by or on behalf of the sole participants of the Czech Company; and

              (iii) a deed duly executed by Draftex Industries Limited and Draftex Industries No. 1 Limited before a notary pursuant to which Draftex Industries Limited and Draftex Industries No. 1 Limited irrevocably transfer their entire shareholding in Draftex Beteiligungsgesellschaft mbH to a member of the Buyer's Group nominated by the Buyer and a unanimous resolution of the shareholders' meeting of Draftex Beteiligungsgesellschaft mbH authorising the transfer of the shares to the member of the Buyer's Group nominated by the Buyer; and

              in relation to the Acquisition Shares of the French Target Group, only:

              (iv) original share transfer forms (ordres de mouvement) of the French Target Group Company dated as of the Completion Date and duly signed by the registered owners thereof in favour of the Buyer or as the latter may direct;

              (v) share transfer registers and shareholders' accounts for each French Target Group Company (written up to but not including Completion), showing the Vendor as the owner of all of each French Target Group Company's shares and containing no indication of the existence of any Encumbrances over or in respect of any of the French Target Group Company's Shares;

              (vi) records of proceedings of the board of directors of each of the French Target Group Companies and the minutes of general meetings of each of the French Target Group Companies, together with the attendance registers for meetings of the board of directors and the attendance sheets for the general meetings of the shareholders of each such company as are in the possession of the French Target Group Companies;

              (vii) resignations in agreed terms from each of the members of the board of the French Target Group Company retiring from office with effect from Completion and confirming that they have no claim against the French Target Group Company for compensation; and

              (viii) resolutions of a general meeting of the shareholders of each French Target Group Company appointing such persons as the Buyer shall nominate as members of the board of the French Target Group Company and copies of certified as true and complete minutes of such general meetings by the chairman of the meeting; and

              (ix) (if applicable) provide a certified copy of the minutes of the EGM held by Snappon SA to adopt new Articles to permit the free transfer of any Snappon Director's shares in Snappon SA.

          (b)  share certificates relating to the Acquisition Shares;

          (c) any waivers or consents by members of any Target Group Company or other persons which the Buyer has specified prior to Completion in the agreed terms so as to enable the Buyer or its nominees to be registered as the holders of the Acquisition Shares;

          (d) resignations duly executed as deeds of such of the directors and the secretary of any Target Group Company as the Buyer shall request in writing from their offices as director or secretary of any Target Group Company containing a confirmation that they have no claims (whether statutory, contractual or otherwise) against any Target Group Company for compensation for loss of office together with delivery to the Buyer of all property of any Target Group Company in their possession or under their control;

          (e) the written resignations of the auditors of each Target Group Company;

          (f) the common seals, certificates of incorporation and statutory books, share certificate books and cheque books of each Target Group Company;

          (g)  the Tax Deed duly executed by the Seller; and

          (h) counterparts of each of the required Intellectual Property Assignments duly executed by the relevant assignor in each instance;

          (i) a counterpart of the Intellectual Property Deed duly executed by the Seller;

          (j) a counterpart of the IT Transitional Services Procurement Agreement duly executed by Draftex S.A;

          (k) counterparts of the Supply Agreements duly executed by the relevant member of the Seller's Group;

          (l) powers of attorney in the customary form for each relevant jurisdiction;

          (m) a deed duly executed before a German notary pursuant to which Jurgen Hartman irrevocably transfers his entire shareholding in Draftex Verwaltungs GmbH to Draftex Beiteilligungsgesellschaft mbH and a unanimous resolution of the shareholders' meeting of Draftex Verwaltungsgesellschaft mbH authorising the transfer of the shares to a member of the Buyer's Group nominated by the Buyer;

          (n) a deed duly executed before a notary pursuant to which Martin Kellett irrevocably transfers his entire shareholding in Draftex International European Technical Centre GmbH to a member of the Buyer's Group nominated by the Buyer and a unanimous resolution of the shareholders' meeting of Draftex International European Technical Centre GmbH authorising the transfer of the shares to a member of the Buyer's Group nominated by the Buyer; and

          (o) licences with respect to the Third Party Software and the Atos Software (provided however that the Seller does not undertake to procure the delivery of or make available to the Buyer a licence in the terms of clause 2.3 of the IT Transitional Services Procurement Agreement for any Atos Software which is not software owned by the Seller or the Seller's Group).

5.3 At or prior to Completion (and prior to the taking effect of the resignations of the directors referred to in clause 5.2(d) above) the Seller shall procure the passing of board resolutions (and/or passing of shareholder resolutions where relevant) of each relevant Target Group Company (where appropriate) under relevant local laws :-

          (a) sanctioning for registration (subject where necessary to due stamping) the transfers in respect of the Acquisition Shares and any shares to which clause 5.2 refers;

          (b) authorising the delivery to the Buyer of share certificates in respect of the Acquisition Shares;

          (c) appointing such persons as are nominated by the Buyer to be the directors and secretary of each Target Group Company (if applicable);

          (d) tendering and accepting the resignations and acknowledgements of the directors and secretary referred to in clause 5.2(d);

          (e) tendering and accepting the resignation of the auditors and appointing auditors nominated by the Buyer as new auditors of each of the Target Group Companies.

5.4 As soon as practicable following Completion (and in any event within 3 months of Completion), the Seller shall procure the passing of board resolutions and special resolutions of any member of the Seller's Group which bear or include the name "Draftex" in their corporate name, changing their corporate name so that it does not include or bear the "Draftex" name.

5.5       Upon compliance by the Seller with the provisions of clauses 5.2, and
          5.3 the Buyer shall:-

          (a)  In relation to the Czech Company

               (i) deliver to the Seller the counterparts of the Ownership Interest Transfer Agreement, duly executed by or on behalf of the Buyer before a notary public;

               (ii) deliver to the Seller the written resolutions of the Buyer as the new sole participant in the Czech Company resolving
                    (a) to remove the current executives and replace them with new executives and (b) in notarial deed form amending the current Czech Company Memoranda of Association to change the name of the Czech Company removing "Draftex" therefrom; and

               (iii) deliver petitions to the relevant Czech court reflecting the transfer of the ownership interests in the Czech Company duly signed on behalf of the Czech Company.

          (b) provide for the transfer by CHAPS of an amount in Euro equal to the Estimated Consideration less the Deferred Amount to the Seller's Account (the Seller receiving such transfer as agent for the Vendors) at HSBC Bank plc, of 27-32 Poultry, London EC2P 2BX, Sort Code 40-05-15, Account No. 39117105;

          (c) in respect of Intra-Group Debt provide on behalf of the relevant member(s) of the Target Group for the transfer by CHAPS of an amount in Euro equal to the Estimated Intra-Group Debt to the Seller's Account (the Seller receiving such transfer on behalf the relevant member of the Seller's Group) at HSBC Bank plc, of 27-32 Poultry, London EC2P 2BX, Sort Code 40-05-15, Account No. 39117105;

          (d) deliver to the Seller a counterpart of the Tax Deed duly executed by the Buyer;

          (e) deliver to the Seller a counterpart of the Intellectual Property Deed duly executed by the Buyer;

          (f) a counterpart of the IT Transitional Services Procurement Agreement duly executed by the Buyer; and

          (g) counterparts of the Supply Agreements duly executed by the relevant member of the Target Group.

5.6 The Seller acknowledges that, immediately following Completion until such time as the transfer(s) of the Acquisition Shares (and the transfers of the entire issued share capital of each of Draftex International European Technical Centre GmbH and Draftex Verwaltungsgesellschaft mbH) have been registered in the register of members of the relevant Target Group Company, the Seller or a member of the Seller's Group will hold those Acquisition Shares (and those shares in the share capital of each of Draftex International European Technical Centre GmbH and Draftex Verwaltungsgesellschaft mbH) registered in its name on trust for and as nominee for the Buyer or its nominees and undertakes to hold all dividends and distributions and exercise all voting rights available in respect of those shares in accordance with the directions of the Buyer or its nominees and if the Seller is in breach of the undertakings contained in this clause the Seller irrevocably authorises the Buyer to appoint some person or persons as its attorney to execute all instruments or proxies (including consents to short notice) or other documents which the Buyer or its nominees may reasonably require and which may be necessary to enable the Buyer or its nominees to attend and vote at general meetings of the relevant Target Group Company and to do any thing or things necessary to give effect to the rights contained in this clause.

5.7 At or prior to Completion, the Seller shall procure that all Tax sharing agreements and arrangements to which a Target Group Company is party shall be terminated or, to the extent not so terminated, that the relevant Target Group Company (or Companies as the case may be) shall with effect from Completion cease to be party to and/or liable in respect of any such agreements or arrangements.

5.8       Notwithstanding any other provision of this clause 5:

          (a) if the Seller is unable to deliver to the Buyer on the Completion Date any immaterial item (as reasonably determined by the Buyer) required to be delivered to the terms of this clause 5, then at the Buyer's option: (1) the parties can proceed to Completion against the provision of appropriate assurances and/or undertakings in a form reasonably satisfactory to the Buyer; or
               (2) Completion shall be deferred to a date not more than 15 Business Days after the Completion Date (and so that the provisions of this clause 5.8, apart from this clause 5.8(a), shall apply to Completion as so deferred) by means of a notice to that effect in writing served by the Buyer on the Seller;

          (b) if the Buyer is unable to deliver to the Seller on the Completion Date any immaterial item (as reasonably determined by the Seller) required to be delivered to the terms of this clause 5, then at the Seller's option: (1) the parties can proceed to Completion against the provision of appropriate assurances and/or undertakings in a form reasonably satisfactory to the Seller; or
               (2) Completion shall be deferred to a date not more than 15 Business Days after the Completion Date (and so that the provisions of this clause 5.8, apart from this clause 5.8(b), shall apply to Completion as so deferred) by means of a notice to that effect in writing served by the Seller on the Buyer.

5.9 If Completion has not occurred by the Long Stop Date, this agreement shall automatically terminate save that the rights and liabilities of the parties under clauses 12, 13 and 17 to 23 (inclusive) only shall continue to subsist.

6.        CAPITAL EMPLOYED AND COMPLETION ACCOUNTS

6.1 The Buyer and the Seller shall use all reasonable endeavours to procure that, promptly after Completion, Completion Accounts together with the statement (the "STATEMENT") of the Capital Employed, Cash, Intra-Group Debt and Third Party Debt as at Completion, are prepared in accordance with the provisions of this clause 6. The Completion Accounts shall be prepared on the basis of the Accounting Policies and procedures set out in schedule 8.

6.2       The Buyer shall:-

          (a) as soon as practicable, and in any event within 30 Business Days after Completion, procure that each of the Target Group Companies undertakes a stocktake and valuation of its stock as at the Completion Date. The Seller shall be entitled to have its representative present at each stocktake and valuation; and

          (b) arrange for the Completion Accounts and the Statement to be prepared by the Buyer in conjunction with each Target Group Company with a view to such draft Completion Accounts and Statement being delivered to the Seller within 45 Business Days of Completion.

6.3 The Seller shall notify the Buyer within 30 Business Days of receipt of such draft Completion Accounts and the Statement whether or not it accepts them for the purposes of this agreement.

6.4 If the Seller notifies the Buyer that it does not accept such draft Completion Accounts and the Statement:-

          (a) it shall, at the same time, set out in a notice in writing its reasons for such non-acceptance and specify the adjustments which, in its opinion, should be made to the draft Completion Accounts and the Statement in order to comply with the requirements of this agreement and deliver a copy of such notice to the Buyer; and

          (b) the parties shall use all reasonable endeavours to meet and discuss the objections of the Seller and to reach agreement upon the adjustments (if any) required to be made to the draft Completion Accounts and the Statement within 30 Business Days of delivery of the notice referred to in (a) above. In the event that agreement on some (or all) of the adjustments cannot be reached, the parties shall produce within a further period of 10 Business Days, a list of disputed items (the "MATTERS IN DISPUTE") which for the avoidance of doubt shall be limited to items which were notified to the Seller under clause 6.4(a).

6.5 If the Seller is satisfied with the draft Completion Accounts and the Statement (either as originally submitted or after adjustments agreed between the Seller and the Buyer) or if the Seller fails to notify the Buyer of its non-acceptance of the draft Completion Accounts and the Statement giving reasons for such non-acceptance within the 30 Business Day period referred to in clause 6.3, then the draft Completion Accounts and the Statement (incorporating any agreed adjustments) shall constitute the Final Completion Accounts and the Statement for the purposes of this agreement which shall be final and binding on the parties.

6.6 If the Seller and the Buyer do not reach agreement within 30 Business Days of the Seller's notice of non-acceptance pursuant to clause 6.4 then the Matters in Dispute and only those shall be referred, on the application of either party, for determination by an appropriately qualified partner of KPMG or, if KPMG is unable or unwilling to act, by an appropriately qualified partner at an internationally recognised firm of chartered accountants to be agreed upon by the Seller and the Buyer or, failing agreement, to be selected, on the application of either party, by the President for the time being of the Institute of Chartered Accountants in England and Wales or his duly appointed deputy (the "INDEPENDENT ACCOUNTANT"). The Seller and the Buyer shall use all reasonable endeavours to agree with the Independent Accountant the precise terms of reference to apply to his role hereunder within 10 Business Days of his appointment. The following provisions shall apply to the Independent Accountant's role in any event:-

          (a) the Buyer and/or the Buyer's accountants and the Seller and/or the Seller's accountants shall each promptly prepare a written statement setting out their respective positions on the Matters in Dispute ("OPENING SUBMISSIONS") and shall, within 15 Business Days of the appointment of the Independent Accountant, submit to him their respective Opening Submissions (together with any necessary and relevant supporting documentation). At the same time, the Buyer and the Seller (or their respective accountants) shall deliver to the other party (for their respective accountants) a copy of their Opening Submissions and supporting documentation, in the same form as that submitted to the Independent Accountant;

          (b) within 30 Business Days following the completion of (a) above, the Seller and the Buyer shall each be entitled to comment in writing upon the Opening Submissions and documentation submitted by the other party ("SUBMISSIONS IN REPLY"). Such Submissions in Reply should be addressed and delivered to the Independent Accountant, with a copy being simultaneously delivered to the other party or its accountants;

          (c) in giving his determination, which the Independent Accountant shall use his best endeavours to deliver simultaneously to each of the parties not later than 30 Business

               Days after submission to him of the Submissions in Reply referred to above, the Independent Accountant shall state in writing what adjustments (if any) are necessary to be made to the draft Completion Accounts and the Statement in respect of the Matters in Dispute in order to comply with the requirements of this agreement and to determine finally the Completion Accounts and the Statement;

          (d) the Independent Accountant shall act as an expert (and not as an arbitrator) in making any such determination, which shall be final and binding on the parties (in the absence of manifest error);

          (e) the Seller and the Buyer expressly waive, to the extent permitted by law, any rights of recourse to the courts they may otherwise have to challenge the Independent Accountant's determination hereunder;

          (f) although each party shall initially bear the costs and expenses of all counsel and other advisers, witnesses and employees retained by it, as well as 50% of any interim invoices rendered by the Independent Accountant, ultimate liability for all such costs and expenses shall be apportioned between the Buyer and the Seller at the absolute discretion of the Independent Accountant who will, when determining this issue, have regard to the outcome of his determination and the manner in which the parties have conducted themselves and co-operated with the provisions of this clause 6. If, for any reason, the Independent Accountant fails to make a determination on this issue, the costs and expenses of the Independent Accountant shall be borne equally as between the Seller and the Buyer and each of the Seller and the Buyer shall bear its own costs and expenses incurred hereunder.

6.7 When the Seller and the Buyer reach (or pursuant to clause 6.6 are deemed to reach) agreement on the Completion Accounts and the Statement or when the Completion Accounts and the Statement are finally determined at any stage in accordance with the procedures set out in this clause 6:-

          (a) the Completion Accounts and the Statement as so agreed or determined shall be the Completion Accounts and the Statement for the purposes of this agreement and shall be final and binding on the parties; and

          (b) the Capital Employed and the Cash, Intra-Group Debt and Third Party Debt as at the Completion Date shall be as set out in the Statement.

6.8 Subject to any rule of law or any regulatory body or any provision of any contract or arrangement entered into prior to the date of this agreement to the contrary, the Buyer shall procure that the Target Group shall, promptly provide the Seller, its advisers, and the Independent Accountant and the Seller's accountants with all information (in their respective possession or control) relating to the operations of the Target Group, as the case may be, including access at all reasonable times on Business Days to all Target Group employees, books and records, and all co-operation and assistance, as may in any such case be reasonably necessary to:-

          (a) enable the production of the Completion Accounts and the Statement; and

          (b) enable the Independent Accountant to determine the Completion Accounts and the Statement.

          The Buyer hereby authorises the Seller's respective advisers and the Independent Accountant (and those members of his firm assisting with his determination) to take copies of all information which it has agreed to procure to provide under this clause 6.8.

6.9 The Buyer shall not be entitled to set off against any consideration otherwise due to the Seller pursuant to this agreement the amount of any claims made under this agreement save in accordance with this clause 6.

7.        RELEASE

7.1 The Seller shall procure following Completion that each Target Group Company (and for the avoidance of doubt, the whole of its Properties and assets and undertakings) is released in the agreed terms from any guarantee, indemnity, bond, letter of comfort or Encumbrance or other similar obligation given or incurred by it which relates in whole or in part to debts or other liabilities or obligations, whether actual or contingent, of any member of the Seller's Group and shall produce evidence of such release following Completion in the form acceptable to the Buyer acting reasonably. Prior to such release the Seller shall keep each member of the Buyer's Group indemnified against any and all liabilities arising under any such guarantee, indemnity, bond letter of comfort, Encumbrance or other similar obligation.

7.2 Following Completion the Buyer shall use its best endeavours to procure that each member of the Seller's Group (and for the avoidance of doubt, the whole of its Properties and assets and undertakings) is released from any guarantee, indemnity, bond, letter of comfort or Encumbrance or other similar obligation given by it or incurred by it which relates in whole or in parts to debts or other liabilities or obligations, whether actual or contingent, of any member of the Target Group and shall produce evidence of such release following Completion in the form acceptable to the Seller acting reasonably. Prior to such release the Buyer shall keep each member of the Seller's Group indemnified against any and all liabilities arising under any such guarantee, indemnity, bond letter of comfort, Encumbrance or other similar obligation.

8.        WARRANTIES

8.1       As duly authorised agent on behalf of:-

          (a) Laird Inc., the Seller warrants to the Buyer (as trustee for the Relevant Member) in the terms of the Warranties (as applicable) in relation to Draftex Inc.;

          (b) Draftex Industries Ltd, the Seller warrants to the Buyer (as trustee for the Relevant Member) in the terms of the Warranties (as applicable) in relation to Draftex Beteiligungsgesellschaft mbH ((as to 75 per cent.), Draftex International GmbH & Co KG, Draftex - MTech GmbH, Draftex International GmbH, Draftex Optimit SRO, Draftex Verwaltgungs GmbH, Draftex International European Technical Center GmbH & Co KG and Draftex International European Technical Center GmbH and Beijing Wanyuan-Draftex Sealing Products Company Limited;

          (c) Draftex Industries (No. 1) Limited, the Seller warrants to the Buyer (as trustee for the Relevant Member) in the terms of the Warranties (as applicable) in relation to Draftex
               Beteiligungsgesellschaft mbH (as to 25 per cent.) and Draftex International

               GmbH & Co KG, Draftex - MTech GmbH, Draftex International GmbH, Draftex Optimit SRO, Draftex Verwaltgungs GmbH, Draftex International European Technical Center GmbH & Co KG and Draftex International European Technical Center GmbH and Beijing Wanyuan-Draftex Sealing Products Company Limited;

          (d) Draftex SRO, the Seller warrants to the Buyer (as trustee for the Relevant Member)in the terms of the Warranties (as applicable) in relation to Draftex International (Pribor) SRO; and

          (e) Draftex SA, the Seller warrants to the Buyer (as trustee for the Relevant Member) in the terms of the Warranties (as applicable) in relation to Slic Corvol SA., Slic Gruchet SA., Snappon SA., and Draftex International Iberica SA.

8.2       Each of the Warranties shall be construed as a separate warranty.

8.3 Any claim under the Warranties is subject to the terms and provisions of this clause 8 and schedule 4.

8.4 Neither the Seller nor any member of the Seller's Group shall be under any liability under the Warranties in relation to any matter forming the subject matter of a claim thereunder to the extent that the same or circumstances giving rise thereto are fairly disclosed in the Disclosure Letter.

8.5 The Buyer warrants to the Seller that (and each such warranty shall be construed as a separate warranty):-

          (a) the execution and delivery of this agreement and the Completion of the transactions contemplated hereby, have, where required, been duly and validly authorised and no other proceedings or action on the part of the Buyer is necessary to authorise the agreement or to complete the transactions contemplated; and

          (b) it has disclosed to the Seller all agreements, arrangements and understandings (whether verbal or in writing) between any member of the Buyer's Group and any director, employee, contractor or agent of any member of the Target Group.

8.6 Any payment by a Vendor in satisfaction of a claim for breach of Warranty shall be treated as a reduction in the relevant part of the consideration payable hereunder (and any such reduction in consideration shall either be attributed to those Acquisition Shares to which the claim for breach of Warranty relates or as the parties may otherwise agree).

9.        PROTECTION OF GOODWILL

9.1 The Seller hereby undertakes to procure that (except as otherwise agreed in writing with the Buyer) no member of the Seller's Group will either solely or jointly with any other person (either on its own account or as the agent of any other person):-

          (a) for a period of 2 years from Completion carry on or be engaged or concerned (except as the holder of shares in a listed company which confer not more than five per cent. of the votes which can generally be cast at a general meeting of the company) interested directly or indirectly in a business which competes with the type of business carried on by any member of the Target Group at Completion in the countries and industries where any Target Group Company operates;

          (b) for a period of 2 years from Completion induce, solicit or endeavour to entice to leave the service or employment of any member of the Target Group, any person who during the period of 12 months prior to Completion was a consultant or an employee of any member of the Target Group occupying a senior or managerial position (a "MANAGER") likely (in the opinion of the Buyer) to be:-

               (i)  in possession of confidential information relating to; or

               (ii) able to influence the customer relationships or connections of

               any member of the Target Group; or

          (c) for a period of two years from Completion solicit or entice the custom of any person in respect of existing goods or services manufactured or supplied by any member of the Target Group immediately prior to Completion, such person having been a customer of the Target Group in respect of such goods or services during such period; or

          (d) for a period of two years from Completion solicit or entice the custom of any person in respect of existing goods or services manufactured or supplied to any member of the Target Group immediately prior to Completion, such person having been a supplier of the Target Group in respect of such goods or services during such period; or

          (e) use or attempt to use any trade or domain name, trade or service mark, design or logo or e-mail address used by any member of the Target Group at any time during the 2 years immediately preceding the date of this agreement or any other name intended or likely to be confused with any such trade or domain name, or trade or service mark, design or logo or e-mail address.

9.2 Nothing in clause 9 shall prevent or restrict any member of the Seller's Group from:-

          (a) carrying on or being engaged in or economically interested in any business which, at the date of this agreement, it currently carries on or is engaged in or economically interested in or any reasonable extension or development thereof (other than the car body seals businesses as operated by the Target Group immediately preceding the date of this agreement and being sold hereunder);

          (b) carrying on or being engaged in or economically interested in any business referred to in clause 9.1(a) after such time as the Buyer's Group ceases to carry on or be engaged in or economically interested in such business to any material extent;

          (c) being the holder of shares (conferring not more than five per cent. of the votes which would normally be cast at a general meeting of that company) or debentures of a company which is engaged in any business referred to in clause 9.1(a);

          (d) acquiring the whole or any part of a business which, or the share capital of a company or group of companies whose business or a part of whose business, includes operations the carrying on of which would otherwise amount to a breach of the undertaking contained in clause 9.1 (the "COMPETITIVE OPERATIONS"), as part of a larger acquisition or series of related acquisitions if the Competitive Operations comprise a minor part of the business or the business of such company, group of companies or businesses acquired or in which the Seller's Group has acquired an interest and for the purpose of this clause 13.2 a "MINOR PART" of the business of such company, group of companies or business shall be part of its overall business in which the turnover of the Competitive Operations does not exceed 10 per cent. of the gross turnover of the company, group of companies or business acquired; and

          (e) generally soliciting to the public for employment with the Seller's Group and to which any Managers and Senior Executives responded without any other solicitation or prompting and without such general solicitation being directed at employees, or any of them, of the Buyer's Group or the Target Group.

9.3 The Seller agrees that the undertakings contained in this clause 13 are reasonable and are entered into for the purpose of protecting the goodwill of the business of each member of the Target Group.

9.4 Each undertaking contained in this clause 13 is and shall be construed as separate and severable and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade or unenforceable in whole or in part for any reason the remaining undertakings or parts thereof, as appropriate, shall continue to bind the Seller.

9.5 If any undertaking contained in this clause 13 shall be held to be void but would be valid if deleted in part or reduced in application, such undertaking shall apply with such deletion or modification as may be necessary to make it valid and enforceable which as far as possible has the same legal and commercial effect as that which it replaces. Without prejudice to the generality of the foregoing, such period (as the same may previously have been reduced by virtue of this clause 9.5) shall take effect as if reduced by six months until the resulting period shall be valid and enforceable.

9.6 Nothing in this agreement shall give the Buyer any rights to the names "The Laird Group Public Limited Company" or "Laird" or any related or similar trade names, trade marks, service marks or logos to the extent that the same incorporate the names "The Laird Group Public Limited Company" or "Laird" or any confusingly similar variation thereof and the Buyer acknowledges that the Seller is and will remain the owner of all such names, trade marks, service marks, logos and confusingly similar variations thereof.

10.       CONFIDENTIAL INFORMATION

10.1 The Seller shall not and shall procure that no other member of the Seller's Group shall use or disclose to any person Confidential Information.

10.2      Clause 10.1 does not apply to:-

          (a) disclosure of Confidential Information to the Buyer's Group or its advisers in the disclosure process including the disclosure of the Data Room Information, the Information Memorandum, the Vendor Due Diligence Assistance Reports and any information relating to any Target Group Company disclosed to the Buyer's Group or its adviser during meetings with the management of the Target Group or the Seller or at the written request of the Buyer;

          (b) use or disclosure of Confidential Information required to be disclosed by law, regulation, any revenue authority or the London Stock Exchange, or the UK Listing Authority, or the Unites States Securities and Exchange Commission or the New York Stock Exchange;

          (c) disclosure of Confidential Information to professional advisers for the purpose of advising the Seller; or

          (d) Confidential Information which is in the public domain other than by the Seller's breach of clause 10.1.

11.       PENSIONS

          On and from Completion the Buyer shall be and become responsible for all of the pensions liabilities of the Target Group.

12.       ANNOUNCEMENTS

12.1 Neither party shall disclose the making of this agreement nor its terms nor any other agreement referred to in this agreement (except those matters set out in the press release in the agreed terms) and each party shall procure that each of its Related Persons and its professional advisers shall not make any such disclosure without the prior consent of the other party unless disclosure is:-

          (a)  to its professional advisers;

          (b) made to the Independent Accountant (and those members of his firm assisting with his determination) pursuant to Clause 6 of this agreement; or

          (c) required by law or the rules or standards of the London Stock Exchange, the Listing Rules of the UK Listing Authority, the United States Securities and Exchange Commission or the New York Stock Exchange or the rules and requirements of any other regulatory body including governmental or regulatory authorities in the countries where the Target Group is authorised to do business and disclosure shall then only be made by that party:-

               (i) after it has taken all such steps as may be reasonable in the circumstances to agree the contents of such announcement with the other party before making such announcement and provided that any such announcement shall be made only after notice to the other party; and

               (ii) to the person or persons and in the manner required by law or the London Stock Exchange or the UK Listing Authority or of the United States Securities and Exchange Commission or of the New York Stock Exchange or such other regulatory body or as otherwise agreed between the parties provided that this clause 16.1 does not apply to announcements, communications or circulars made or sent by the Buyer after Completion to customers, clients or suppliers of any Target Group Company to the extent that it informs them of the Buyer's acquisition of the Acquisition Shares or to any announcements containing only information which has become generally available.

12.2 The restrictions contained in clause 16.1 shall apply without limit of time and whether or not this agreement is terminated.

13.       COSTS

13.1 Unless expressly otherwise provided in this agreement each of the parties shall bear its own legal, accountancy and other costs, charges and expenses connected with the sale and purchase of the Acquisition Shares.

13.2 The Buyer shall be solely responsible for and shall pay any and all sales, excise, transfer, registration, stamp duty or other similar tax or fee imposed on any transaction effected pursuant to clause 2.1 save only in respect of the fees payable to the public notary in respect of the acquisition by the Buyer of the shares of Draftex International Iberica SA which fees the Buyer and the Seller agree to share in equal proportions.

13.3 The Buyer will indemnify the Seller (and any member of the Seller's Group) from all liabilities, costs, expenses and claims which arise as a result of the Buyer's failure to meet its obligations under clause 13.2.

14.       EFFECT OF COMPLETION

14.1 The terms of this agreement including the Warranties of the Vendor (insofar as not performed at Completion and subject as specifically otherwise provided in this agreement) shall continue in force after and notwithstanding Completion.

14.2 The remedies of the Buyer in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion.

15.       FURTHER ASSURANCES

15.1 Each of the parties shall from time to time upon request from the other do or procure the doing of all acts and/or execute or procure the execution of all such documents in so far as each is reasonably able and in a form reasonably satisfactory to the party concerned for the purpose of transferring to the Buyer the Acquisition Shares and otherwise giving the other party the full benefit of this agreement.

15.2 Following Completion, the Seller agrees to procure that the relevant member(s) of the Seller's Group, and the Buyer agrees to procure that the relevant member(s) of the Buyer's Group (including members of the Target Group), use all reasonable endeavours to procure that (if any) all contracts involving the business of the Target Group immediately before Completion and to which Draftex SA is a party (save in respect of any contracts with Atos

          Infogerance SA) are novated to a member of the Buyer's Group on terms that all members of the Seller's Group are released from all and any obligations thereunder, and pending the later of such novation and release:

          (a) the Buyer agrees to indemnify and hold harmless all members of the Seller's Group, from all losses, liabilities, costs and claims arising out of any such contracts; and

          (b) the Seller agrees to procure that the benefit(s) (if any) that any member of the Seller's Group receives under such contracts are held as trustee and are paid or delivered to the Buyer.

15.3 The Seller agrees that, on the Completion Date each Target Group Company shall be provided with physical and electronic copies of all source code, owned by and in the possession of the Seller or any member of the Seller's Group, required to understand, maintain, develop, modify, correct and enhance the version of the object code related to that source code in use on each computer system used by that Target Group Company as at the Completion Date.

15.4 The Seller undertakes to the Buyer that, for the period of 12 months from the Completion Date, neither the Seller nor any member of the Seller's Group shall perform any act, or omit to perform any act, which has the effect of restricting in any way the access that each Target Group Company has to the network services used by it as at the Completion Date.

16.       INDEMNITIES

16.1      (a)  Within 30 days of the date of this agreement the Buyer undertakes to notify the Seller in writing which (if any) of each of S. Bennett, J. Joy, M. Kellett, P. Muller, D. Norgrove, R. Presley and G. Roberts (each a "UK EMPLOYEE") it wishes to employ within the Buyer's Group, (each UK Employee notified by the Buyer being a "NOTIFIED EMPLOYEE") and the Buyer with effect from the Completion Date will indemnify and keep the Seller (and any member of the Seller's Group) indemnified against all liabilities, obligations, costs, claims and demands arising directly or indirectly as a result of the employment and/or termination of employment of each Notified Employee (including for the avoidance of doubt any such liabilities, obligations, costs, claims and demands arising from the provision of retirement and death benefits).

          (b) In respect of each UK Employee who is not a Notified Employee, the Seller shall be liable for the costs (including for the avoidance of doubt any such liabilities, obligations, costs, claims and demands arising from the provision of retirement and death benefits) of that UK Employee's employment until the Seller (or the relevant member of the Seller's Group) terminates the contract of employment of that UK Employee within nine months of the Completion Date in which event the Buyer and the Seller shall each bear one half of the total liabilities, obligations, costs and claims and demands of any nature (including for the avoidance of doubt any such liabilities, obligations, costs, claims and demands arising from the provision of retirement and death benefits) (including for the avoidance of doubt any such liabilities, obligations, costs, claims and demands arising from the provision of retirement and death benefits)arising from or in respect of or in relation to such termination, provided that the Buyer's total liability arising under this clause 16 shall not exceed (Euro) 0.5m.

16.2 The Seller agrees to indemnify the Buyer (and any member of the Buyer's Group) against all reasonable legal costs and expenses arising out of proceedings commenced within 12 months of the Completion Date challenging the Buyer's acquisition of its indirect interest in the PRC Company following Completion.

16.3      (a)  In the event that a Target Group Company shall be lawfully prevented from occupying and/or using any freehold Property set out against its name in schedule 5 whether such use or occupation is or stands to be materially interfered with or curtailed by legal proceedings or any order or direction of a competent court or authority (or the lawful threat of any of the same) instituted in connection with or arising from the fact that the relevant Target Group Company does not actually have good and marketable title to such freehold Property; or

          (b) if it shall transpire that any relevant Target Group Company shall not have good and marketable title to any freehold Property and/or not be the legal and beneficial owner thereof; or

          (c) if it shall transpire that the relevant Target Group Company's interest in any freehold Property is subject to any encumbrance of any nature which has not at the date of this agreement been specifically disclosed to the Buyer (it being agreed for the avoidance of doubt that deemed disclosure of any matter that the Buyer has not actually seen or been told of specifically at the date hereof shall not count as disclosure for these purposes);

          then in any such case the Seller shall indemnify the Buyer and the Buyer's Group and each relevant Target Group Company from and against all losses, costs, damages, claims and demands of whatever nature incurred by whichever of them is or are relevant arising out of any such matters or circumstances as are referred to in (a) to (c) above (but such costs and damages, claims and demands shall not include any consequential loss or loss of profit or any matter against which the Buyer or other relevant person shall have insured or loss in value of the freehold Property) but the Seller may to the extent that the relevant Target Group Company shall not have good and marketable title free from such encumbrances at its own cost obtain such good and marketable legal and beneficial title free from such encumbrances for the relevant Target Group Company and thereupon the scope of the indemnity hereunder shall be adjusted accordingly (other than in respect of any losses, costs, damages, claims or demands previously incurred or suffered by the Buyer or any such persons lasting beyond the date on which good and marketable title is obtained as aforesaid);

          Provided that:

              (i) the Buyer shall (subject to being fully indemnified by the Seller for all reasonable costs and expenses of whatever nature reasonably incurred in so doing) take all reasonable appropriate steps to mitigate its loss and take all reasonable steps to assist the relevant Vendor in performing its obligations under this clause 16.3, provided that there shall be no obligation on the Buyer to act to its own detriment or the detriment of any member of the Buyer's Group or any Target Group Company; and

              (ii) the Buyer shall not reveal to any other party (except to the extent required by law, or to its professional advisers and/or for any purposes in connection with raising finance) the existence of this clause 16.3; and

              (iii) so long as the Seller is not in breach of its obligations under this sub-clause 16.3 the Buyer shall not (where the matter is in its control) do any act or thing to worsen the position of the Buyer or the Buyer's Group or the relevant Target Group Company in respect of any such Property and shall not make any compromise or settlement with any other party in respect of any such matter except with the prior written consent of the Seller (which shall not be unreasonably withheld or delayed); and

              (iv) the Buyer shall not be entitled to make any claim under this provision and again under the Warranties in connection with the Property it being agreed that the Buyer shall not be entitled to recover twice in respect of the same loss or damage.

17.       ENTIRE AGREEMENT

          Each party on behalf of itself and as agent for each of its Related Persons acknowledges and agrees with the other party (each such party acting on behalf of itself and as agent for each of its Related Persons) that:-

          (a) this agreement together with the Tax Deed, the Disclosure Letter, the Intellectual Property Deed, the Intellectual Property Assignments, the IT Transitional Services Procurement Agreement and the Supply Agreements (together the "TRANSACTION DOCUMENTS") constitutes the entire and only agreement between the parties and their respective Related Persons relating to the subject matter of the Transaction Documents;

          (b) neither it nor any of its Related Persons have been induced to enter into any Transaction Document in reliance upon, nor have they been given, any warranty, representation, statement, assurance, covenant, agreement, undertaking, indemnity or commitment of any nature whatsoever other than as are expressly set out in the Transaction Documents and, to the extent that any of them have been, it (acting on behalf of itself and as agent on behalf of each of its Related Persons) unconditionally and irrevocably waives any claims, rights or remedies which it might otherwise have had in relation thereto

          PROVIDED THAT the provisions of this clause 21 shall not exclude any liability which either of the parties or, where appropriate, its Related Persons would otherwise have to the other party or, where appropriate, to that party's Related Persons or any right which either party them may have to rescind this agreement in respect of any statements made fraudulently by any of them prior to the execution of this agreement or any rights which any of them may have in respect of fraudulent concealment by the other party or its Related Persons.

18.       VARIATIONS

          This agreement may be varied only by a document signed by each of the Seller and the Buyer.

19.       WAIVER

19.1 A waiver of any term, provision or condition of, or consent granted under, this agreement shall be effective only if given in writing and signed by the waiving or consenting party and then only in the instance and for the purpose for which it is given.

19.2 No failure or delay on the part of any party in exercising any right, power or privilege under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

19.3 No breach of any provision of this agreement shall be waived or discharged except with the express written consent of the Seller and the Buyer.

19.4 Subject to clause 4.3 the rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

20.       INVALIDITY

20.1 If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction:-

          (a) the validity, legality and enforceability under the law of that jurisdiction of any other provision; and

          (b) the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

          shall not be affected or impaired in any way.

21.       NOTICES

21.1 Any notice, demand or other communication given or made under or in connection with the matters contemplated by this agreement shall be in writing and shall be delivered personally or sent by fax or prepaid first class post (air mail if posted to or from a place outside the United Kingdom):-

          In the case of the Buyer to:-

          PO Box 537012
          Sacramento
          CA 95853-7012
          U.S.A
          Fax:                                         001 916 351 8668
          Attention:                                   Terry Hall

          In the case of the Seller (for itself and on behalf of the Vendors) to:-

          3 St James's Square
          London SW1Y 4JU
          Fax:                                         0207 839 2921
          Attention:                                   Company Secretary

          and shall be deemed to have been duly given or made as follows:-

          (a) if personally delivered, upon delivery at the address of the relevant party;

          (b) if sent by first class post, two Business Days after the date of posting;

          (c)  if sent by air mail, 10 Business Days after the date of posting;
               and

          (d)  if sent by fax, when despatched;

          provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

21.2 A party may notify the other party to this agreement in writing of a change to its name, relevant addressee, address or fax number for the purposes of clause 25.1 provided that such notification shall only be effective on:-

          (a) the date specified in the notification as the date on which the change is to take place; or

          (b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

22.       COUNTERPARTS

          This agreement may be executed in any number of counterparts which together shall constitute one agreement. Any party may enter into this agreement by executing a counterpart and this agreement shall not take effect until it has been executed by all parties.

23.       GOVERNING LAW AND JURISDICTION

23.1 This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with English law.

23.2 Each of the parties to this agreement irrevocably agrees that the courts of England shall have non-exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this agreement (respectively,

          "PROCEEDINGS" and "DISPUTES") and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

23.3 Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum for any such Proceedings or Disputes and further irrevocably agrees that a judgment in any Proceedings or Disputes brought in any court referred to in this clause 27 shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction.

23.4 Without prejudice to any other permitted mode of service the parties agree that service of any claim form, notice or other document ("DOCUMENTS") for the purpose of any Proceedings begun in England shall be duly served upon it if delivered personally or sent by registered post, in the case of:-

          (a) the Seller (for itself and on behalf of the Vendors) to 3 St James's Square London SW1Y 4JU (marked for the attention of the Company Secretary); and

          (b) the Buyer to 21 Wilson Street, London EC2M 2TX (marked for the attention of Simmons & Simmons (Ref: X76579/CRF/SXS))

          or such other person and address in England and/or Wales as the Seller shall notify the Buyer in writing or vice versa from time to time.

24.       THIRD PARTY RIGHTS

24.1 Any person (other than the parties to this agreement) who is given any rights or benefits under clause 21 and/or paragraph 1 of schedule 4 (a "THIRD PARTY") shall be entitled to enforce those rights or benefits against the parties in accordance with the Contracts (Rights of Third Parties) Act 1999.

24.2 Save as provided in clause 28.1above the operation of the Contracts (Rights of Third Parties Act) 1999 is hereby excluded.

24.3 The parties may amend, vary or terminate this agreement in such a way as may affect any rights or benefits of any Third Party which are directly enforceable against the parties under the Contracts (Rights of Third Parties) Act 1999 without the consent of such Third Party.

24.4 Any Third Party entitled pursuant to the Contracts (Rights of Third Parties) Act 1999 to enforce any rights or benefits conferred on it by this agreement may not veto any amendment, variation or termination of this agreement which is proposed by the parties and which may affect the rights or benefits of the Third Party.

25.      ASSIGNMENT

25.1 The Buyer may assign its rights hereunder to any other member of the Buyer's Group provided that if as a result of any such assignment any amount payable by any member of the Seller's Group hereunder is increased, such assignee shall only be entitled to recover the amount which would have been recoverable by the Buyer as the original beneficiary of the right in question and that if the assignee ceases to be a member of the Buyer's Group then the assignee shall immediately cease to enjoy the benefit of this agreement which shall revert to the Buyer (as the assignor).

25.2 Subject as provided in clause 29.1, the rights and benefits of the parties hereunder are personal to them and may not be assigned at law or in equity without the prior written consent of other the other of them.

IN WITNESS whereof this agreement has been executed on the date first above written.

                                   SCHEDULE 1
                             TARGET GROUP COMPANIES

TARGET GROUP COMPANY                                       VENDOR(S)

Draftex Inc                                                Laird Inc.

Draftex Beteiligungsgesellschaft mbH                       Draftex Industries
                                                           Limited (as to 75%)
                                                           and Draftex
                                                           Industries No. 1
                                                           Limited (as to 25%)

Beijing Wanyuan-Draftex Sealing Products Co Ltd            n/a


Draftex International European Technical Center GmbH &     n/a
Co. KG

Draftex International European Technical Center GmbH       n/a

Draftex International GmbH & Co KG                         n/a

Draftex International GmbH                                 n/a

Draftex-Optimit SRO (awaiting registration of the change   n/a
of name to Draftex International SRO)

Draftex International (Pribor) SRO                         Draftex SRO

Draftex Verwaltgungsgessellchaft mbH                       n/a

Draftex - MTech GmbH                                       n/a

Draftex International Iberica SA                           Draftex SA (as to
                                                           99.78%) Draftex
                                                           Industries Limited
                                                           (as to 0.22%)

Slic Corvol SA                                             Draftex SA

Slic Gruchet SA                                            Draftex SA

Snappon SA                                                 Draftex SA

                                   SCHEDULE 2
                 PARTICULARS RELATING TO TARGET GROUP COMPANIES
                                                                          U.S.A.
                                  DRAFTEX INC.
                                  ------------

REGISTERED OFFICE:                    2121 Heilig Road, Salisbury NC 28146

FEDERAL I.D. NUMBER:                  38-8283550

DATE OF INCORPORATION:                5 February 1996

AUTHORISED SHARE CAPITAL:             1000 shares (US$0.01 par value)

ISSUED SHARE CAPITAL:                 10 shares

SHAREHOLDERS:                         Laird, Inc.

OFFICERS:                             G C G Wilkinson, President
                                      I M Arnott, Chairman
                                      G L Christopher, Vice President Finance,
                                      Secretary and Treasurer

DIRECTORS:                            G.C.G. Wilkinson
                                      I M Arnott
                                      C Repsher, Senior Vice President

SECRETARY:                            G L Christopher

ASSISTANT SECRETARY:                  N/A

MORTGAGES/CHARGES:                    Nil

GENERAL NOTES:                        None

                                                                         Germany

                      DRAFTEX BETEILIGUNGSGESELLSCHAFT MBH
                      ------------------------------------


REGISTERED OFFICE:            41748 Viersen, Am Schluff 18-20

REGISTERED NUMBER:            HR B 1096

DATE OF INCORPORATION:        13 July 1965

AUTHORISED SHARE CAPITAL:     DM 60,000,000

ISSUED SHARE CAPITAL:         DM 60,000,000

SHAREHOLDERS:                 Draftex Industries Limited         DM45,000,000.00
                              Draftex Industries (No.1) Limited  DM15,000,000.00

DIRECTORS:                    Ian McPherson Arnott
                              Bryan Stanley Ronan

SECRETARY:                    None

ASSISTANT SECRETARY:          None

MORTGAGES/CHARGES:            None

GENERAL NOTES:                None

                                                                           China

           BEIJING WANYUAN - DRAFTEX SEALING PRODUCTS COMPANY LIMITED
           ----------------------------------------------------------

REGISTERED OFFICE:                    43 Feng Tai Road, Feng Tai High Technology
                                      Development Zone, Beijing, People's
                                      Republic of China, 100071 Beijing.

COMPANY NUMBER:                       011099

DATE OF BUSINESS LICENCE:             28 December 1995

STARTED TRADING:                       1 February 1996

TERM OF COMPANY:                      50 years

TOTAL INVESTMENT:                     RMB 150,000,000

REGISTERED CAPITAL:                   RMB 100,000,000

INVESTORS:                            Draftex Beteiligungsgesellschaft mbH
                                                60%
                                      Beijing Wanyuan Sealing Device Factory 40%

DIRECTORS:                            Ian McPherson Arnott - Chairman
                                      Edward Evans
                                      Bai Meizhang
                                      Li Liu
                                      Martin Kellett

OFFICERS:                             Fengchi Liu - General Manager
                                      Lu Zai Ping - Deputy General Manager

SECRETARY:                            None

ASSISTANT SECRETARY:                  None

MORTGAGES/CHARGES:                    None

GENERAL NOTES:                        None

                                                                         Germany


          DRAFTEX INTERNATIONAL EUROPEAN TECHNICAL CENTER GMBH & CO. KG
          -------------------------------------------------------------

REGISTERED OFFICE:            Moenchengladbach

REGISTERED NUMBER:            HRA 3584

DATE OF REGISTRATION WITH     6 June 2000
COMMERCIAL REGISTER:

AUTHORISED SHARE CAPITAL:     Euro 100,000

ISSUED SHARE CAPITAL:         None

PARTNERS:                     LIMITED PARTNER: Draftex Beteiligungsgesellschaft
                              mbH (Registered in Viersen under HRB 1096) Capital
                              Contribution Euro 100,000 (owns all shares and has all votes)
                              GENERAL PARTNER: Draftex International European
                              Technical Center GmbH (Registered in
                              Moenchengladbach under HRB 6388) (owns no shares and has no votes)

DIRECTORS:                    Martin Kellett

SECRETARY:                    None

ASSISTANT SECRETARY:          None

MORTGAGES/CHARGES:            None

GENERAL NOTES:                None

                                                                         Germany

              DRAFTEX INTERNATIONAL EUROPEAN TECHNICAL CENTRE Gmbh
              ----------------------------------------------------


REGISTERED OFFICE:               Monchengladbach

REGISTERED NUMBER:               HRB 6388

DATE OF REGISTRATION WITH        18 May 2000
COMMERCIAL REGISTER::

AUTHORISED SHARE CAPITAL:        50,000 DM

ISSUED SHARE CAPITAL:            50,000 DM

SHAREHOLDERS:                    Martin Kellett (99%)
                                 Draftex Beteiligungsgesellschaft mbH (1%)

DIRECTORS:                       Martin Kellett

SECRETARY:                       N/A

ASSISTANT SECRETARY:             N/A

MORTGAGES/CHARGES:               None

GENERAL NOTES:                   Previous name: "Philomela"
                                 VermogensverwaltgungsgessellschaftmbH

                                                                         Germany

                       DRAFTEX INTERNATIONAL Gmbh & CO. KG
                       -----------------------------------

REGISTERED OFFICE:             41748 Viersen, Am Schulff 18-20

REGISTERED NUMBER:             HRA 3015

DATE OF REGISTRATION WITH      18 February 1987
COMMERCIAL REGISTER:

AUTHORISED SHARE CAPITAL:      DM 60,000,000.00

ISSUED SHARE CAPITAL:          DM 60,000,000.00

PARTNERS Limited Partner - Draftex Beteiligunggesellschaft mbH 100% (owns all shares and has 60,000 votes)

                               General Partner - Draftex Verwaltungsgesellschaft mbH (owns no shares but has 1,000 votes)

                               Draftex Verwaltungsgesellschaft mbH represented by Mr J. Hartmann

SECRETARY:                     None

ASSISTANT SECRETARY:           None.

MORTGAGES/CHARGES:             None.

GENERAL NOTES:                 Name changed from Draftex GmbH & Co KG June 1999

                               Changed name to Draftex International GmbH & Co KG wef 20.4.99

                                                                         Germany

                           DRAFTEX INTERNATIONAL GMBH
                           --------------------------


REGISTERED OFFICE:                      Dusseldorf

REGISTERED NUMBER:                      HRB 39102

DATE OF REGISTRATION WITH               2 June 2000
COMMERCIAL REGISTER:

AUTHORISED SHARE CAPITAL:               Euro 25,000

ISSUED SHARE CAPITAL:                   Euro 25,000

SHAREHOLDERS:                           Draftex Beteiligungsgesellschaft mbH

DIRECTORS:                              Martin Kellett -Director
                                        Bryan Stanley Ronan - Director

SECRETARY:                              None

ASSISTANT SECRETARY:                    None

MORTGAGES/CHARGES:                      None

GENERAL NOTES:                          None

                                                                  Czech Republic

                             DRAFTEX-OPTIMIT S.R.O.
                             ----------------------
   (AWAITING REGISTRATION OF THE CHANGE OF NAME TO DRAFTEX INTERNATIONAL SRO)


REGISTERED OFFICE:                    VitKovska 391, 742 35 Odry, Czech Republic

REGISTERED NUMBER:                    48 39 32 23

DATE OF INCORPORATION:                Registered 16 November 1993

AUTHORISED SHARE CAPITAL:             1,000,000 Kc

ISSUED SHARE CAPITAL:                 1,000,000 Kc

SHAREHOLDERS:                         Draftex Beteiligungsgesellschaft mbH
                                      1,000,000

DIRECTORS:                            C. Kirkham-Sandy
                                      Zdenek Piskytl
                                      Milan Tomas (resigned 9 June, 2000 but
                                      still registered as a director pending the registration of Manuel Setien Rivero as director).

SECRETARY:                            N/A

ASSISTANT SECRETARY:                  N/A

MORTGAGES/CHARGES:                    None

GENERAL NOTES:                        - Joint acting of Directors
                                      - Change of Name not yet registered
                                        (expected 10/2000)

                                                                  Czech Republic

                      DRAFTEX INTERNATIONAL (PRIBOR) S.R.O.
                      -------------------------------------


REGISTERED OFFICE:             Praha 1, Karoliny Svetle 25, Czech Republic

REGISTERED NUMBER:             26 16 21 48

DATE OF INCORPORATION:         8 March 2000

AUTHORISED SHARE CAPITAL:      100,000 CZK (one hundred thousand Czech Crowns)

ISSUED SHARE CAPITAL:          CZK100,000

SHAREHOLDERS:                  Draftex s.r.o.

REPRESENTATIVES:               Christopher Kirkham-Sandy
                               Ing Zdenek Piskytl

SECRETARY:                     N/A

ASSISTANT SECRETARY:           N/A

MORTGAGES/CHARGES:             None

GENERAL NOTES:                 Directors may act independently

                                                                         Germany

                       DRAFTEX VERWALTUNGSGESELLSCHAFT MBH
                       -----------------------------------


REGISTERED OFFICE:                    41748 Viersen, Am Schluff 18-20

REGISTERED NUMBER:                    HRB 1890

DATE OF REGISTRATION WITH             30 December 1986
COMMERCIAL REGISTER:

AUTHORISED SHARE CAPITAL:             DM 50,000

ISSUED SHARE CAPITAL:                 DM 50,000

SHAREHOLDERS:                         Draftex Beteiligungsgesellschaft mbH
                                      DM 500 (1%)
                                      Jurgen Hartmann         DM 49,500 (99%)

DIRECTORS:                            Jurgen Hartmann

SECRETARY:                            None

ASSISTANT SECRETARY:                  None

MORTGAGES/CHARGES:                    None

GENERAL NOTES:                        None

                                                                         Germany

                               DRAFTEX-MTECH GMBH
                               ------------------

REGISTERED OFFICE:                    41748 Viersen, Am Schluff 18-20

REGISTERED NUMBER:                    HRB 3081

DATE OF REGISTRATION WITH             3 January 2000
COMMERCIAL REGISTRY:

AUTHORISED SHARE CAPITAL:             EUR 100,000

ISSUED SHARE CAPITAL:                 EUR 100,000

SHAREHOLDERS:                         Draftex International GmbH & Co. KG

DIRECTORS:                            Thomas Potschka

SECRETARY:                            None

ASSISTANT SECRETARY:                  None

MORTGAGES/CHARGES:                    None

GENERAL NOTES:                        None

                                                                           Spain



                       DRAFTEX INTERNATIONAL IBERICA S.A.
                       ----------------------------------

REGISTERED OFFICE:              c./dels Mercaders
                                9-11 Poligono Riera de Caldes
                                08184 Palau de Plegamans
                                Barcelona
                                Spain

REGISTERED NUMBER:              CIF A 58 53 35 55

DATE OF INCORPORATION:          11 March 1988

AUTHORISED SHARE CAPITAL:       Pts 3,444,700,000

ISSUED SHARE CAPITAL:           Pts 3,444,700,000 divided into 344,470 shares
                                Of 10,000 pts each

SHAREHOLDERS:                   Draftex Industries Limited:       770 shares
                                Draftex S.A.                  343,700 shares

DIRECTORS:                      I.M. Arnott
                                A. Nossek
                                M. Setien

SECRETARY:                      Merce Sorribas Barrera

ASSISTANT SECRETARY:            Carlos Foncillas de Puig

MORTGAGES/CHARGES:              None

GENERAL NOTES:                  Name changed from Draftex Iberica S.A. June 1999

                                                                          France

                                SLIC CORVOL S.A.
                                ----------------


REGISTERED OFFICE:              Grande Rue, 58460 Corvol L'Orgueilleux, France

REGISTERED NUMBER:              Nevers B331 875 856B.

DATE OF INCORPORATION:          1 January 1985

AUTHORISED SHARE CAPITAL:       FF 10,500,000

ISSUED SHARE CAPITAL:           FF 10,500,000

SHAREHOLDERS                    *DRAFTEX S.A.                        104,994
                                D.I.L.                               1
                                I.M. ARNOTT                          1
                                G.C.G. WILKINSON                     1
                                J.C. SILVER                          1
                                D.J.L. HUDSON                        1
                                Draftex Industries No 1 Limited      1

DIRECTORS:                      I.M. ARNOTT
                                G. WILKINSON      PDG
                                D.I.L.            Represented by A. Wilson
                                *DRAFTEX          Represented by T. Laurore

SECRETARY:                      N/A

ASSISTANT SECRETARY:            N/A

MORTGAGES/CHARGES:              None

GENERAL NOTES:                  Converted from S.A.R.L. to S.A. with effect
                                23.12.1992

                                *    Previously Atko
                                ** The Commercial Court of Clanecy and the
                                Commercial Court of Nevers were merged
                                with effect from 01.01.2000

                                                                          France

                                SLIC GRUCHET S.A.
                                -----------------

REGISTERED OFFICE:           33 Rue du Couvent, 76210 Gruchet Le Valasse, France

REGISTERED NUMBER:           Le Havre B 332 024 132 B

DATE OF INCORPORATION:       12 July 1985

AUTHORISED SHARE CAPITAL:    FF 10,500,000

ISSUED SHARE CAPITAL:        FF 10.500.000

SHAREHOLDERS:                *DRAFTEX S.A.                 104,994
                             D.I.L.                              1
                             I.M. ARNOTT                         1
                             G.C.G. WILKINSON                    1
                             J.C. SILVER                         1
                             D.J.L. HUDSON                       1
                             Draftex Industries No 1 Limited     1

DIRECTORS:                   D.J.L. HUDSON     PDG
                             G.C.G. WILKINSON
                             D.I.L.            Represented by A. Wilson
                             DRAFTEX           Represented by T. Laurore

SECRETARY:                   Draftex           Represented by Legalloudec

ASSISTANT SECRETARY:         N/A

MORTGAGES/CHARGES:           Secured tax privilege of FF 6,584,637
                             Secured Social Security privilege of FF 126,196

GENERAL NOTES:               Converted from S.A.R.L. to S.A. with effect
                             23.12.1992

                             *  Previously Atko

                                                                          France

                                  SNAPPON S.A.
                                  ------------

REGISTERED OFFICE:                8 rue Edmond Poillot, 28000 Chartres, France.

REGISTERED NUMBER:                Chartres B 807.020.458

AUTHORISED SHARE CAPITAL:         FF 30,000,000

ISSUED SHARE CAPITAL:             FF 30,000,000

SHAREHOLDERS:                     DRAFTEX S.A.*                       299,994
                                  D.I.L.                                    1
                                  LAIRD                                     1
                                  I.M. ARNOTT                               1
                                  D.J.L. HUDSON                             1
                                  J.C. SILVER                               1
                                  Draftex Industries No.1 Limited         1

DIRECTORS:                        I.M. ARNOTT         Chairman
                                  D.I.L.              Represented by A. Wilson
                                  D.J.L. HUDSON
                                  DRAFTEX*            Represented by T. Laurore

SECRETARY:                        N/A

ASSISTANT SECRETARY:              N/A

MORTGAGES/CHARGES:                Secured tax privilege of FF 3,529,436

GENERAL NOTES:                    * previously Atko

                                   SCHEDULE 3

                                 THE WARRANTIES

For the purpose of this schedule 3:

in relation to the Warranties given by the Seller as duly authorised agent on behalf of Laird Inc., the "Target Group Company" means Draftex Inc.;

in relation to the Warranties given by the Seller as duly authorised agent on behalf of Draftex Industries Limited, the "Target Group Company" means Draftex Beteiligungsgesellschaft mbH (as to 75 per cent.), Draftex International GmbH & Co KG, Draftex - MTech GmbH, Draftex International GmbH, Draftex Verwaltgungs GmbH, Draftex International European Technical Center GmbH & Co KG, Draftex International European Technical Center GmbH and Beijing Wanyuan-Draftex Sealing Products Company Limited;

in relation to the Warranties given by the Seller as duly authorised agent on behalf of Draftex Industries (No 1) Ltd, "Target Group Company" means Draftex Beteiligungsgesellschaft mbH (as to 25 per cent.) and Draftex International GmbH & Co KG, Draftex - MTech GmbH, Draftex International GmbH, Draftex Optimit SRO, Draftex Verwaltgungs GmbH, Draftex International European Technical Center GmbH & Co KG and Draftex International European Technical Center GmbH and Beijing Wanyuan-Draftex Sealing Products Company Limited;

in relation to the Warranties given by the Seller as duly authorised agent on behalf of Draftex SRO, "Target Group Company" means Draftex International (Pribor) SRO;

in relation to the Warranties given by the Seller as duly authorised agent on behalf of Draftex SA, "Target Group Company" means Draftex International Iberica SA, Slic Corvol SA, Slic Gruchet SA and Snappon SA.

Any Warranty expressed to be given "to the best of the Vendor's knowledge and belief" or "so far as the Vendor is aware" or otherwise qualified by reference to the knowledge of the relevant Vendor means so far as is within the actual knowledge, of the following persons Brian S Ronan, Martin Kellett, Roger Presley, Gilbert Wulfhugel, John Joy, Yves Cabanis and Carl Repsher and shall be deemed to include an additional statement that it has been made after due and careful enquiry by such person.

1.        VENDOR'S CAPACITY

1.1       AUTHORISATIONS

          Each of the Vendors has obtained all corporate authorisations and all other applicable governmental, statutory, regulatory or other consents, licences, waivers or exemptions required to empower and authorise it to enter into and to perform its obligations under this agreement and the Transaction Documents.

2.        THE TARGET GROUP, THE SHARES AND THE SUBSIDIARIES

2.1       INCORPORATION AND EXISTENCE

          (a) The Target Group Companies are incorporated or formed under the law shown in schedule 2 and have been in continuous existence since incorporation or formation and in good standing in their respective jurisdictions of formation/incorporation, and are duly qualified to do business as a foreign company in each others' jurisdiction in which either the ownership or properties by them, or the actions carried by them, requires such qualification.

          (b)  The particulars of each of the Target Group Company set out in schedule 2 are true and complete.

2.2       THE SHARES

          (a)  The shareholder(s) of the Target Group Company as listed in schedule 2 is/are the only legal and beneficial owner(s) of the Target Group Company.

          (b) The Target Group Company has not allotted any shares other than the shares as shown in schedule 2 and such shares are fully paid or credited as fully paid.

          (c) There is no Encumbrance in relation to any of the shares as shown in schedule 2 or unissued shares in the capital of any Target Group Company.

          (d) Other than this agreement, there is no agreement, arrangement or obligation requiring the allotment, sale, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, sale, transfer, redemption or repayment of, a share in the capital of the Target Group (including an option or right of pre-emption or conversion).

          (e) No Target Group Company has any subsidiary which is not itself a Target Group Company.

3.        ACCOUNTS

3.1       GENERAL

          (a) The Accounts show a true and fair view of the state of affairs at the Accounts Date of the Target Group Companies.

          (b) The Accounts for each Target Group Company have been prepared in accordance with the accounting principles, standards and practices generally accepted in the United Kingdom.

3.2       ACCOUNTING AND OTHER RECORDS

          (a) The books of account and other records of the Target Group Company are up-to-date and have been maintained in all respects in accordance with the law and applicable standards, principles and practices generally accepted in the country in which each Target Group Company is incorporated and in accordance with the accounting principles, standards and practices generally accepted in the United Kingdom.

          (b) All deeds and documents (properly stamped where stamping is necessary for enforcement thereof) belonging to the Target Group Company and which by law ought to be in the possession of the Target Group Company are in the possession of the Target Group Company.

3.3       ACCOUNTING REFERENCE DATE

          The accounting reference date of the Target Group Company is, and during the last three years has always been, 31 December.

3.4       MANAGEMENT ACCOUNTS

          (a) The management accounts of the Target Group Company in the agreed terms have been prepared by the Target Group with due care and attention and show with reasonable accuracy the state of affairs and profit or loss of the Target Group Company as at and for the period in respect of which they have been prepared and the balance sheet of the Target Group Company as at 30 September 2000 but it is hereby acknowledged that they are not prepared on a statutory basis, but that they have been prepared in accordance with the accounting principles, standards and practices generally accepted in the United Kingdom and on a basis consistent with management accounts prepared in the preceding year.

          (b) The level of Third Party Debt of the Target Group Company as at the date of this agreement is not materially different from the level of Third Party Debt of the Target Group Company shown in the Management Accounts of the Target Group Company for September 2000.

4.        CHANGES SINCE THE ACCOUNTS DATE

4.1       GENERAL

          Since the Accounts Date:-

          (a) the Target Group Company has carried on its business in the ordinary and usual course and so as to maintain the business as a going concern;

          (b) there has been no material adverse change in the financial or trading position of the Target Group Company.

4.2       SPECIFIC

          Since the Accounts Date:-

          (a) the Target Group Company has not made, or agreed to make, capital expenditure exceeding in total (Euro)100,000 or incurred, or agreed to incur, a commitment or connected commitments involving capital expenditure exceeding in total (Euro)100,000 other than as disclosed in the Disclosure Letter;

          (b) no substantial supplier representing more than ten per cent. of supplies or substantial customer representing ten per cent. of sales has ceased or substantially reduced its trade with the Target Group Company or has materially altered the terms of trade to the Target Group Company's disadvantage other than as disclosed in the Disclosure Letter;

          (c) the Target Group Company has not declared, paid or made a dividend or other distribution except to the extent provided in the Accounts other than as disclosed in the Disclosure Letter;

          (d) no resolution of the shareholders of the Target Group Company has been passed (except for those representing the ordinary business of an annual general meeting) other than as disclosed in the Disclosure Letter;

          (e) the Target Group Company has not repaid or redeemed share or loan capital, or made (whether or not subject to conditions) an agreement or arrangement or undertaken an obligation to do any of those things other than as disclosed in the Disclosure Letter;

          (f) the Target Group Company has not paid nor is under an obligation to pay any management charges other than as disclosed in the Disclosure Letter.

5.        ASSETS

          TITLE AND CONDITION

5.1 There are no Encumbrances, nor has the Target Group Company agreed to create any Encumbrances, over any part of its assets and each asset included in the Accounts or acquired by it so far as the Vendor is aware since the Accounts Date (other than assets sold in the ordinary course of business):-

          (a)  is legally and beneficially owned by the Target Group Company;
               and

          (b) where capable of possession, in the possession of the Target Group Company.

5.2 Save as disclosed or save where expressly provided for and/or agreed in this agreement, the Target Group Company owns or entitled to use in conjunction with the other Target Group Companies, all of the assets which are necessary to carry on the car body sealings business of the Seller as currently conducted.

5.3 So far as the Vendor is aware all fixed assets of the Target Group Company including, without limitation, all fixed and movable plant and machinery, vehicles, and other equipment used in, or in connection with, the business of the Target Group Company are in working order and in a condition which is not materially different to the prevailing standards of the car body seals industry (taking into account fair wear and tear).

6.        INTELLECTUAL PROPERTY

          GENERAL

6.1 All the registered Intellectual Property which (i) is within the definition of Business IP or (ii) is owned by the Target Group (the "ACQUIRED REGISTERED IP"), is listed in Annex 1 of the Disclosure Letter.

6.2 All Intellectual Property which (i) is within the definition of Business IP or (ii) is owned by the Target Group (the "ACQUIRED IP") is free from Encumbrances.

6.3 In each case, the Acquired Registered IP is registered in the name of a member of the Seller's Group or a member of the Target Group.

6.4 The Licensed Patents (as defined in the Intellectual Property Deed) and the Intellectual Property listed in Attachment B of the Disclosure Letter is legally and beneficially owned by and registered in the name of a member of the Seller's Group or the Target Group.

6.5 The Vendor has not received notice of and is not aware of the validity or ownership of any of the Acquired IP being challenged or opposed by any third party.

6.6 So far as the Vendor is aware, from Completion the Buyer and the Target Group Company will have available to it all the Intellectual Property which is needed for the purpose of operating the business of the Target Group Company as such business has been operated during the 12 months prior to the date of this agreement.

          RENEWALS/MAINTENANCE

6.7 So far as the Vendor is aware, all registration and renewal fees have been paid in relation to the Acquired Registered IP, and there are no deadlines for renewal which fall due within 6 months of the date of this agreement

          LICENCES

6.8 True and correct copies of all licences of the Acquired IP which have been granted to third parties and which are material to the Target Group Company have been provided to the Buyer and are identified in the Disclosure Letter. The Vendor has not been notified of and is not aware of any material breach of such licences.

6.9 Other than software licences, true and correct copies of all licences relating to Intellectual Property used in or on behalf of the business of the Target Group have been provided to the Buyer and are identified in the Disclosure Letter. The Vendor has not been notified of and is not aware of any material breach of such licences.

6.10 The Seller has the power and authority to license or procure the licence to the Buyer of the Intellectual Property licensed under clause 3.1(a) or 3.1(b) of the Intellectual Property Deed on the terms of the Intellectual Property Deed.

INFRINGEMENT

6.11 So far as the Vendor is aware, the activities comprised within the business of the Target Group do not infringe the rights of any third party and have not done so during the last three years.

6.12 There are no claims for infringement of third party rights which have been settled by any of the Seller's Group or the Target Group by the giving of undertakings which remain in force.

6.13 So far as the Vendor is aware, no third party is infringing either the Acquired IP or any Intellectual Property licensed under clauses 3.1(a) or 3.1(b) of the Intellectual Property Deed, nor have such third parties done so oar threatened to do so during the last three years.

CONFIDENTIALITY AGREEMENTS

6.14 The know how and confidential information within the Acquired IP is kept strictly confidential and has not been disclosed to third parties other than in the ordinary course of business and subject to appropriate obligations of confidentiality.

7.        EFFECT OF SALE

          Neither the execution nor performance of this agreement or any document to be executed at or before Completion will so far as the Vendor is aware:-

          (a) conflict with, or result in a material breach of an agreement, arrangement or obligation to which the Target Group Company is a party; or

          (b) result in any substantial customer cease dealing with the Target Group Company; or

          (c) result in any substantial supplier cease supplying to the Target Group Company;

          (d) result in any officer or senior employee leaving the Target Group Company; or

          (e) make the Target Group Company liable to transfer or purchase any assets, including shares held by it in other bodies corporate under their articles of association or any agreement or arrangement.

          (f) cause the Target Group Company to lose the benefit of any licence, consent, permit, approval or authorisation (public or private) or any right, grant, subsidy or privilege it presently enjoys or relieve any person of any obligation to the Target Group Company (whether contractual or otherwise), or require the repayment of a grant or subsidy, or enable any person to determine any such obligation or any contractual right or benefit now enjoyed by the Target Group Company or to exercise any right whether under an agreement with the Target Group Company or otherwise in each case which is material to the operation of the Target Group Company;

          (g) result in any present or future indebtedness of the Company becoming due or capable of being declared due and payable prior to its stated maturity;

          (h) save as disclosed in the Disclosure Letter, give rise to or cause to become exercisable any right of pre-emption or right of termination;

          (i) result in a breach of, or constitute a default under any provision of the memorandum or articles of association of the Company; or

          (j) result in a breach of, or constitute a default under any order, judgement or decree of any court or government agency by which the Company is bound or subject.

8.        CONSTITUTION

8.1       INTRA VIRES

          The Target Group Company has the power to carry on its business as now conducted.

8.2       MEMORANDUM AND ARTICLES

          The memorandum and articles of association or equivalent constitutional documentation of each Target Group Company in the form annexed to the Disclosure Letter are true and complete.

8.3       POWERS OF ATTORNEY

          The Target Group Company has not executed any power of attorney or conferred on any person other than its directors, officers and employees any authority to enter into any transaction on behalf of or to bind the Target Group Company in any way and which power of attorney remains in force or was granted or conferred within one year of the Completion Date.

8.4       STATUTORY BOOKS AND FILINGS

          (a) The statutory books of the Target Group Company are up to date, in its possession and are true and complete in accordance with the law.

          (b) All resolutions, annual returns and other documents required to be delivered to the Registrar of Companies (or other relevant regulatory authority) have been properly prepared and filed and the common seal of the Target Group Company is in its possession.

9.        INSURANCE

9.1       POLICIES

          The Disclosure Letter contains a list of current insurance and indemnity policies in respect of which the Target Group has an interest (together the "POLICIES"). So far as the Vendor is aware each of the Policies is valid and enforceable and is not void or voidable.

9.2       CLAIMS

          No claim is outstanding under any of the Policies and so far as the Vendor is aware no matter exists which might give rise to a claim under any of the Policies.

9.3       MAINTENANCE

          All the Target Group Company's insurances are in full force and effect and will be maintained in full force without alteration pending Completion and all premiums have been paid on time. So far as the Vendor is aware, there are no circumstances which might lead to any liability under any of the Target Group Company's insurances being avoided by the insurers or the premiums being increased otherwise than as a result of general market increases.

10.       CONTRACTUAL MATTERS

10.1      VALIDITY OF AGREEMENTS

          (a) No party with whom the Target Group Company has entered into any agreement, arrangement or obligation which is material to the operation of the business of the Target Group Company has given notice of its intention to terminate, or has sought to repudiate or disclaim, such agreement, arrangement or obligation.

          (b) So far as the Vendor is aware no party with whom the Target Group Company has entered into an agreement or arrangement which is material to the operation of the business of the Target Group is in material breach of such agreement or arrangement. So far as the Vendor is aware no matter exists which might give rise to such breach.

          (c) So far as the Vendor is aware the Target Group Company is not in breach of any agreement or arrangement which is material to the operation of the business of the Target Group Company and so far as the Vendor is aware no matter exists which might give rise to such breach.

10.2      MATERIAL AGREEMENTS

          (a) The Target Group Company is not a party to and is not liable under any contract, transaction, arrangement or liability which was entered into other than by way of a bargain at arm's length or outside the Target Group Company ordinary course of business.

          (b) The Target Group Company is not a party to and is not liable under:-

               (i) an agreement, arrangement or obligation by which the Target Group is a member of a joint venture, consortium, partnership or association (other than a bona fide trade association); or

               (ii) a distributorship, agency, marketing, licensing or
                    management agreement or arrangement.

          (c) The Target Group Company is not a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability which:

               (i) is of a length that is greater than is customary in businesses of a similar nature to that of the Target Group Company and which is material in the context of the Target Group Company; or

               (ii) is dependent on the guarantee or covenant of or security provided by any member of Seller's Group and which is material in the context of the Target Group Company; or

               (iii) is a contract for the sale of shares or assets comprising a business undertaking which contains warranties or indemnities under which the Target Group Company still has a remaining liability or obligation; or

               (iv) can be terminated as a result of any change in the
                    underlying ownership or control of the Target Group Company, or would be materially affected by such change; or

               (v) is in any way otherwise than in the ordinary course of the Target Group Company's business.

10.3      SUBSTANTIAL OR SIGNIFICANT CONTRACTS

          No contract, agreement, transaction, obligation, commitment, understanding, arrangement or liability entered into by the Target Group Company and now outstanding or unperformed involves the supply by or to the Target Group Company of products or services whether by way of lease or outright sale or otherwise to any one customer such that the value of such supplies exceeds or is likely to exceed ten per cent. of the total turnover of the Target Group Company in the financial year ending 31 December 1999.

11.       INFORMATION TECHNOLOGY

11.1 In the twelve months prior to the date hereof the Target Group Company has not suffered any material failures or breakdowns of any computer hardware or software used in connection with its business which have caused any substantial disruption or interruption to their business.

11.2 There have been no Year 2000 issues which have interfered with business to a material extent.

11.3 The Target Group Company has the benefit of maintenance and support agreements for its material computer systems which are all in force and not terminable by the contractor by less than six months' notice. None of the maintenance and support agreements for the computer systems are terminable as a result of the transaction.

11.4 The computer systems of the Target Group Company have, and the Vendor has no reason to believe that the computer systems will not after Completion continue to have, adequate capability and capacity for all the processing and other functions required by the Target Group Company immediately prior to Completion.

11.5 Each Target Group Company has disaster recovery procedures or contracts which ensure or provide that the computer systems and the data can be replaced or substituted without material disruption to the business of the Target Group Company.

11.6

          (a) In relation to third party software, the Vendor is unaware of any reason why, in the event that any person providing maintenance or support services for the computer systems of the Target Group Company is unable to do so, the Target Group Company would be unable to procure another person to carry out such services; and

          (b) In relation to all other software, in the event that any person providing maintenance or support services for the computer systems of the Target Group Company is unable to do so, the Target Group Company has all necessary rights and information to procure the carrying out of such services by employees or by a third party.

11.7 The Target Group Company has, a sufficient number of technically competent and trained employees to ensure proper handling, operation, monitoring and use of the Target Group Company's computer systems and the Vendor is aware of no reason why each the Target Group Company will not have a sufficient number of so technically competent and trained employees following Completion.

11.8 The Target Group Company has implemented reasonable procedures to ensure internal and external security of its computer systems and data including (without limitation) procedures for preventing unauthorised access, preventing the introduction of a virus and/or loss of data and for taking and storing on-site and off-site back-up copies of software and data. So far as the Vendor is aware no viral infection subsists in any of the computer systems or data of the Target Group Company.

11.9 The hardware of the Target Group Company is the absolute property of the Target Group Company free from encumbrances.

11.10 Where any of the records of the Target Group Company are stored electronically, the Target Group Company has all necessary software licences and access to all hardware to enable it to keep, copy, maintain and use such records in the course of its business. Except for software, hardware and/or computer systems the subject of a facilities management agreement between Draftex SA and ATOS dated 31 May 1997, the Target Group Company does not share any hardware or software relating to the records with any person and no third party enjoys any right or permission to copy or hold such records.

          In the above warranties:

          (a)  "COMPUTER SYSTEM" means the hardware and the software;

          (b) "DATA" means any data or information used by or for the benefit of the Target Group Company at any time and stored electronically at any time;

          (c) "HARDWARE" means any computer equipment used by or for the benefit of the Target Group Company at any time including, without limitation, parts of computer equipment such as firmware, screens, terminals, keyboards, disks and including cabling and other peripheral and associated equipment but excluding all software;

          (d) "SOFTWARE" means any software and associated documentation and materials created by or on behalf of or used in the business of the Target Group Company.

12.       LIABILITIES

12.1      DEBTS OWED BY THE TARGET GROUP COMPANY TO THIRD PARTIES

          (a) The Target Group Company has not received any notice to repay under any agreement relating to any borrowing or indebtedness in the nature of borrowing from a person other than a member of the Seller's Group (a "third party") which is repayable on demand.

          (b) There has not occurred any event of default or any other event or circumstance which would entitle any person to call for early repayment under any agreement relating to any borrowing or indebtedness of the Target Group Company to a third party or to enforce any security given by the Target Group Company to a third party.

12.2      GUARANTEES AND INDEMNITIES

          (a) The Target Group Company is not a party to any option, pre-emption, guarantee, indemnity, or suretyship with respect to the obligations of any member of the Seller's Group;

          (b) No part of the loan capital, borrowing or indebtedness in the nature of borrowing of the Target Group Company is dependent on the guarantee or indemnity of, or security provided by, any member of the Seller's Group.

12.3      BORROWING POWERS

          (a) The total amount borrowed by the Target Group Company from its bankers does not exceed its facilities and the total amount borrowed by the Target Group Company from whatsoever source does not exceed any limitation on its borrowing contained in its articles of association, or in any debenture or loan stock deed or other instrument.

          (b) The particulars attached to the Disclosure Letter show the third party bank facilities of the Target Group Company.

12.4      OFF-BALANCE SHEET FINANCING

          The Target Group Company has not engaged in any borrowing or financing not required to be reflected in the Accounts.

13.       PERMITS

13.1 The Target Group Company has obtained all material licences, approvals, permissions, authorisations (public and private) and consents required for carrying on its business in the places and in the manner in which such business is now carried on.

13.2 The licences, approvals, permissions, authorisations and consents referred to in paragraph 13.1 are in full force and effect and have been complied with in all material respects. So far as the Vendor is aware no such licence, consent, permit approval or authorisation is likely to be suspended, cancelled or revoked or not renewed upon expiry.

14.       INSOLVENCY

14.1      WINDING UP

          No order has been made, petition presented or resolution passed for the winding up of the Target Group Company or for the appointment of a provisional liquidator to the Target Group Company.

14.2      ADMINISTRATION

          No administration order has been made and no petition for an administration order has been presented in respect of the Target Group Company.

14.3      RECEIVERSHIP

          No receiver, receiver and manager or administrative receiver has been appointed of the whole or part of the Target Group Company's business or assets.

14.4      COMPROMISES WITH CREDITORS

          No Target Group Company has proposed or had approved (by its members, creditors and/or a court, as appropriate) any compromise or arrangement with its general body of creditors (or any class of them) in respect of the payment of creditors claims.

14.5      UNSATISFIED JUDGMENTS

          No distress, execution or other process been levied against the Target Group Company or action taken to repossess goods in the Target Group Company's possession which has not been satisfied in full. No unsatisfied judgment is outstanding against the Target Group Company.

14.6      ANALOGOUS EVENTS

          No event analogous to any of the foregoing has occurred in or outside England.

15.       LITIGATION AND COMPLIANCE WITH LAW AND PRODUCT LIABILITY

          LITIGATION

          (a) The Target Group Company during the 12 months ending on the date of this agreement has not been involved in any civil, criminal, arbitration, administrative or other proceeding in any jurisdiction which is material to the operation of its business. So far as the Vendor is aware no civil, criminal, arbitration, administrative or other proceeding in any jurisdiction is pending or threatened by or against the Target Group Company which is material to the operation of its business.

          (b) There is no outstanding judgment, arbitral award or decision of a court, tribunal, arbitrator or governmental agency in any jurisdiction against the Target Group Company which is material to the operation of its business.

15.2      COMPLIANCE WITH LAW

          So far as the Vendor is aware the Target Group Company has conducted its business and dealt with its assets in all material respects in accordance with applicable legal and administrative requirements in any jurisdiction (including the Health and Safety at Work Act 1974).

15.3      INVESTIGATIONS

          So far as the Vendor is aware the Target Group Company is not and has not been subject to any investigation, enquiry or disciplinary proceeding (whether judicial, quasi-judicial or otherwise) in any jurisdiction which is material to the operation of its business. The Target Group has not received any request for information from, any court or governmental authority (including any national competition authority and the Commission of the European Communities and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction. So far as the Seller is aware no matter exists which might give rise to such an investigation, enquiry, proceeding or request for information.

15.4      PRODUCT LIABILITY

          There is no claim in respect of Product Liability (as hereinafter defined) outstanding or threatened against or expected by the Target Group Company in relation to its business which is material in the context of the Target Group Company as a whole and so far as the Vendor is aware there are no circumstances which are likely to give rise to any such claim. For this purpose "Product Liability" means a liability arising out of death, personal injury or damage to property caused by a defective product or defective services sold, supplied or provided by the Target Group in the course of its business on or prior to the date hereof.

16.       BROKERAGE OR COMMISSIONS

          No person is entitled to receive from the Target Group Company a finder's fee, brokerage or commission in connection with this agreement or anything in it and the Target Group Company is not liable to pay to any of its directors, employees, agents and advisers any sum whatsoever in connection with the sale of the Acquisition Shares.

17.       OFFICERS AND EMPLOYEES

17.1      PARTICULARS OF SENIOR EXECUTIVES

          The particulars of each Senior Executive annexed to the Disclosure Letter show the names, job title, date of commencement of employment, and date of birth of every Senior Executive of the Target Group Company and no other person is a direct or shadow director of the Target Group Company.

17.2      REMUNERATION AND BENEFITS

          The particulars annexed to the Disclosure Letter show all remuneration (including particulars of all profit sharing, incentive, bonus and commission arrangements) and other benefits (including for the avoidance of doubt any right to payment or compensation howsoever arising):-

          (a)  actually provided; and/or

          (b) which the Target Group Company is bound to provide (whether now or in the future)

          to each Senior Executive of the Target Group Company.

17.3     TERMS AND CONDITIONS

          (a) The Disclosure Letter contains examples of all the standard terms and conditions, staff handbooks and policies which apply to Senior Executives and employees of the Target Group Company.

          (b) There are no terms and conditions in any contract with any Senior Executive or employee of the Target Group Company pursuant to which such person will be entitled to receive any payment or benefit or such person's rights will change as a direct or indirect consequence of the transaction contemplated by this agreement.

          (c) So far as the Seller is aware all employees have only one employment contract with one of the Target Group Company and do not have an employment relationship with either another Target Group Company or any third party.

17.4      NOTICE PERIODS

          The terms of employment of all employees of the Target Group Company and the terms on which the service of any persons are provided to the Target Group Company are such that their employment may be terminated by not more than six months' (but in any event not less than 30 days') notice given at any time without liability for any payment including by way of compensation or damages (except in the case of employees, an economic compensation payment if required by Chinese Labour Law (for China only), a statutory redundancy payment or for all countries except France unfair dismissal) except in the case of the Senior Executives whose notice periods are disclosed in the Disclosure Letter.

17.5      LOANS

          There are no amounts owing or agreed to be loaned or advanced by any of the Target Group Company to any Senior Executives of the Target Group Company (other than amounts representing remuneration accrued due for the current pay period, accrued extraordinary pay (for Spain only) accrued holiday pay for the current holiday year or for reimbursement of expenses).

17.6      INDUSTRIAL RELATIONS

          (a) No trade union, staff association or any other body representing workers is recognised by the Target Group Company for the purposes of collective bargaining.

          (b) The Disclosure Letter contains copies of any agreements (collective or otherwise) between the Target Group Company and any trade union, works council, staff association or any other body representing workers ("Collective Agreements").

          (c) The Target Group Company are not engaged or involved in any trade dispute, industrial action (whether official or unofficial, current or threatened) and/or any industrial relations matter (whether or not referred to any government or other recognised agency within each jurisdiction which specialises in providing advisory, conciliation or arbitration services) with any employee, trade union, staff association or any other body representing workers.

          (d) So far as the Vendor is aware the Target Group Company is not engaged or involved in any review or supervision by or dispute with any governmental body which could claim any form of payment from the Target Group Company.

17.7      NOTICE OF TERMINATION AND LEAVE OF ABSENCE

          (a) No Senior Executive of the Target Group Company has given notice to terminate his employment.

          (b) None of the Senior Executives is under notice of dismissal nor is there any liability outstanding to Senior Executives or former Senior Executives arising out of or in connection with their contract of employment, its termination or otherwise.

          (c) There are no Senior Executives of the Target Group Company who are on secondment, maternity leave or absent on grounds of disability or other leave of absence (other than normal holidays or absence of no more than one week due to illness).

          (d) The Target Group Company does not have any proposals, plans, commitments or agreements to dismiss any employees and there are no present or planned consultations or discussions with any trade union, staff association, works council or representatives of the employees in respect of any such proposal, plan, commitments or agreements.

17.8      CLAIMS BY OFFICERS AND EMPLOYEES

          No past or present Senior Executive or employee of the Target Group Company or any predecessor in business has instigated or threatened any claim or right of action against the Target Group Company including any claim:-

          (a) in respect of any accident or injury which is not fully covered by insurance; or

          (b)  for breach of any contract of services or for services; or

          (c) for loss of office or arising out of or connected with the termination of his office or employment, his contract of employment or otherwise.

17.9      COMPLIANCE WITH LAW

          So far as the Vendor is aware the Target Group Company has complied in all material respects during the past two years (except in the case of France and Spain which shall be five years) with the relevant provisions of the Treaty of Rome, EC Directives, EC Regulations, statutes (including for the avoidance of doubt any regulating working time or minimum salary levels), regulations, codes of conduct, Collective Agreements, terms and conditions of employment, contracts, applicable redundancy procedures, social security regulations, filing requirements, mandatory insurance requirements, legal requirements relating to health and safety, orders, declarations and awards relevant to the Target Group Company's employees or persons whose services are provided to the Target Group Company or the relations between the Target Group Company and any trade union, staff association or any other body representing workers including its statutory obligations to inform and consult appropriate representatives as required by law.

17.10     REDUNDANCIES

          So far as the Vendor is aware there is (and in the case of France there has not been over the past 5 years) no plan, scheme, commitment, policy, custom or practice (whether legally binding or not) relating to redundancy affecting any of the employees of the Target Group Company more generous than the statutory redundancy requirements.

17.11     CHANGES SINCE ACCOUNTS DATE

          Since the Accounts Date, no change has been made in (i) the rate of remuneration, or the emoluments or pension benefits or other contractual benefits, of any Senior Executive of the Target Group Company or (ii) the terms of engagement of any such Senior Executive.

17.12     PAYMENT UP TO COMPLETION

          All salaries and wages and other benefits of all employees of the Target Group Company have, to the extend due, been paid or discharged in full.

17.13     PAYMENTS ON COMPLETION

          So far as the Vendor is aware none of the Senior Executives will become entitled by virtue of their contract of employment (or other formal or informal agreement) to any payment or enhancement in or improvement to their remuneration, benefits or terms and conditions of service only by reason of the execution of this agreement or of completion of the sale and purchase under or pursuant to this agreement.

17.14     HEALTH AND SAFETY

          So far as the Vendor is aware no action has been taken by any enforcing authority in relation to any actual or alleged breach by the Target Group Company of any legal requirements relating to health and safety and the Target Group Company are not in receipt of any claim by an employee or past employee in relation to such breach and the Target Group Company are not aware of any circumstances which may lead to such action or claim.

17.15 The headcount reduction required to reduce actual employees to the planned headcount set out in the business plan for December 2000 in the Target Group Company operating in Germany (the "GERMAN TARGET GROUP COMPANIES") is less than the total number of temporary, leased or short term contract workers in the German Target Group Companies whose contracts can be terminated on short notice with no cost and no social plan, as illustrated below:

          Actual employees end September 2000 (or whenever)            1,782

          Planned headcount end December 2000                          1,574

          Headcount reduction to take place in October,                  208

           November, December 2000 after closure of plant 3

          Existing pool of temporary leased or short term contract       311
          workers which can be terminated and short notice with no cost and no social plan

18.       PROPERTIES

18.1      ALL PROPERTIES

          The Properties comprise all the property owned, used or occupied by and all property rights vested in the Target Group and/or the relevant Target Group Companies.

18.2      TITLE

          The Target Group Company has good and marketable title to each of the Properties set against its name in schedule 5 and is the legal and beneficial owner thereof.

18.3      OCCUPATION

          The Target Group Company is in sole and exclusive occupation (and is entitled to sole and exclusive occupation) of the entirety of each Property set out against its name in schedule 5 and no Property is, so far as the Target Group Company and/or the Vendors are aware, subject to any encumbrances which could materially inhibit the current use of the relevant Property or its occupation or any use or occupation currently intended by the Target Group Company.

18.4      RIGHTS

          The Target Group Company has sufficient interest and right to entitle it to occupy and use exclusively each Property set out against its name in schedule 5 for its present use and enjoyment (and any use currently intended by the Target Group Company) and there are appurtenant to each Property all such rights and easements and other matters reasonably necessary for such use and enjoyment and none of the same are capable of withdrawal modification or termination by any person (except for breach of the Target Group Company's obligation in respect of a leasehold interest save where the general law of any particular jurisdiction provides that Leases may be determined for other reasons and such law mandatorily applies). The Target Group Company has not received any notification from any third party challenging its right to occupy any Property (set out against its name in schedule 5) which it leases.

18.5      CONSENTS

          The Properties benefit from and comply with all necessary consents required for the occupation thereof for the purposes of the Target Group Company's business and for the use to which each Property is currently put and no such consents or approvals have been given on a temporary or personal basis nor do any of them require removal at any time of any works so authorised.

18.6      ONEROUS MATTERS

          There are no agreements or restrictions or other matters which are of an unusual or onerous nature which would adversely affect the occupation and use of the Properties their value or marketability.

18.7      OBLIGATIONS

          So far as the Target Group Company and the Vendor are aware the Target Group Company has duly and substantially performed in all material respects in relation to the Property set against its name in schedule 5 and the conduct of the business of the Target Group Company therein all obligations relating to such Property and the conduct of such business whether to a landlord or to statutory or other public authority or any other person and is not aware of any alleged material breach of any such obligations.

18.8      DISPUTES

          Neither the Target Group Company nor the Vendor is aware of any outstanding current material dispute or complaint relating to any Property set against the Target Group Company's name in schedule 5 or the conduct of the Target Group Company's business therein.

18.9      UNUSUAL EXPENDITURE

          Neither the Target Group Company nor the Vendor is aware of any requirement (whether by a landlord a statutory or other public authority or any other person) which would result in the Target Group Company having to pay charges or outgoings (not being rent) of material amount in excess of the sums currently paid in relation to each Property set against its name in schedule 5 or in excess of usual real estate rates and taxes.

18.10     CHANGE OF CONTROL

          So far each as the Target Group Company and the Vendor are aware no change of control of (or transfer of ownership or any interest in the shares of the Target Group Company and/or any rights in them) requires in relation to property any consent or authorisation from any party and no such change of control or transfer will give rise to any right of any person to terminate or curtail any interest in or connected with any of the Properties or otherwise adversely affect the Properties their use and enjoyment or the running of the businesses of the Target Group Company provided that it is agreed that for the purposes of this paragraph 18.10 the foregoing provisions shall be subject to any general law of the jurisdiction in which Properties are located which (i) provides that leases or consents may be terminated for reasons other than breach of obligation and (ii) is of mandatory application.

18.11     FURTHER TITLE ISSUES

          (a) So far as the Target Group Company and the Vendor are aware the particulars of the Properties shown in schedule 5 are true and correct. The Target Group Company has not entered into any agreement to acquire or dispose of any land or premises or any interest therein nor has it entered into any agreements for material construction, demolition or refurbishment of any buildings or facilities.

          (b) Each Property is held free from any Encumbrance, lease, sub-lease, tenancy, licence or right of occupation, rent charge, exception, reservation, easement, quasi-easement, privilege, pre-emption agreement, option or other encumbrance (or agreement for any of the same) including without limitation in the case of Properties in the United States any zoning or deed restriction materially adversely affecting the use or occupation of the Property, or its value or marketability

          (c) The leases, sub-leases, tenancies, licences (or agreements for any of the same) under which any of the Properties are held are valid and subsisting against all persons.

18.12     MATTERS AFFECTING PROPERTIES

          (a) None of the Properties is affected by any of the following matters or is to the knowledge of the Target Group Company or the Vendor likely to become so affected:

               (i) any exception, reservation, right, covenant, restriction or condition which is of an unusual nature or which affects or might in the future affect the use of any of the Properties for the purpose for which it is now used (the "CURRENT USE") or any other use or enjoyment currently planned or contemplated by the Target Group Company or which affects or which could affect the value or marketability of any Property but this warranty shall not apply (in the case of properties located in Germany) to restrictions of use deriving from covenants and restrictions customary and usual in building permits and/or administrative permits and administrative restrictions of the type referable to the German Property in question;

               (ii) any notice, order, demand, complaint, prosecution,
                    requirement or proposal of which the Target Group Company or the Vendor have notice or of the Vendor or the Target Group or any Target Group Company or the Vendor are aware made or issued by or on behalf of any authority, agency or department or body;

               (iii) any outstanding material unusual claim or liability
                    (contingent or otherwise);

               (iv) (save in respect of leasehold Properties) the requirement for consent from any party to the encumbering of the Properties or any of them.

          (b) So far as the Target Group Company and the Vendor are aware, as to each of the Properties there are no development works redevelopment works or fitting out works outstanding.

          (c) There are no restrictive covenants or provisions, orders specifically affecting any Property, charges, restrictions, agreements, conditions or other matters which preclude or limit the use of any of the Properties except (in the case of Property in Germany which comprises industrial plant) covenants restrictions or conditions usually contained in building permits and administrative restriction of industrial plant.

          (d) Any necessary or appropriate action to protect the interests of each relevant Target Group Company has been taken in relation to rent reviews and/or lease renewals and all appropriate time limits have been complied with in all material respects and no rent reviews are outstanding at the date hereof or exercisable prior to Completion.

          (e) In relation to any lease, sub-lease, tenancy or agreement for any of the same under which the Target Group Company is the landlord:

               (1) the rents collected have not exceeded the sums lawfully recoverable;
               (2) no forfeiture proceedings have been taken or are contemplated;
               (3)  no notice has been served which is still outstanding;
               (4) no works have been carried out which could give rise to a claim against the Target Group or any Target Group Company for compensation or which would have to be disregarded on any rent review;
               (5) all consents and conditions contained therein or relating thereto have been observed and performed to date and all necessary consents for the grant of the lease or other instrument have been obtained; and
               (6) brief details of all such leases, sub-leases, tenancies or agreements for any of the same are set out at the end of schedule 5 and such details are true and correct

          (f) Where the interest in any of the Properties is leasehold (which shall include any Properties held under a finance lease or credit bail) there is no right for the landlord to determine the lease (or finance lease or credit bail) except in the event of non-payment of rent or other breach of covenant by the tenant.

          (g) Provided that it is agreed that for the purposes of this paragraph 18.12 the foregoing provisions shall be subject to any general law of the jurisdiction in which Properties are located which (i) provides that leases or consents may be terminated for reasons other than breach of obligation and (ii) is of mandatory application.

          (h) In relation to any freehold property in the Czech Republic there are so far as the Target Group Company and the Vendor are aware, no claims or proceedings relating to restitution or whereby any third party claims ownership of or an interest in that Property.

18.13     OUTSTANDING PROPERTY LIABILITIES

          Except in relation to the Properties listed in schedule 5 and the documents relating to them disclosed in the Data Room or disclosed in writing by the Target Group Company's lawyers to the Buyer's lawyers the Target Group Company has no material liabilities (actual or contingent) arising out of or relating to land or premises or an interest in land or premises, (including, without limitation, leasehold premises sold, assigned or otherwise disposed of).

18.14     CHINA

          In relation to the Properties in China the landlords thereof had good and sufficient title to grant the leases thereof and the Target Group Company is legally entitled to occupy the relevant Property.

18.15     BOUNDARIES

          The buildings and improvements of each Property in the United States are located within the legal boundary lines of each Property are not in material violation of applicable setback requirements, zoning laws and ordinances and none of the Properties or buildings or improvements thereon are subject (in the case of Properties in the United States) to "permitted non-conforming use" or "permitted non-conforming structure" classifications and do not encroach on any easement that may burden the Property.

19.       PENSIONS

19.1      PENSIONS ARRANGEMENTS DISCLOSED

          Save under the Pension Schemes and the state pension schemes (together, the "BENEFIT SCHEMES"), the Target Group Company is under no obligation to provide any Applicable Benefit to or in respect of any employee or former employee of the Target Group Company or its subsidiaries (a "RELEVANT EMPLOYEE") or for any widow, widower, spouse, child or dependant of any Relevant Employee. For the purposes of this paragraph 19, "APPLICABLE BENEFIT" means any pension, lump sum, gratuity, or other like benefit given or to be given:

          (A)  on retirement or on death; or

          (B) in connection with past employment, after retirement or on or after death; or

          (C)  in anticipation of or in connection with retirement or death.

19.2      EX GRATIA PAYMENTS

          The Target Group Company is not making, and will not before Completion make, any voluntary or ex gratia payments of any Applicable Benefits to or in respect of any Relevant Employee.

19.3      NO ASSURANCES ETC.

          None of the companies in the Seller's Group or the Target Group:

          (A) have (except as disclosed in the Disclosure Letter) given any undertaking or assurance (whether legally enforceable or not) to any Relevant Employee or to any widow, widower, child or dependant of any Relevant Employee as to the continuance, introduction, improvement or increase of any Applicable Benefit; or

          (B) is paying or has in the last two years paid any Applicable Benefit (except under the Benefit Schemes) to any Relevant Employee or to any widow, widower, child or dependant of any Relevant Employee.

19.4      DISCLOSURE OF DOCUMENTS

          In respect of each Pension Scheme, the Buyer or its advisers have been supplied with the documentation governing such Pension Scheme. Such documentation and all material details relating to benefits and contributions of the Relevant Employees under the Pension Schemes and the obligations of employers participating in the Pension Schemes are disclosed in the Disclosure Letter.

19.5      AUGMENTATION

          Except as disclosed in the Disclosure Letter, no power under the Pension Schemes has been exercised in relation to any Relevant Employee who is in employment with any company within the Seller's Group or with the Target Group Company:

          (A) to provide terms of membership of the Pension Schemes (whether as to benefits or contributions) which are different from those generally applicable to the members of the Pension Schemes; or

          (B) to provide any benefits which would not but for the exercise of that power have been payable under the Pension Schemes; or

          (C)  to augment any benefits under the Pension Schemes.

19.6      PAYMENT OF CONTRIBUTIONS AND EXPENSES

          Contributions to the Benefit Schemes are not paid in arrears and all contributions and other amounts which have fallen due for payment have been paid. The Target Group Company has paid all the expenses of the Benefit Schemes for which it is liable.

19.7      LEGAL COMPLIANCE

          The Pension Schemes are in all material respects administered in accordance with and comply with applicable legislation and requirements.

19.8      SELLER'S VENDORS' AND TARGET GROUP COMPANY'S OBLIGATIONS

          The Vendors and the Target Group Company have observed and performed those provisions of the Benefit Schemes which apply to them.

19.9      CLAIMS AND LITIGATION

          No claim has been made by or in respect of any Relevant Employee against the Vendor or the trustees of the Pension Schemes which remains outstanding (other than routine claims for benefits and enquiries). So far as the Vendor and the Target Group Company are aware, there are no facts likely to give rise to any such claim.

19.10     NO EARLY RETIREMENT PROGRAMMES

          There are no special early retirement programmes in relation to any of the employees of the Target Group Company other than as disclosed in the Disclosure Letter.

19.11     EMPLOYEES OF BEIJING WANYUAN-DRAFTEX SEALING PRODUCTS CO LTD

          In relation to employees of Beijing Wanyuan-Draftex Sealing Products Co Ltd, the Vendor warrants that Beijing Wanyuan-Draftex Sealing Products Co Ltd is not liable to make payment of any Applicable Benefits directly to such employees.

19.12     EMPLOYEES OF THE GERMAN TARGET GROUP COMPANIES

          In relation to employees of the Target Group Companies incorporated and Operating in Germany (the "GERMAN TARGET GROUP COMPANIES"), the Vendor and the Target Group Company warrant that the Pension Schemes (insofar as such schemes are applicable to the employees of the German Target Group Companies) have been validly substituted (if substitution has occurred) for any other pension scheme in which the employees of the German Target Group Companies have at any time participated.

20.       TAXATION

20.1      RETURNS AND DISPUTES

          The Target Group Company has in the six years (or ten years in the case of the PRC Company the Czech Company and Draftex Optimit SRO) prior to the date hereof made all returns and supplied all information and given all notices to the relevant Taxation Authority as required by law within any requisite period and so far as the Seller is aware all such returns and information and notices are correct and accurate in all material respects and are not the subject of any dispute and so far as the Seller is aware there are no facts or circumstances likely to give rise to or be the subject of any such dispute.

20.2 Each Target Group Company has in all material respects in the six years (or ten years in the case of the PRC Company and the Czech Company and Draftex Optimit SRO) prior to the date hereof paid all Taxes due and has not been liable to any material penalty or interest in respect of any such Taxes and the Vendor is not aware that there are or have been any circumstances which would give rise to any such penalty or interest.

20.3      ACCOUNTS

          The Accounts make proper provision or reserve in respect of any period ended on or before the Accounts Date for all tax assessed or liable to be assessed on the Target Group Company or for which it is accountable at the Accounts Date or in respect of which it is liable to make payment to any member of the Vendor's Group under any Tax sharing arrangements.

20.4      SECONDARY LIABILITY

          So far as the Vendor is aware, no transaction or event has occurred in consequence of which the Target Group Company is or may be held liable for any Tax or deprived of relief or allowances otherwise available to it in consequence of any Tax or may otherwise be held liable for or to indemnify any person (other than any Target Group Company) in respect of any Tax, where some other company or person is or may become primarily liable for the Tax in question (whether by reason of any such other company being or having been a member of the same group of companies or otherwise).

20.5      PAYROLL TAXES

          So far as the Vendor is aware, the Target Group Company has in all material respects properly operated the relevant system for the deduction of payroll taxes.

20.6      CAPITAL GAINS AND CAPITAL ALLOWANCES

          The Target Group Company has sufficient records to be able to calculate as well as any justification for proper deferral of any capital gain, where applicable any liability to corporate tax on gains (whether recognised as an income or capital receipt) arising as a result of the disposal of any capital asset as well as any justification for proper deferral of any capital gain, where applicable.

20.7      VALUE ADDED TAX

          (a) The Target Group Company is a registered taxable person in each jurisdiction it carries on business and is required to be registered for the purpose of the VAT Legislation and has been treated as a member of a group of companies for such purpose. So far as the Vendor is aware no circumstances exist whereby the Target Group Company would or might become liable for the value added tax as an agent or otherwise;

          (b) So far as the Vendor is aware the Target Group Company has complied in all material respects with the requirements and provisions of the VAT Legislation and has made and maintained accurate and up to date records invoices accounts and other documents required by or necessary for the purposes of the VAT Legislation and each Target Group Company has at all times punctually paid and made all payments and returns required thereunder.

20.8      CUSTOMS DUTY

          So far as the Vendor is aware, the Target Group Company has paid all customs duties payable and was made and maintained up-to-date records in respect of customs duties.

20.9      STAMP DUTY

          So far as the Vendor is aware all documents in the possession of the Target Group Company in the enforcement of which the Target Group Company is or may be interested have been duly stamped, registered and filed with the competent Tax Authority in due course.

20.10     FOREIGN ELEMENT

          So far as the Vendor is aware, the Target Group Company has always been resident in the territory in which it was incorporated and has never been resident in any other territory or treated as so resident for the purposes of any double Tax agreement.

20.11     WITHHOLDINGS

          Each Target Group Company has deducted Tax from all material payments made where required by applicable legislation and accounted to the relevant taxation authority for Tax so deducted.

                                   SCHEDULE 4
                            VENDOR PROTECTION CLAUSES



1. Each of the Vendors and Seller hereby undertake to and for the benefit of the Buyer that they will not make or pursue any claim or action howsoever arising against the Target Group Companies or any of the directors, employees, agents or advisers of the Target Group Companies in respect of any loss or liability the Vendors may incur pursuant to the Warranties (or any other document referred to herein) or otherwise in connection with the sale of the Acquisition Shares to the Buyer or the preparation of the Disclosure Letter provided that the Seller or the Vendors shall not be precluded from bringing any such claim against the same in respect of fraud or willful concealment.

2. Save in the case of fraud or fraudulent concealment by the Vendor, the Vendors shall be under no liability in respect of any claim under the Warranties or the Tax Deed and any such claim shall be wholly barred and unenforceable unless written notice of such claim setting out reasonable details as are available to the Buyer including as far as reasonably practicable an estimate of the maximum amount of the claim shall have been served upon the Seller (on behalf of the relevant Vendor) by the Buyer promptly after it becomes likely that a claim will be made, and in any event:-

          (a) in the case of a claim under the Warranties other than the Warranties relating to Tax, by not later than 5.00 p.m. on the 21 month anniversary of the date of Completion; and

          (b) in the case of a claim under the Warranties relating to Tax or the Tax Deed by not later than 5.00 p.m. on the date 6 months after the date on which the relevant statutory limitation for claims by a Taxation Authority expires;

          (c) in the case of a claim under the indemnity at clause 4.8(c) by not later than 5.00pm on the fifth anniversary of the date hereof,

          and the liability of the Vendor for any claim specified in such notice shall absolutely determine and cease (unless the amount payable in respect of the relevant claim has been agreed by the Seller within six months of the date of such written notice) if legal proceedings have not been instituted in respect of such claim by the due service of process on the relevant Vendor within six months of the date of such written notice; or

2.2 For the purpose of this paragraph 2 legal proceedings shall not be deemed to have been commenced unless they shall have been properly issued and validly served upon the relevant Vendor.

2.3 Save in the case of fraud or fraudulent concealment the Vendor shall be under no liability in respect of any claim under the Warranties, the indemnity at clause 4.8(c) or the Tax Deed:-

          (a) where the liability of the Vendor in respect of that claim (and all other claims arising out of the same subject matter) would (but for this paragraph) have been less than (Euro)50,000; or

          (b) unless and until and only to the extent that the liability in respect of that claim (not being a claim for which liability is excluded under paragraph 22.3(a) above) when aggregated with the liability of all of the Vendors in respect of all other such claims shall exceed (Euro)1,500,000.

2.4       (a)  Save in the case of fraud or fraudulent concealment the aggregate maximum liability of the Vendors (and the Seller's Group) in respect of all claims under the Indemnities and the Warranties and the Tax Deed shall not in any circumstances exceed (Euro) 180,000,000.

          (b) Without prejudice to the generality of the provisions of this schedule, the Vendors (and any member of the Seller's Group) shall not be liable in respect of any liability under the Tax Warranties (a "TAX WARRANTY CLAIM"):-

               (i) where the Tax Warranty Claim in question would (but for this paragraph) have been less than (Euro)50,000 per claim;

               (ii) unless and until and only to the extent that the liability in respect of that Tax Warranty Claim (not being a Tax Warranty Claim for which liability is excluded under this schedule and in particular under paragraph 2.4(b)(i) above) when aggregated with the liability of the Vendors (and the Seller) in respect of all other such Tax Warranty Claims and all claims under the Tax Deed exceeds (Euro)5,000,000;

2.5 The Vendors shall be under no liability in respect of any claim under the Warranties if the facts or circumstances giving rise thereto are fairly disclosed in the Disclosure Letter, or provided for or otherwise known to be exceptions under the terms of this agreement or are otherwise actually known (but subject to the qualification in paragraph 2.14) to any member of the Buyer's Group due diligence team, comprising T Hall, J Gray, Y Seyal, E Hasler, G Lonergan, M Hastings-Hale, C Conley, M Martin, W Phillips and B Hall (the "BUYER'S DUE DILIGENCE TEAM") at the date hereof.

2.6 No liability (whether in contract, tort or otherwise) shall attach to the any of the Vendors in respect of any claim under the Warranties to the extent that:-

          (a) the claim or the events giving rise to the claim would not have arisen but for an act, omission or transaction of the Buyer's Group otherwise than in the ordinary and proper course of the business of the Target Group as at present carried on which could reasonably have been avoided and which the Buyer was aware (or reasonably should have been aware) could give rise to a claim or which would not have arisen but for any claim, election or surrender or disclaimer made or omitted to be made or notice or consent given or omitted to be given by the Buyer's Group under the provisions of any statutes relating to Tax;

          (b) the claim is based upon a liability which is contingent only, unless and until such contingent liability becomes an actual liability save that this paragraph 2.6(b) shall not prevent liability attaching to the Vendor where the claim, albeit contingent, was notified within the time periods referred to in paragraph 2(a) or 2(b) but becomes an actual liability outside those times;

          (c) provision or reserve in respect of the matter giving rise to the claim shall have been made in the Completion Accounts;

          (d) the claim occurs wholly or partly out of or the amount thereof is increased as a result of:-

               (i) any change in the accounting principles or practices of the Buyer's Group introduced or having effect after the date of this agreement unless the same is introduced to bring the accounting principles and practices into line with generally accepted accounting principles and practices in [the UK] in relation to a business of the type carried on by the Buyer's Group; or

               (ii) any increase in the rates of taxation made after the date hereof; or

               (iii) any change in law or regulation or in its interpretation or administration by any relevant court or by any other fiscal, monetary or regulatory authority (whether or not having the force of law) first published after the date hereof;

          (e) the loss or damage giving rise to the claim is recoverable by the Buyer's Group under any policy of insurance or would have been so recoverable but for any change in the terms of insurance since the date of this agreement;

          (f) the claim relates to a claim or liability for taxation and would not have arisen but for any winding-up or cessation after Completion of any business or trade carried on by the Buyer's Group except to the extent that such winding-up or cessation is occasioned by the facts or circumstances giving rise to one or more claims under the Warranties;

          (g) the claim or the events giving rise to the claim would not have arisen but for an act, omission or transaction carried out at the written request of or with the written consent of the Buyer prior to Completion.

2.7 In assessing any liabilities, damages or other amounts recoverable by the Buyer as a result of any claim under the Warranties against the Vendor(s) there shall be taken into account any benefit accruing to the Buyer's Group including, without prejudice to the generality of the foregoing, the net present value of any tax relief obtained by the Buyer's Group and any amount by which any taxation for which the Buyer's Group is or may be liable to be assessed or accountable is reduced or extinguished, arising directly or indirectly in consequence of the matter which gives rise to such claim.

2.8 No liability will arise and no claim may be made under any of the Warranties to the extent that the matter giving rise to such claim is remediable unless within the period of 30 days following the Buyer becoming aware of such matter the Buyer shall have given written notice thereof to the Seller and such matter shall not have been remedied to the reasonable satisfaction of the Buyer within the period of 30 days following the date of service of such notice.

2.9       Paragraph 2.10 shall apply in circumstances where:-

          (a) any claim is made against the Buyer's Group which may give rise to a claim by the Buyer against the Seller (on behalf of the relevant Vendor) under the Warranties other than the Warranties applying to Taxation (the "GENERAL WARRANTIES"); or

          (b) the Buyer's Group is or may be entitled to make recovery from some other person any sum in respect of any facts or circumstances by reference to which the Buyer has or may have a claim against the Seller (on behalf of the relevant Vendor) under the General Warranties; or

          (c) the Seller or the Vendor shall have paid to the Buyer an amount in respect of a claim under the General Warranties and subsequent to the making of such payment the Buyer's Group becomes or shall become entitled to recover from some other person a sum which is referable to that payment.

          For the avoidance of doubt any claim under any Warranty relating to Tax (a "TAX WARRANTY") shall be governed by clause 7 of the Tax Deed.

2.10 The Buyer shall and shall procure that each member of the Buyer's Group shall:-

          (a) (subject to the Buyer being indemnified to its reasonable satisfaction by the Seller or by a member of the Seller's Group against all reasonable costs and expenses which may properly be incurred by reason of such action) promptly and diligently take all such action as the Seller may reasonably request (including but not limited to the institution of proceedings and the instruction of professional advisers approved by the Seller to act on behalf of the Buyer or the Buyer's Group) to avoid, dispute, resist, compromise, defend or appeal against any such claim against the Buyer's Group as is referred to in paragraph
               2.922.9 or to make such recovery by the Buyer's Group as is referred to in paragraph 2.9(a) or 2.9(c) as the case may be, in accordance with the reasonable instructions of the Seller and giving reasonable consideration to all representations made to the Seller in relation thereto; and

          (b) not settle or compromise any liability or claim to which such action is referable without the prior written consent of the Seller which consent shall not be unreasonably withheld or delayed; and

          (c) in the case of paragraph 2.9(c) only, promptly repay to the Seller an amount equal to the amount so recovered or, if lower, the amount paid by the Seller or the Vendor to the Buyer

          Provided that paragraphs 2.10(a) and 2.10(b) only shall not apply where in the reasonable view of the Buyer any material adverse effect on the business or commercial relationships of a member of the Target Group and a material customer or supplier of the Target Group may be directly caused by acting in accordance with those clauses.

2.11      The Buyer shall as soon as reasonably practicable:-

          (a) inform the Seller (on behalf of the relevant Vendor) in writing of any fact, matter, event or circumstance which comes to its notice or to the notice of the Buyer's Group whereby it appears that the Seller (on behalf of the relevant Vendor) is or may be liable to make any payment in respect of any claim under the General Warranties or whereby it appears the Buyer's Group shall become or may become entitled to recover from some other person a sum which is referable to a payment already made by the Vendor in respect of such a claim; and

          (b) thereafter keep the Seller (on behalf of the relevant Vendor) fully informed of all material developments in relation thereto; and

          (c) provide all such information and documentation (no matter how it is recorded or stored) as the Seller (on behalf of the relevant Vendor) shall reasonably request in connection therewith and also in connection with any proceedings instituted by or against the Buyer's Group under these clauses.

2.12 The only remedies available to the Buyer (and, where appropriate, to its Related Persons) in respect of this agreement together with any other documents referred to in this agreement (the "TRANSACTION DOCUMENTS") are damages for breach of contract (subject to the limitations set out in this agreement and the Tax Deed) and, for the avoidance of doubt, neither it (nor its Related Persons, where appropriate) have any right to rescind or terminate any Transaction Documents (save as provided herein) either for breach of contract or for negligent or innocent misrepresentation or otherwise PROVIDED THAT the provisions of this paragraph 2.12 shall not exclude any liability which any of the parties or, where appropriate, their Related Persons would otherwise have to any other party or, where appropriate, to any other party's Related Persons or any right which any of them may have to rescind this agreement in respect of any statements made fraudulently by any of them prior to the execution of this agreement or any rights which any of them may have in respect of fraudulent concealment by any of them.

2.13 In the event that the Seller at any time after the date hereof shall wish to take out insurance against its liability hereunder the Buyer undertakes to provide such information as the prospective insurer may reasonably require before effecting such insurance.

2.14 The Buyer hereby warrants that the Buyer's Due Diligence Team has no actual knowledge of any fact which might lead to claims against the Vendor under the Warranties, the Seller acknowledging on behalf of each Vendor that knowledge of a fact or circumstance solely through its inclusion in any draft of the disclosure letter would not provide a defence to any action taken by the Buyer or qualify, limit or restrict in any manner any claim made by the Buyer, for breach of any of the Warranties unless the Disclosure Letter also contained a reference to that fact or circumstance.

2.15 Nothing in this agreement shall or shall be deemed to relieve the Buyer of any common law or other legal duty to mitigate any loss or damage incurred by it.

2.16 Any liability of the Vendor in respect of any claim under the Warranties which is based upon or referable to:

          (a) a shortfall, insufficiency or reduction of earnings, revenues or profits (whether or not consolidated, or before or after tax or extraordinary, exceptional or non-recurring items) of the Target Group; or

          (b)  an adverse effect on any such earnings, revenues or profits arising in each case by virtue of the subject matters of the claim shall not exceed the amount of such shortfall, insufficiency, reduction or adverse effect which has occurred at the date of such claim.

                                   SCHEDULE 5
                                     PART 1
                                 THE PROPERTIES
DRAFTEX
-------

------------------------ -------------------------------- -------------- --------------------------- -------------
COMPANY                  ADDRESS                          TENURE         LANDLORD                     SQM.

------------------------ -------------------------------- -------------- --------------------------- -------------
Draftex                  Buropark Hansastem               Leasehold      Iduna Vereinigte
International            Fritz-Vomfelde-Str. 12                          Lebensversicherung AG Fur   832
Worldwide                40547 Dusseldorf                                Handwerk Handel und
Headquarters                                                             Gewerbe
Lessor Draftex                                                           Neu Rabenstrasse 15-19
International GmbH &                                                     20354 Hamburg
Co KG

------------------------ -------------------------------- -------------- --------------------------- -------------
Draftex                  Grefrath, Industrie 2            Leasehold      Draftex International                780
International                                                            GmbH & Co. KG.
GmbH & Co KG

------------------------ -------------------------------- -------------- --------------------------- -------------
Draftex                  Plant II                         Freehold,                                        20,760
International GmbH &     41747 Viersen                    encumbered
Co KG                    Greefsallee 60, Bachstrasse      with land
                                                          charges in
                                                          the total
                                                          amount of DM
                                                          6 million
------------------------ -------------------------------- -------------- --------------------------- -------------
Draftex                  Plant IV                         Freehold                                         49,181
International GmbH &     47929 Grefrath,
Co KG                    Bahnstrasse 29

------------------------ -------------------------------- -------------- --------------------------- -------------
Draftex                  Plant VI                         Freehold                                         27,821
International GmbH &     41747 Viersen
Co KG                    Helmholtzstrasse 26/27

------------------------ -------------------------------- -------------- --------------------------- -------------
DIETC                    Erkelenzer Strasse 50            Leasehold      Company                           13,310
                         41179 Monchengladbach                           Schafhorst,
                                                                         Monchengladbach

------------------------ -------------------------------- -------------- --------------------------- -------------
Draftex Optimit s.r.o.   Vitouska 391                     Leasehold      Semperflex Optimit a.s.           12,892
                         742 35 Odry
                         Czech Republic

------------------------ -------------------------------- -------------- --------------------------- -------------
Draftex International    Mistecka 1111                    Leasehold      Tatra Pribor a.s                  21,963
(Pribor) s.r.o.          742 58  Pribor                                  Pribor
                         Czech Republic                                  Mistecka 111
                                                                         Czech Republic
                         -------------------------------- -------------- --------------------------- -------------
                         Mistecka 1111                    Freehold       Purchase Agreement signed          4,870
                         742 58 Pribor                                   on 15 September 2000.
                         Czech Republic                                  Currently awaiting
                                                                         registration of the title
------------------------ -------------------------------- -------------- --------------------------- -------------
SLIC Corvol SA           Grande Rue                       Freehold                                          6,200
                         58460 Corvol L'Orgueilleux


------------------------ -------------------------------- -------------- --------------------------- -------------
SLIC Gruchet SA          Lieudit "le GrandPre",           Freehold       Auxicomi
------------------------ -------------------------------- -------------- --------------------------- -------------

------------------------ -------------------------------- -------------- --------------------------- -------------
COMPANY                  ADDRESS                          TENURE         LANDLORD                     SQM.

------------------------ -------------------------------- -------------- --------------------------- -------------
                         76170 Saint Nicolas de la        Subject to a   27-31 avenue du General     10,870
                         Taille                           finance lease  LECLERC
                                                                         94710 Maison Alfort
                                                                         France

------------------------ -------------------------------- -------------- --------------------------- -------------
Snappon SA               Rue Edmond Poillot               Freehold                                         16,300
                         28011 Chartres Cedex

------------------------ -------------------------------- -------------- --------------------------- -------------
Draftex International    Rambla de Catalunya, 105         Leasehold      Fincas Simeon Gestion de     Approx. 150
Iberica SA               Barcelona,                                      Patrimonios
                         Spain
------------------------ -------------------------------- -------------- --------------------------- -------------
Draftex International    Poligono Riera de Caldes         Freehold                                         51,710
Iberica SA               C./dels Mercaders
                         9-11 E-08184 Palau de Plegamans                                                  (22,300
                         Barcelona                                                                         built)

------------------------ -------------------------------- -------------- --------------------------- -------------
Draftex International    Polgono Industrial de Valls      Freehold                                         37,229
Iberica SA               Carrer Manyans
                         S/n 43800 Valls Tarragona                                                        (24,185
                         Spain                                                                             built)

------------------------ -------------------------------- -------------- --------------------------- -------------
Draftex Inc.             2121 Heilig Road                 Freehold                                        450,000
                         Salisbury                                                                        (Sq ft)
                         North Carolina, NC 28146
                         USA
------------------------ -------------------------------- -------------- --------------------------- -------------
Draftex Inc.             Suite 206                        Leasehold      Ericar Co.                         5,365
                         40000 Grand River                                                                (Sq ft)
                         Novi
                         Oakland County
                         Michigan

------------------------ -------------------------------- -------------- --------------------------- -------------
Beijing                  No. 1 Nan Da Hong Men Road       Leasehold      CALT                               14740
Wanyuan                  Feng Tai District                               No. 1 Nan Da Hong Men Road
Draftex Sealing          Beijing PO Box 9200-58                          Feng Tai District
Products Company         Post Code 10 0076                               Beijing PO Box 9200-58
Limited                                                                  Post Code 10 0076

------------------------ -------------------------------- -------------- --------------------------- -------------


                                   SCHEDULE 5
                                     PART 2
                             THE EXCLUDED PROPERTIES


------------------------ ------------------------------- ------------- ----------------------------- ------------
        COMPANY                     ADDRESS                 TENURE               LANDLORD               SQM.
------------------------ ------------------------------- ------------- ----------------------------- ------------
Draftex                  Plant I                         Freehold                                         18,075
International GmbH       41748 Viersen
& Co KG                  Am Schluff 18-20
------------------------ ------------------------------- ------------- ----------------------------- ------------
Draftex International    Plant III                       Freehold                                         43,059
GmbH & Co KG             41747 Viersen
                         Helmholtzstrasse 19
------------------------ ------------------------------- ------------- ----------------------------- ------------
Draftex                  Plant V                         Freehold
International GmbH &     41747 Viersen
Co KG                    Grefraather Strasse 69

------------------------ ------------------------------- ------------- ----------------------------- ------------
SLIC Gruchet SA          33 rue de Couvent B.P. 15.      Freehold                                         10,200
                         76210 Gruchet le Valasse

------------------------ ------------------------------- ------------- ----------------------------- ------------

SUB-LET PROPERTIES

--------------- ------------- --------- ----------------  ----- ----------------- ----------- -------------------
LESSOR          LESSEE        DATE OF   ADDRESS           SQ.M  FEES              TERM        NOTICE PERIOD
                              LEASE
--------------- ------------- --------- ----------------  ----- ----------------- ----------- -------------------
Draftex         Gebr.         15/12/99  2 store houses    600   DM5,181.72        01.02.2000- the lease will be
International   Hackbarth               "Industrie-       180   (DM4,467 net +    31.05.2005  extended by
GmbH & Co KG    GmbH                    strasse 2,              DM714.72 VAT)                 further periods
                                        Grefrath"                                             of five years
                                                                                              unless the lease
                                                                                              is terminated six
                                                                                              months prior to
                                                                                              the end of the
                                                                                              contractual term
--------------- ------------- --------- ----------------  ----- ----------------- ----------- -------------------
Draftex         Mr Heinz      27/06/91  parking area      20    DM50 plus VAT     Indefinite  1 month to the
International   Kreuels                 of Plant 1                                            end of each
GmbH & Co. KG                           Oberrahser-                                           calendar month
                                        strasse, Viersen
--------------- ------------- --------- ----------------  ----- ----------------- ----------- -------------------

                                   SCHEDULE 6

                              [Intentionally blank]

                                   SCHEDULE 7
                          PRO FORMA COMPLETION ACCOUNTS

                                                                                           FOR INFORMATION ONLY
------------------------------------------------------------------------------------------------------------------------
                                                       31/12/1999                             30/06/2000
      SEALS TOTAL                                                  AS DEFINED                              AS DEFINED
                                              ACTUAL  ADJUSTMENTS    IN SPA         ACTUAL   ADJUSTMENTS     IN SPA
      Balance Sheet

      EURO 000
------------------------------------------------------------------------------------------------------------------------
      BALANCE SHEET

      Stock & WIP                             38,687                    38,687      39,081                       39,081
      Trade debtors                           49,395                    49,395      58,267                       58,267
      Other debtors                           10,821                    10,821       7,796                        7,796
      Group trade debtors                     52,068                    52,068      44,924                       44,924
------------------------------------------------------------------------------------------------------------------------
      Trade creditors                       (52,430)                  (52,430)    (38,658)                     (38,658)
      Current taxation                         5,890     (10,806)      (4,916)       (331)       (7,435)        (7,766)
      Other creditors                       (24,735)                  (24,735)    (33,151)                     (33,151)
      Group trade creditors                 (29,166)                  (29,166)    (17,805)                     (17,805)
------------------------------------------------------------------------------------------------------------------------
      Net current assets                      50,529     (10,806)       39,723      60,123       (7,435)         52,688
      Fixed assets                           226,079                   226,079     228,186                      228,186
      Fixed assets creditors- external       (4,349)                   (4,349)     (1,914)                      (1,914)
      Fixed assets creditors- group               42                        42       (814)                        (814)
      Intangibles                               (47)                      (47)        (66)                         (66)
      Goodwill                                     0                         0           0                            0
      Other non current assets                   259                       259         288                          288
      Provisions                            (16,073)                  (16,073)        (93)                         (93)
      Other non current liabilities          (8,833)                   (8,833)    (10,940)                     (10,940)
      less tax
      Taxation (greater than) 1 year          1,265       (1,265)           0           0             0              0
      Deferred taxation                      (4,689)                   (4,689)     (4,645)                      (4,645)

------------------------------------------------------------------------------------------------------------------------
      Total assets less liabilities          244,183     (12,071)      232,112     270,125       (7,435)        262,690
------------------------------------------------------------------------------------------------------------------------

      Share capital                           66,365                    66,365      66,593                       66,593
      Reserves                                29,163     (12,071)       17,092      26,014       (7,435)         18,579
      Net borrowings / (cash)                (1,844)                   (1,844)     (1,404)                      (1,404)
      Group loans                            150,499                   150,499     178,921                      178,921

------------------------------------------------------------------------------------------------------------------------
      AGREED CAPITAL EMPLOYED                244,183     (12,071)      232,112     270,125       (7,435)        262,690
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
      RESERVES
      Share premium                               18                        18          18                           18
      Revaluation                              5,424                     5,424       5,745                        5,745
      Exchange differences                     (277)                     (277)       (282)                        (282)
      Revenue- C Year - A/c no 30000          11,280                    11,280       (477)                        (477)
      Revenue- Other - A/c no 95000           12,718     (12,071)          647      21,010       (7,435)         13,575
                                       ---------------------------------------------------------------------------------
      Total reserves                          29,163     (12,071)       17,092      26,014       (7,435)         18,579
                                       ---------------------------------------------------------------------------------
      As per balance sheet above              29,163     (12,071)       17,092      26,014       (7,435)         18,579
                                       ---------------------------------------------------------------------------------
      Difference                                   0            0            0           0             0              0
                                       ---------------------------------------------------------------------------------

      NET BORROWINGS / (CASH)
      (Cash)/overdrafts                     (19,131)                  (19,131)    (16,431)                     (16,431)
      (Cash investments)                           0                         0           0                            0
      Loans (less than) 1 year                12,341                    12,341       9,965                        9,965
      Loans (less than) 1 year                 4,945                     4,945       5,062                        5,062
                                       ---------------------------------------------------------------------------------
      Total                                  (1,844)            0      (1,844)     (1,404)             0        (1,404)
                                       ---------------------------------------------------------------------------------
      As per balance sheet above             (1,844)            0      (1,844)     (1,404)             0        (1,404)
                                       ---------------------------------------------------------------------------------
      Difference                                   0            0            0           0             0              0
                                       ---------------------------------------------------------------------------------
      Finance leases included within           2,643                     2,643       2,550                        2,550
      LOANS
                                       ---------------------------------------------------------------------------------

      GROUP LOANS
      Laird Group                             20,510                    20,510     156,500                      156,500
      Other Group loans                      129,989                   129,989      22,421                       22,421
                                       ---------------------------------------------------------------------------------
      Total                                  150,499            0      150,499     178,921             0        178,921
                                       ---------------------------------------------------------------------------------
      As per balance sheet above             150,499            0      150,499     178,921             0        178,921
                                       ---------------------------------------------------------------------------------
      Difference                                   0            0            0           0             0              0
                                       ---------------------------------------------------------------------------------

                                                                             AT 31 DECEMBER 1999
    SEALS TOTAL                    Exchange rates versus EURO:
                                          DM       EURO        DM     PESETA       CZK       CZK        FF         FF         FF
    Balance Sheet                      1.960      1.000     1.960    166.400    35.994    35.994     6.560      6.560      6.560
                                                                                                   TOTAL
    Euro 000                 TOTAL    KG       DIETC      WWHQ     IBERICA    OPTIMIT  OPT - MI   FRANCE    SNAPPON    GRUCHET
----------------------------------------------------------------------------------------------------------------------------------
    BALANCE SHEET
    Stock & WIP             38,687    14,471          0         0      5,086     1,856         0     6,481      2,701      2,502
    Trade debtors           49,395    20,059          0         0      9,146     1,206         0       151       (90)        163
    Other debtors           10,821     2,336          0         0        677       177         0     3,129      1,493        930
    Group trade debtors     52,068     8,028          0         0      7,022       314         0    36,381     16,719     14,857
----------------------------------------------------------------------------------------------------------------------------------
    Trade creditors       (52,430)  (12,582)          0         0   (17,228)   (1,247)         0  (12,056)    (5,941)    (4,083)
    Current taxation         5,890   (2,052)          0         0    (2,455)     (449)         0     1,529          0      1,419
    Other creditors       (24,735)  (12,538)          0         0    (1,276)     (430)       (0)   (5,451)    (3,387)    (1,679)
    Group trade           (29,166)   (3,160)          0         0      (518)   (1,707)         0  (13,858)    (6,288)    (5,913)
    creditors
----------------------------------------------------------------------------------------------------------------------------------
    Net current assets      50,529    14,563          0         0        453     (280)       (0)    16,305      5,208      8,196
    Fixed assets           226,079    74,844          0         0     35,935     9,285         0    26,136     10,480     12,091
    Fixed assets           (4,349)   (4,113)          0         0          0     (108)         0     (129)       (37)       (63)
    creditors- external
    Fixed assets                42     (827)          0         0        869         0         0         0          0          0
    creditors- group
    Intangibles               (47)         0          0         0          0      (47)         0         0          0          0
    Goodwill                     0         0          0         0          0         0         0         0          0          0
    Other non current          259     6,421          0         0          0        94         0         9          0          0
    assets
    Provisions            (16,073)  (15,136)          0         0          0         0         0     (122)          0      (122)
    Other non current      (8,833)         0          0         0          0         0   (1,460)   (3,455)    (1,130)    (1,440)
    liabilities less tax
    Taxation greater than
       1 year               1,265          0          0         0          0         0         0     1,265      1,265          0
    Deferred taxation      (4,689)         0          0         0    (1,279)     (262)         0         0          0          0

----------------------------------------------------------------------------------------------------------------------------------
    TOTAL ASSETS LESS      244,183    75,752          0         0     35,977     8,682   (1,460)    40,009     15,787     18,663
    LIABILITIES
----------------------------------------------------------------------------------------------------------------------------------

    Share capital           66,365    30,612          0         0     20,701        28       (7)     7,825      4,573      1,651
    Reserves                29,163    25,053          0         0     26,412     5,520   (1,453)    14,908      1,907      6,859
    Net borrowings/        (1,844)       102          0         0    (8,073)     (158)         0     2,027         47      2,630
    (cash)
    Group loans            150,499    19,985          0         0    (3,063)     3,293         0    15,248      9,260      7,522

----------------------------------------------------------------------------------------------------------------------------------
    Capital employed       244,183    75,752          0         0     35,977     8,682   (1,460)    40,009     15,787     18,663
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
    RESERVES
    Share premium               18         0          0         0         18         0         0         0          0          0
    Revaluation              5,424         0          0         0      1,882         0         0     3,304      2,444        668
    Exchange differences     (277)         0          0         0          0         0         0         1          0          0
    Revenue- C Year -       11,280    22,288          0         0      5,015     2,171     (604)   (2,370)    (1,822)      (714)
    A/c no 30000
----------------------------------------------------------------------------------------------------------------------------------
    Revenue- Other - A/c    12,718     2,765          0         0     19,497     3,349     (849)    13,973      1,285      6,905
    no 95000
                          --------------------------------------------------------------------------------------------------------
    Total reserves          29,163    25,053          0         0     26,412     5,520   (1,453)    14,908      1,907      6,859
                          --------------------------------------------------------------------------------------------------------
    As per balance sheet    29,163    25,053          0         0     26,412     5,520   (1,453)    14,908      1,907      6,859
    above
                          --------------------------------------------------------------------------------------------------------
    Difference                   0         0          0         0          0         0         0         0          0          0
                          --------------------------------------------------------------------------------------------------------

    NET BORROWINGS /
    (CASH)
    (Cash)/               (19,131)   (6,218)          0         0    (8,073)     (158)         0     (615)         47       (12)
    overdrafts
    (Cash investments)           0         0          0         0          0         0         0         0          0          0
    Loans less than 1 year  12,341     3,807          0         0          0         0         0       210          0        210
    Loans less than 1 year   4,945     2,513          0         0          0         0         0     2,432          0      2,432
                          --------------------------------------------------------------------------------------------------------
    Total                  (1,844)       102          0         0    (8,073)     (158)         0     2,027         47      2,630
                          --------------------------------------------------------------------------------------------------------
    As per balance sheet   (1,844)       102          0         0    (8,073)     (158)         0     2,027         47      2,630
    above
                          --------------------------------------------------------------------------------------------------------
    Difference                   0         0          0         0          0         0         0         0          0          0
                          --------------------------------------------------------------------------------------------------------
    Finance leases           2,643         0          0         0          0         0         0     2,643          0      2,643
    included within loans
                          --------------------------------------------------------------------------------------------------------

    GROUP LOANS
    Laird Group             20,510    23,554          0         0    (3,044)         0         0         0          0          0
    Other Group loans      129,989   (3,569)          0         0       (19)     3,293         0    15,248      9,260      7,522
                          --------------------------------------------------------------------------------------------------------
    Total                  150,499    19,985          0         0    (3,063)     3,293         0    15,248      9,260      7,522
                          --------------------------------------------------------------------------------------------------------
    As per balance sheet   150,499    19,985          0         0    (3,063)     3,293         0    15,248      9,260      7,522
    above
                          --------------------------------------------------------------------------------------------------------
    Difference                   0         0          0         0          0         0         0         0          0          0
                          --------------------------------------------------------------------------------------------------------



Exchange rates versus EURO:                    AT 31 DECEMBER 1999
    SEALS TOTAL                                                       Pound
                                 FF       RMB        RMB       US$    Sterling     EURO
    Balance Sheet             6.560     8.302      8.302     1.002     0.622       1.000

    Euro 000               CORVOL    WANYUAN  WANY - MI     INC       UK        ADJS
-----------------------------------------------------------------------------------------
    BALANCE SHEET
    Stock & WIP               1,278     1,098          0     9,694         0           1
    Trade debtors                77     3,131          0    15,702         0           0
    Other debtors               707     1,009          0     3,492         0           0
    Group trade debtors       4,805         0          0       322         0           1
-----------------------------------------------------------------------------------------
    Trade creditors         (2,033)     (509)          0   (8,808)         0           0
    Current taxation            110         0          0     9,277        40           0
    Other creditors           (385)     (423)        (0)   (4,416)         0       (201)
    Group trade             (1,657)     (567)          0   (9,357)         0           0
    creditors
-----------------------------------------------------------------------------------------
    Net current assets        2,902     3,740        (0)    15,906        40       (199)
    Fixed assets              3,564    13,258          0    66,615         0           6
    Fixed assets               (29)         0          0         0         0           0
    creditors- external
    Fixed assets                  0         0          0         0         0           0
    creditors- group
    Intangibles                   0         0          0         0         0           0
    Goodwill                      0         0          0         0         0           0
    Other non current             9         0          0         0         0     (6,265)
    assets
    Provisions                    0     (615)          0     (200)         0           0
    Other non current         (886)         0    (4,116)         0         0         198
    liabilities less tax
    Taxation greater than
       1 year                     0         0          0         0         0           0
    Deferred taxation             0         0          0   (3,148)         0           0

-----------------------------------------------------------------------------------------
    TOTAL ASSETS LESS         5,560    16,383    (4,116)    79,174        40     (6,260)
    LIABILITIES
-----------------------------------------------------------------------------------------

    Share capital             1,601    12,048    (4,670)     6,094         0     (6,265)
    Reserves                  6,142   (1,603)        555  (40,441)       207           5
    Net borrowings/           (650)     5,938          0   (1,513)     (167)           0
    (cash)
    Group loans             (1,533)         0          0   115,035         0           0

-----------------------------------------------------------------------------------------
    Capital employed          5,560    16,383    (4,116)    79,174        40     (6,260)
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
    RESERVES
    Share premium                 0         0          0         0         0           0
    Revaluation                 192         0          0       238         0           0
    Exchange differences          1      (80)      (197)         0         0           0
    Revenue- C Year -           166     2,224      (896)  (16,549)         0           0
    A/c no 30000
-----------------------------------------------------------------------------------------
    Revenue- Other - A/c      5,784   (3,746)      1,648  (24,131)       207           5
    no 95000
                          ---------------------------------------------------------------
    Total reserves            6,142   (1,603)        555  (40,441)       207           5
                          ---------------------------------------------------------------
    As per balance sheet      6,142   (1,603)        555  (40,441)       207           5
    above
                          ---------------------------------------------------------------
    Difference                    0         0          0         0         0           0
                          ---------------------------------------------------------------

    NET BORROWINGS /
    (CASH)
    (Cash)/                   (650)   (2,386)          0   (1,513)     (167)           0
    overdrafts
    (Cash investments)            0         0          0         0         0           0
    Loans less than 1 year        0     8,324          0         0         0           0
    Loans less than 1 year        0         0          0         0         0           0
                          ---------------------------------------------------------------
    Total                     (650)     5,938          0   (1,513)     (167)           0
                          ---------------------------------------------------------------
    As per balance sheet      (650)     5,938          0   (1,513)     (167)           0
    above
                          ---------------------------------------------------------------
    Difference                    0         0          0         0         0           0
                          ---------------------------------------------------------------
    Finance leases                0         0          0         0         0           0
    included within loans
                          ---------------------------------------------------------------

    GROUP LOANS
    Laird Group                   0         0          0         0         0           0
    Other Group loans       (1,533)         0          0   115,035         0           0
                          ---------------------------------------------------------------
    Total                   (1,533)         0          0   115,035         0           0
                          ---------------------------------------------------------------
    As per balance sheet    (1,533)         0          0   115,035         0           0
    above
                          ---------------------------------------------------------------
    Difference                    0         0          0         0         0           0
                          ---------------------------------------------------------------

                                                                         AT 30 JUNE 2000          FOR INFORMATION ONLY
     SEALS TOTAL                      Exchange rates versus
                                      EURO:
                                            DM     EURO       DM  PESETA     CZK     CZK       FF      FF       FF      FF      RMB
     Balance Sheet                       1.960    1.000    1.960 166.400  35.631  35.631    6.560   6.560    6.560   6.560    8.154
                                                                                          TOTAL
     Euro 000                   TOTAL    KG     DIETC     WWHQ   IBERICA OPTIMIT  OPT-MI   FRANCE SNAPPON  GRUCHET  CORVOL  WANYUAN
------------------------------------------------------------------------------------------------------------------------------------
     BALANCE SHEET

     Stock & WIP               39,081   13,695      220       0    4,616   2,248       0    6,928   2,530    2,922   1,476    1,368
     Trade debtors             58,267   24,615        0       0    9,115   2,737       0    (233)   (349)       39      77    3,448
     Other debtors              7,796      539        0       0    2,253     224       0    3,602   2,610      597     395      909
     Group trade debtors       44,924    5,519    1,082       0    2,486     225       0   35,612  14,358   15,720   5,533        0
------------------------------------------------------------------------------------------------------------------------------------
     Trade creditors         (38,658)  (7,324)        0       0 (10,419) (1,178)       0 (10,745) (5,221)  (3,323) (2,200)    (757)
     Current taxation           (331)  (3,328)        0       0  (4,408)    (70)       0    2,371   1,284    1,158    (72)        0
     Other creditors         (33,151) (15,984)    (401)       0  (1,547) (1,724)     (0)  (7,847) (5,195)  (1,992)   (661)  (1,216)
     Group trade creditors   (17,805)  (2,363)    (865)       0  (1,944) (1,287)       0  (9,488) (3,838)  (4,638) (1,012)    (479)
------------------------------------------------------------------------------------------------------------------------------------
     Net current assets        60,123   15,369       36       0      153   1,177     (0)   20,199   6,179   10,484   3,536    3,273
     Fixed assets             228,186   75,901      252     937   35,652  11,542       0   25,961   9,979   12,452   3,530   13,009
     Fixed assets             (1,914)  (1,617)        0       0        0   (141)       0    (156)    (97)     (75)      15        0
     creditors- external
     Fixed assets               (814)      224        0       0        0 (1,039)       0        0       0        0       0        0
     creditors- group
     Intangibles                 (66)        0        0       0        0    (66)       0        0       0        0       0        0
     Goodwill                       0        0        0       0        0       0       0        0       0        0       0        0
     Other non current            288    6,521        0       0        0     132       0        0       0        0       0        0
     assets
     Provisions                  (93)        0        0    (62)        0       0       0     (30)       0     (30)       0        0
     Other non current       (10,940)  (2,053)        0       0        0       0       0  (2,849) (1,190)    (972)   (687)        0
     liabilities less tax
     Taxation greater than
         1 year                     0        0        0       0        0       0       0        0       0        0       0        0
     Deferred taxation        (4,645)        0        0       0  (1,184)   (264)       0        0       0        0       0        0

------------------------------------------------------------------------------------------------------------------------------------

     Total assets less        270,125   94,345      288     875   34,620  11,341     (0)   43,125  14,872   21,858   6,395   16,282
     liabilities
------------------------------------------------------------------------------------------------------------------------------------

     Share capital             66,593   30,612      100       0   20,701      28       0    7,825   4,573    1,651   1,601   12,267
     Reserves                  26,014   33,315  (1,387) (3,081)   30,984   5,039     (0)   12,595 (1,375)    7,369   6,601    (701)
     Net borrowings / (cash)  (1,404)   10,479    (776)       0  (13,960)  2,599       0    2,382      31    2,545   (195)    4,716
     Group loans              178,921   19,939    2,351   3,956  (3,106)   3,675       0   20,324  11,643   10,293 (1,612)        0

------------------------------------------------------------------------------------------------------------------------------------
     Capital employed         270,125   94,345      288     875   34,620  11,341     (0)   43,125  14,872   21,858   6,395   16,282
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
     RESERVES
     Share premium                 18        0        0       0       18       0       0        0       0        0       0        0
     Revaluation                5,745        0        0       0    1,882       0       0    3,621   2,433      997     192        0
     Exchange differences       (282)        0        0       0        0       0       0        1       0        0       1     (82)
     Revenue- C Year - A/c      (477)    9,450  (1,387) (3,081)    4,573     656       0  (2,631) (3,271)      181     459      931
     no 30000
     Revenue- Other - A/c      21,010   23,865        0       0   24,512   4,383     (0)   11,604   (537)    6,191   5,950  (1,550)
     no 95000
                             -------------------------------------------------------------------------------------------------------
     Total reserves            26,014   33,315  (1,387) (3,081)   30,984   5,039     (0)   12,595 (1,375)    7,369   6,601    (701)
                             -------------------------------------------------------------------------------------------------------
     As per balance sheet      26,014   33,315  (1,387) (3,081)   30,984   5,039     (0)   12,595 (1,375)    7,369   6,601    (701)
     above
                             -------------------------------------------------------------------------------------------------------
     Difference                     0        0        0       0        0       0       0        0       0        0       0        0
                             -------------------------------------------------------------------------------------------------------

     NET BORROWINGS / (CASH)
     (Cash)/overdrafts       (16,431)    4,453    (776)       0  (13,960)  2,599       0    (168)      31      (4)   (195)  (1,735)
     (Cash investments)             0        0        0       0        0       0       0        0       0        0       0        0
     Loans less than 1 year     9,965    3,514        0       0        0       0       0        0       0        0       0    6,451
     Loans less than 1 year     5,062    2,513        0       0        0       0       0    2,550       0    2,550       0        0
                             -------------------------------------------------------------------------------------------------------
     Total                    (1,404)   10,479    (776)       0  (13,960)  2,599       0    2,382      31    2,545   (195)    4,716
                             -------------------------------------------------------------------------------------------------------
     As per balance sheet     (1,404)   10,479    (776)       0  (13,960)  2,599       0    2,382      31    2,545   (195)    4,716
     above
                             -------------------------------------------------------------------------------------------------------
     Difference                     0        0        0       0        0       0       0        0       0        0       0        0
                             -------------------------------------------------------------------------------------------------------
     Finance leases             2,550        0        0       0        0       0       0    2,550       0    2,550       0        0
     included within loans
                             -------------------------------------------------------------------------------------------------------

     GROUP LOANS
     Laird Group              156,500   23,643    2,351   1,592  (3,089)     219       0        0       0        0       0        0
     Other Group loans         22,421  (3,705)        0   2,364     (17)   3,455       0   20,324  11,643   10,293 (1,612)        0
                             -------------------------------------------------------------------------------------------------------
     Total                    178,921   19,939    2,351   3,956  (3,106)   3,675       0   20,324  11,643   10,293 (1,612)        0
                             -------------------------------------------------------------------------------------------------------
     As per balance sheet     178,921   19,939    2,351   3,956  (3,106)   3,675       0   20,324  11,643   10,293 (1,612)        0
     above
                             -------------------------------------------------------------------------------------------------------
     Difference                     0        0        0       0        0       0       0        0       0        0       0        0
                             -------------------------------------------------------------------------------------------------------




                                  AT 30 JUNE 2000
                               FOR INFORMATION ONLY
                            Exchange rates versus EURO:
     SEALS TOTAL
                                           Pound
                               RMB    US$  Sterling    EURO
     Balance Sheet           8.154  0.987   0.633   1.000

     Euro 000               WANY-MI    INC     UK     ADJS
----------------------------------------------------------
     BALANCE SHEET

     Stock & WIP                 0 10,006       0       0
     Trade debtors               0 18,584       0       0
     Other debtors               0    269       0       0
     Group trade debtors         0      0       0       0
----------------------------------------------------------
     Trade creditors             0 (8,235)      0       0
     Current taxation            0  5,064      39       0
     Other creditors           (0) (4,431)      0       0
     Group trade creditors       0 (1,380)      0       0
----------------------------------------------------------
     Net current assets        (0) 19,877      39       0
     Fixed assets                0 64,932       0       0
     Fixed assets                0      0       0       0
     creditors- external
     Fixed assets                0      0       0       0
     creditors- group
     Intangibles                 0      0       0       0
     Goodwill                    0      0       0       0
     Other non current           0      0       0 (6,365)
     assets
     Provisions                  0      0       0       0
     Other non current     (4,563)      0       0 (1,475)
     liabilities less tax
     Taxation greater than
        1 year                   0      0       0       0
     Deferred taxation           0 (3,196)      0       0

----------------------------------------------------------

     Total assets less     (4,563) 81,613      39 (7,840)
     liabilities
----------------------------------------------------------

     Share capital         (4,755)  6,187       0 (6,372)
     Reserves                  192 (49,678)   204 (1,468)
     Net borrowings / (cas       0 (6,680)  (164)       0
     Group loans                 0 131,783      0       0

----------------------------------------------------------
     Capital employed      (4,563) 81,613      39 (7,840)
----------------------------------------------------------

----------------------------------------------------------
     RESERVES
     Share premium               0      0       0       0
     Revaluation                 0    242       0       0
     Exchange differences    (200)      0       0       0
     Revenue- C Year - A/c   (372) (8,616)      0       0
     no 30000
     Revenue- Other - A/c      765 (41,304)   204 (1,468)
     no 95000
                          --------------------------------
     Total reserves            192 (49,678)   204 (1,468)
                          --------------------------------
     As per balance sheet      192 (49,678)   204 (1,468)
     above
                          --------------------------------
     Difference                  0      0       0       0
                          --------------------------------

     NET BORROWINGS / (CAS
     (Cash)/overdrafts           0 (6,680)  (164)       0
     (Cash investments)          0      0       0       0
     Loans less than 1 year      0      0       0       0
     Loans less than 1 year      0      0       0       0
                          --------------------------------
     Total                       0 (6,680)  (164)       0
                          --------------------------------
     As per balance sheet        0 (6,680)  (164)       0
     above
                          --------------------------------
     Difference                  0      0       0       0
                          --------------------------------
     Finance leases              0      0       0       0
     included within loans
                          --------------------------------

     GROUP LOANS
     Laird Group                 0 131,783      0       0
     Other Group loans           0      0       0       0
                          --------------------------------
     Total                       0 131,783      0       0
                          --------------------------------
     As per balance sheet        0 131,783      0       0
     above
                          --------------------------------
     Difference                  0      0       0       0
                          --------------------------------

                                   SCHEDULE 8
         ACCOUNTING POLICIES AND PROCEDURES FOR THE COMPLETION ACCOUNTS

1.        The Completion Accounts for each Target Group Company shall:-

1.1 be prepared on a going concern basis as if the period beginning with the day following 31 December 1999 and ending on the Completion Date was a financial year of each Target Group Company and as if an accounting period had ended on the Completion Date;

1.2       state the assets and liabilities of each Target Group Company;

1.3 except as otherwise specifically provided in this schedule, be prepared on a basis consistent with the accounting policies, bases, practices and methodologies actually applied in the preparation of the Accounts, and in accordance with generally accepted accounting standards, principles and policies in the country where the relevant Group Company is incorporated and as adjusted to comply with UK GAAP as at the Completion Date. In the case of the new WWHQ and DIETC divisions the accounting principles, policies, bases, and methodologies to be followed are to be those applied in respect of the German division in the Accounts and in accordance with UK GAAP;

1.4 be prepared in accordance with the specific accounting policies set out in paragraph 2 below and so that, in the case of any conflict, such specific accounting policies shall override the provisions of paragraph 1.3 above;

1.5 not re-appraise the value of any of the assets of any Target Group Company as a result of the change in ownership of the share capital of the Target Group (or any changes in the business of the Target Group since the Completion Date following such change in ownership) except only as specifically set out in this schedule 8; and

1.6 shall exclude the effects of the change of ownership except as required in paragraph 2 below.

2.        SPECIFIC ACCOUNTING POLICIES

          The following specific accounting policies shall be applied:-

          Intangible assets

- Intangible assets which were included in the Accounts, including but not limited to goodwill, shall be included in the Completion Accounts in the same amount subject only and where applicable to amortisation at the rates which, when annualised, equate to the same rates as were used in the preparation of the Accounts.

- Intangible fixed assets acquired or arising after 31 December 1999 shall be included in the Completion Accounts and amortised using the same rates adopted in the Accounts for similar assets.

-    Tangible fixed assets

- Tangible fixed assets included in the Accounts which have not been sold outside the Group by the Completion Date shall be included in the Completion Accounts in the same amount subject only and where applicable to depreciation at the rates which, when annualised, equate to the same rates as were used in the preparation of the Accounts.

- Fixed assets shall be depreciated at the rates which, when annualised, equate to the same rates as were used in the preparation of the Accounts.

- There shall be no reassessment of the impairment of fixed assets since 31 December 1999 in preparing the Completion Accounts on the basis of attributable operating cashflows as would otherwise be the case were UK GAAP applied (FRS11) but for the avoidance of doubt any assessments of the impairment of fixed assets based on current or future use can be reflected in the Completion Accounts using the accounting policies, bases, practices and methodologies used in the Accounts and UK GAAP on a consistent basis.

- There shall be no reassessment of the economic lives and residual values of fixed assets in preparing the Completion Accounts on the basis of attributable operating cashflows as would otherwise be the case were UK GAAP applied (FRS11) but for the avoidance of doubt, any reassessments of the economic lives and residual values can be reflected in the Completion Accounts using the accounting policies, bases, practices and methodologies used in the Accounts and UK GAAP on a consistent basis.

- Tangible fixed assets acquired or which come into use after 31 December 1999 shall be included in the Completion Accounts at cost and depreciated using the same rates adopted in the Accounts for similar assets.

- Costs at the Completion Date of any fixed assets under construction shall be capitalised in the Completion Accounts following the same principles, policies, bases and methodologies adopted by each respective division for the purposes of the Accounts, and depreciation shall commence from the date on which they are brought into use.

Transfer of assets

- Assets transferred from one company or division to another shall be transferred at the book value of the transferring company or division at the date of transfer.

- The book value relating to any land or properties included in the Excluded Assets and which are included in the Completion Accounts shall be deducted from the Capital Employed.

Fixed and current asset reclassifications

- There shall be no reclassifications between fixed and current assets in preparing the Completion Accounts.

Environmental

- A general provision in respect of liabilities for Environmental Issues, excluding Environmental Issues relating to Former Properties and Excluded Properties, of (Euro) 9.5m shall be included in the Completion Accounts.

Finance and operating leases

- Finance leases which were capitalised in the Accounts should be treated on the same basis in the Completion Accounts. Any lease agreements entered into since 31 December 1999 shall be accounted for as prescribed in SSAP 21.

Stocks and work in progress

- Stocks and work in progress shall be valued according to accounting principles, policies, bases, practices and methodologies used in the valuation of stocks and work in progress held by each company or division for the purposes of the Accounts. Standard costs used in the Completion Accounts shall be those used for the respective company or division in the Accounts.

- Provisions in relation to obsolescence of stock and work in progress shall be assessed and valued according to accounting principles, policies, bases, practices and methodologies used in the assessment and valuation of provisions for obsolescence held by each company for the purpose of the Accounts and in accordance with UK GAAP on a consistent basis or, taking into account the bases for stocks detailed in Appendix A, subject to the accounting principles, policies, bases, practices and methodologies used in the Accounts and in accordance with UK GAAP on a consistent basis which shall override the bases in Appendix A in the event of any conflict.

Debtors

- Debtors in the Completion Accounts shall be included at the amount recorded as due in accordance with the accounting principles, policies, bases, practices and methodologies used in the Accounts, and which are summarised in Appendix A to this schedule and in accordance with UK GAAP on a consistent basis. The Buyer will take all reasonable steps to collect amounts due.

Intercompany Accounts

- Transactions between members of the Target Group, and between the Target Group and The Laird Group plc and its subsidiaries, shall be recorded in relevant Intercompany Accounts in the Target Group's accounts as per the Accounts and in accordance with schedule 7. Such Intercompany Accounts shall be reconciled and in agreement with the balance shown by the counter-party, on a consolidated basis, for the Target Group, and with the Target Group and the Laird Group plc and its subsidiaries.

Prepayments

- Prepayments shall be assessed and valued according to the accounting principles, policies, bases, practices and methodologies used to assess prepayments held by each company for the purposes of the Accounts.

Tooling revenue and costs

- The revenue and costs shall be recognised over four years at the following percentages:

                                 YEAR 1      YEAR 2      YEAR 3    YEAR 4
                                 %           %           %         %

         Turnover (P&L)          44          19          19        18

         Direct Costs (P&L)      25          25          25        25

         The Completion Accounts shall reflect the deferred income and deferred costs arising from the above applicable percentages.

Provisions and accruals

- Provisions and accruals for liabilities at the Completion Date shall be calculated in accordance with UK GAAP (FRS 12).

- No further Provisions will be required for amounts indemnified or specifically warranted in this agreement.

- Retirement indemnities payable to employees on retirement shall be accounted for using the same accounting principles, policies, bases, practices and methodologies adopted by each respective division for the purposes of the Accounts and applied on a consistent basis.

Pensions

- Pension assets and liabilities and costs shall be included in the Completion Accounts on the same basis, using the same methods and actuarial assumptions as used in arriving at the pension assets and liabilities and costs in the Accounts and applied on a consistent basis.

Recognition of income

- Income shall be recognised for the purpose of the Completion Accounts using the same principles, policies, bases and methodologies adopted by each respective division for the purposes of the Accounts.

Post balance sheet events

- Adjusting post balance sheet events as defined in SSAP 17 shall be taken into account up until the date that the draft Completion Accounts are provided to the Vendor by the Purchaser

Holiday pay

- Provisions for holiday pay shall be included according to the accounting principles, policies, bases, practices and methodologies used to assess provisions for holiday pay in the Accounts.

Tax and deferred tax

- Tax in the Completion Accounts shall be calculated as if the Completion Accounts Date were an Accounting Reference Period.

- Deferred Tax provision shall be included according to the accounting principles, policies, bases, practices and methodologies used to assess deferred tax provisions in each company in the Accounts and in particular the deferred tax provision shall not be based on a full liability basis of deferred tax accounting.

- A general provision of (Euro) 5.0m in respect of Tax liabilities shall be included in the Completion Accounts.

Foreign currencies

- Foreign currency monetary assets and liabilities shall be translated into Euros at rates of exchange ruling at the Completion Accounts Date. Foreign currency non-monetary assets and liabilities shall be translated into Euros in the Completion Accounts at the rates applicable at Completion except for the rate applying to the Capital Employed of Draftex Inc. which shall be translated into Euros at US$0.925 to 1 Euro. For the avoidance of doubt the equivalent exchange rate at the Accounts Date was US$1.002 to 1 Euro as reflected in schedule 7.

3. PRINCIPLES USED IN DETERMINING THE AGREED CAPITAL EMPLOYED AND TO BE USED IN THE COMPLETION ACCOUNTS IN DETERMINING THE CAPITAL EMPLOYED

3.1 Cash and Intra-Group Debt and Third Party Debt were excluded from all calculations to establish the Agreed Capital Employed and shall be excluded in all calculations to establish the Capital Employed. Cash and Intra-Group Debt and Third Party Debt will, however, be included in the Completion Accounts.

3.2 Subject to clause 3.3 below taxes were included in all calculations to establish the Agreed Capital Employed and shall be included in all calculations to establish the Capital Employed.

3.3 Corporate Tax Assets were excluded from all calculations to establish the Agreed Capital Employed and shall be excluded from the Capital Employed.

3.4 In calculating the Capital Employed, goodwill and other intangible assets shall be included at a value equal to that attributed thereto in the Agreed Capital Employed as set out in schedule 7, save for amortisation calculated in accordance with the Accounting Policies. Changes (since the Accounts Date) to intangible assets representing cash investments, such as purchases of software, shall be added to the Agreed Capital Employed.

3.5       All calculations shall be presented in the format set out in schedule
          7.

                                   APPENDIX A
                                     DRAFTEX

SPAIN
-----

Stocks are reviewed monthly for technical and commercial obsolescence. Stock provisions will only be made for specifically (item by item) identified obsolete items.

Specific bad debts validly disputed by the customer in writing are specifically provided for, and are identified on a monthly review for specific non-recoverability.

General risks are not provided for in general provisions. In the event of an issue which may give rise for the need to create a provision it is done on the basis that the specific risk area is identified and the specific provision is made.

GERMANY
-------

Specific bad debts validly disputed by the customer in writing are specifically provided for.

A general provision exists for the remainder of the debt balances on the following basis :-

-    100% of any balances over 2 years

-    50% of balances over 1 year

-    25% of balances over 6 months

-    1% of the remainder of the balances

STOCK

RAW MATERIALS

A full provision is made for raw materials which have had no consumption for more than one year. No provision is made for any other raw materials stocks, providing the type of raw material stocks has been used in the current year.

MIXED RAW MATERIALS

Any mixed raw material batches for trials, laboratory or development identified as non current are specifically provided for.

WORK IN PROGRESS

No specific or general provision is made for stock obsolescence.

FINISHED GOODS

No specific or general provision is made for stock obsolescence.

The value of finished goods stocks is adjusted downwards in the event that the manufacturing costs of specific goods exceeds the sales price minus packaging, freight and admin costs of those goods.

CZECH REPUBLIC
--------------

A general provision for debtors is provided on the following basis:-

Of the debt outstanding excluding packaging:

-    if greater than 1 year -100%
-    if greater than 6 months - 50%.

STOCK

Periodic review of stocks for obsolescence. Specific provisions, if required, are made on a specific (item by item) basis.

USA
---

Stocks are reviewed periodically for obsolescence. Specific provisions are made on a specific (item by item) basis.

Debtors are reviewed monthly. A general provision is held and adjusted based upon an assessment of the total risk.

FRANCE
------

STOCK

Stock reviewed monthly for obsolescence. Provision provided for all stock items not utilised within twelve month period.

DEBTORS

Debtors are reviewed on a monthly basis. 100% of amounts validly disputed by the customer in writing are provided.

                                   SCHEDULE 9
                           ALLOCATION OF CONSIDERATION

The consideration for the sale of the Acquisition Shares shall be apportioned between the Acquisition Shares in accordance with this schedule, save that in the event of any adjustment of the consideration in accordance with the provisions of clause 2 the parties shall agree such consequential adjustment as shall be required to those valuations as are consistent therewith (or, failing any such agreement, either Party shall be entitled to refer the matter to be resolved by an independent firm of internationally recognised chartered accountants to be agreed upon by the Seller and the Buyer or, failing agreement, to be selected, on the application of either the Seller or the Buyer, by the President for the time being of the Institute of Chartered Accountants in England and Wales or his duly appointed deputy, in which event the provisions of clauses 6.6(a)-(d) inclusive shall apply).


TARGET GROUP COMPANY                  PURCHASE      INTRA-GROUP THIRD       CASH   %                CONSIDERATION
                                      PRICE             DEBT    PARTY DEBT         DEFERRED
                                                                                   AMOUNT
------------------------------------- ------------- ----------  ----------- ------ ---------------- -----------------------
Draftex Inc                           (Euro) 70m    x           y           z          28.81        (Euro) 70m-(x+y)+z

Draftex International Iberica         (Euro) 26m    a           b           c          10.7         (Euro) 26m-(a+b)+c

Slic Corvol                           (Euro) 12.5m  d           e           f           5.14        (Euro) 12.5m-(d+e)+f

Slic Gruchet                          (Euro) 25m    g           h           i          10.29        (Euro) 25m-(g+h)+i

Snappon                               (Euro) 12.5m  j           k           l           5.14        (Euro) 12.5m-(j+k)+l

Draftex Berteilligungs                (Euro) 97m    m           n           o          39.92        (Euro) 97m-(m+n)+o
Gesellschaft mbH

Draftex International (Pribor) SRO    (Euro) 1                                                      (Euro) 1

                                   SCHEDULE 10

                                   SCHEDULE 11
                                SENIOR EXECUTIVES

DRAFTEX INC

SALISBURY PLANT
Plant Manager                             - Carl Repsher
Manufacturing Manager                     - Larry Johnson
Finance Manager                           - Michael Click
Project Management                        - Stuart Imrie
Engineering Manager                       - Ed Lewis
Quality manager                           - Bill Kibe
HR Manager                                - Fred Schmidt

NOVI SALES AND ENGINEERING SUPPORT OFFICE
Sales & Marketing                         - Jack Pogorzelski

DRAFTEX BETEILIGUNGSGESELLSCHAFT MBH
Nil

BEIJING WANYUAN - DRAFTEX SEALING PRODUCTS CO LTD
General Manager                           - Liu Feng Chi
Deputy General Manager                    - Lu ZaiPing
Financial Manager                         - Hu DaZhong
Sales Manager                             - Chen FuYuan
HR Manager                                - Tian Lijun
Engineering Manager                       - T Fengman
Manufacturing Manager                     - Cao Jingshi
Quality Manager                           - Z Jianming

DRAFTEX INTERNATIONAL EUROPEAN TECHNICAL CENTER MBH & CO KG

HR Manager                                - Jurgen Bongartz
Manager Finance & Contracts               - Heinz Lennartz
Manager Engineering                       - Karsten Meise
Project management                        - Graham Roberts*
Quality Manager                           - Paul Sullivan

DRAFTEX INTERNATIONAL EUROPEAN TECHNICAL CENTER GMBH
Nil

DRAFTEX INTERNATIONAL GMBH & CO KG
Manager Commercial                        - Sungur Derturk
Finance Manager                           - John O'Hara
Manufacturing Manager                     - Jurgen Hartmann
Manager Quality & Safety                  - Gernot Kretzschmar
HR Manager                                - Friedhelm Reimer

Manager Order Processing                  - Michael Baumann
Manager Production Engineering            - Jurgen Breuer

DRAFTEX INTERNATIONAL GMBH
Chairman                                  - Bryan Stanley Ronan*
Deputy Chief Executive officer            - Martin Kellett*
Executive Vice President HR               - Steve Bennett*
Executive Vice President Finance          - Roger Presley*
Executive Vice President Commercial       - John Joy*
Executive Vice President Project
& Marketing                               - Gilbert Wolfhugel
Executive Vice President Manufacturing    - Mogens Andersen
Executive Vice President Quality          - Peter Muller*

DRAFTEX-OPTIMIT SRO (AND DRAFTEX INTERNATIONAL (PRIBOR) SRO)
Plant Manager                             - Piskytl Zdenek
Manufacturing Manager                     - Alois Matusu
Engineering Manager                       - Josef Sima
HR Manager                                - Jiri Hrabovsky
Finance Manager                           - Jiri Pinkas
Manager Projects                          - Josef Kozak
Quality Manager                           - Vladimir Sima

DRAFTEX VERWALTUNGSGESELLSCHAFT
Nil

DRAFTEX - MTECH GMBH
Plant Manager                             - Thomas Potschka

DRAFTEX INTERNATIONAL IBERICA SA
Plant Manager                             - Manuel Setien
Manufacturing Manager                     - J M Arcas
HR Manager                                - J Lamarca
Finance Manager                           - F Gonzalez
Manager Projects                          - U Kaiser
Quality Manager                           - J Moreno
Chemical Laboratory Manager               - F Dominguez Pino

SLIC CORVOL SA
Site Manager                              - Jacques Lefebvre
Technical Head                            - Andre Beaufils
Head of Mixtures                          - Fabrice Godard
Head of Personnel Administration          - Marie-Francoise Lefebvre
Head of Quality                           - Michel Marchal

SLIC GRUCHET SA
Divisional general manager                - Yves Cabanis

Divisional quality manager                - Yves Chasset
Divisional financial manager              - Frank Dupont
Site Manager                              - Alain Koening
Head of Methods                           - Olivier Hugonnet
Head of Quality                           - Thierry Cinqueux
Assistant Head of Manufacturing           - Jean-Francois Boivin
Head of Human Resources                   - Ivan Macanovic
Financial Controller                      - Bruno Le Bourhis

SNAPPON SA
Site Manager                              - Gerard Meignen
Project Manager                           - Jean-Paul Richard
Financial Controller                      - Pascal Mrozinski
Divisional Controller                     - Patrick Biehler

* English employment agreements.  Not employed by the company.

Signed by Gary McRae                              )
for and on behalf of                              )     (signed)
THE LAIRD GROUP PUBLIC LIMITED COMPANY            )
In the presence of :                              )
R Gubbins                                         )
5, Appold St
London EC2





Signed by Terry L. Hall                           )
for and on behalf of GENCORP INC.                 )     (signed)
in the presence of :-                             )
C Fuller
21 Wilson St
London EC2